EXHIBIT 2.5

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                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                  by and among

                             AMERISTEEL CORPORATION,
                                  as Borrower,

                                       and

                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and as Lender,

                                       and

                                 SUNTRUST BANK,
                       as Syndication Agent and as Lender,

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                      as Documentation Agent and as Lender,

                                       and

              THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH,
                       as Collateral Agent and as Lender,

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME


                               September 13, 2000

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                    ---------

                              Definitions and Terms

1.1      Amendment and Restatement.............................................3
1.2      Definitions...........................................................3
1.3      Rules of Interpretation..............................................27

                                   ARTICLE II
                                   ----------

                              The Credit Facilities

2.1      Term Loan............................................................30
2.2      Revolving Loans......................................................31
2.3      Use of Proceeds......................................................34
2.4      Notes................................................................34
2.5      Swing Line...........................................................35

                                   ARTICLE III
                                   -----------

                                Letters of Credit

3.1      Letters of Credit....................................................37
3.2      Reimbursement and Participations.....................................37

                                   ARTICLE IV
                                   ----------

                Eurodollar Funding, Fees, and Payment Conventions

4.1      Interest Rate Options................................................41
4.2      Conversions and Elections of Subsequent Interest Periods.............41
4.3      Payment of Interest..................................................42
4.4      Prepayments of Eurodollar Rate Loans.................................42
4.5      Manner of Payment....................................................42
4.6      Fees.................................................................43
4.7      Pro Rata Payments....................................................44
4.8      Computation of Rates and Fees........................................44
4.9      Deficiency Advances; Failure to Purchase Participations..............44
4.10     Intraday Funding.....................................................45


                                        i

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                                    ARTICLE V
                                    ---------

                                    Security

5.1      Security.............................................................47
5.2      Further Assurances...................................................47
5.3      Information Regarding Collateral.....................................48

                                   ARTICLE VI
                                   ----------

                             Change in Circumstances

6.1      Increased Cost and Reduced Return....................................49
6.2      Limitation on Types of Loans.........................................50
6.3      Illegality...........................................................51
6.4      Treatment of Affected Loans..........................................51
6.5      Compensation.........................................................52
6.6      Taxes................................................................52

                                   ARTICLE VII
                                   -----------

            Conditions to Making Loans and Issuing Letters of Credit

7.1      Conditions of Term Loan and Initial Advance..........................55
7.2      Conditions of Revolving Loans and Letter of Credit...................57
7.3      Supplements to Schedules.............................................58

                                  ARTICLE VIII
                                  ------------

                         Representations and Warranties

8.1      Organization and Authority...........................................60
8.2      Loan Documents.......................................................60
8.3      Solvency.............................................................61
8.4      Subsidiaries and Stockholders........................................61
8.5      Ownership Interests..................................................61
8.6      Financial Condition..................................................61
8.7      Title to Properties..................................................62
8.8      Taxes................................................................62
8.9      Other Agreements.....................................................62
8.10     Litigation...........................................................62
8.11     Margin Stock.........................................................63
8.12     Investment Company...................................................63
8.13     Patents, Etc.........................................................63
8.14     No Untrue Statement..................................................63
8.15     No Consents, Etc.....................................................64
8.16     Employee Benefit Plans...............................................64
8.17     No Default...........................................................65

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8.18     Environmental Laws...................................................65
8.19     Employment Matters...................................................66
8.20     RICO.................................................................66

                                   ARTICLE IX
                                   ----------

                              Affirmative Covenants

9.1      Financial Reports, Etc...............................................67
9.2      Maintain Properties..................................................68
9.3      Existence, Qualification, Etc........................................69
9.4      Regulations and Taxes................................................69
9.5      Insurance............................................................69
9.6      True Books...........................................................69
9.7      Right of Inspection..................................................69
9.8      Observe all Laws.....................................................70
9.9      Governmental Licenses................................................70
9.10     Covenants Extending to Other Persons.................................70
9.11     Officer's Knowledge of Default.......................................70
9.12     Suits or Other Proceedings...........................................70
9.13     Notice of Environmental Complaint or Condition.......................70
9.14     Environmental Compliance.............................................71
9.15     Indemnification......................................................71
9.16     Further Assurances...................................................71
9.17     Employee Benefit Plans...............................................71
9.18     Continued Operations.................................................72
9.19     New Subsidiaries.....................................................72

                                    ARTICLE X
                                    ---------

                               Negative Covenants

10.1     Financial Covenants..................................................76
10.2     Acquisitions.........................................................76
10.3     Capital Expenditures.................................................77
10.4     Liens................................................................77
10.5     Indebtedness.........................................................78
10.6     Transfer of Assets...................................................79
10.7     Investments..........................................................79
10.8     Merger or Consolidation..............................................80
10.9     Restricted Payments..................................................80
10.10    Transactions with Affiliates.........................................81
10.11    Compliance with ERISA, the Code and Foreign Benefit Laws.............81
10.12    Fiscal Year..........................................................82
10.13    Dissolution, etc.....................................................82
10.14    Limitations on Sales and Leasebacks..................................82
10.15    Change in Control....................................................82


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10.16    Rate Hedging Obligations.............................................82
10.17    Negative Pledge Clauses..............................................82
10.18    Prepayments, Etc. of Indebtedness....................................83

                                   ARTICLE XI
                                   ----------

                       Events of Default and Acceleration

11.1     Events of Default....................................................84
11.2     Agent to Act.........................................................87
11.3     Cumulative Rights....................................................87
11.4     No Waiver............................................................87
11.5     Allocation of Proceeds...............................................87

                                   ARTICLE XII
                                   -----------

                                    The Agent

12.1     Appointment, Powers, and Immunities..................................89
12.2     Reliance by Agent....................................................90
12.3     Defaults.............................................................90
12.4     Rights as Lender.....................................................90
12.5     Indemnification......................................................91
12.6     Non-Reliance on Agent and Other Lenders..............................91
12.7     Resignation of Agent.................................................91

                                  ARTICLE XIII
                                  ------------

                                  Miscellaneous

13.1     Assignments and Participations.......................................93
13.2     Notices..............................................................95
13.3     Right of Set-off; Adjustments........................................96
13.4     Survival.............................................................97
13.5     Expenses.............................................................97
13.6     Amendments and Waivers...............................................97
13.7     Counterparts; Facsimile Signatures...................................98
13.8     Termination..........................................................98
13.9     Indemnification; Limitation of Liability.............................99
13.10    Severability.........................................................99
13.11    Entire Agreement.....................................................99
13.12    Agreement Controls..................................................100
13.13    Usury Savings Clause................................................100
13.14    Payments............................................................100
13.15    Governing Law; Waiver of Jury Trial.................................101


                                       iv

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EXHIBIT A       Applicable Commitment Percentages............................A-1
EXHIBIT B       Form of Assignment and Acceptance............................B-1
EXHIBIT C       Notice of Appointment (or Revocation) of Authorized
                  Representative.............................................C-1
EXHIBIT D-1     Form of Borrowing Notice...................................D-1-1
EXHIBIT D-2     Form of Borrowing Notice--Swing Line Loans.................D-2-1
EXHIBIT E       Form of Interest Rate Selection Notice.......................E-1
EXHIBIT F-1     Form of Revolving Note.....................................F-1-1
EXHIBIT F-2     Form of Term Note..........................................F-2-1
EXHIBIT F-3     Form of Swing Line Note....................................F-3-1
EXHIBIT G       Form of Opinion of Borrower's Counsel........................G-1
EXHIBIT H       Compliance Certificate.......................................H-1
EXHIBIT I       Form of Facility Guaranty....................................I-1
EXHIBIT J       Form of Security Agreement...................................J-1
EXHIBIT K       Form of Pledge Agreement.....................................K-1
EXHIBIT L       Form of Mortgage ............................................L-1

Schedule 5.3    Information Regarding Collateral.............................S-1
Schedule 8.4    Subsidiaries and Investments in Other Persons................S-2
Schedule 8.6    Indebtedness.................................................S-3
Schedule 8.7    Liens........................................................S-4
Schedule 8.8    Tax Matters..................................................S-5
Schedule 8.10   Litigation...................................................S-6
Schedule 8.18   Environmental Matters .......................................S-7
Schedule 9.5    Insurance ...................................................S-8


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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 13, 2000 (the "Agreement"), is made by and among AMERISTEEL CORPORATION, a Florida corporation having its principal place of business in Tampa, Florida (the "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.7, the "Administrative Agent"), THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, in its capacity as collateral agent for the Lenders (in such capacity, the "Collateral Agent") and, together with the Administrative Agent, the "Agents");

                              W I T N E S S E T H:

         WHEREAS, the Borrower, certain lenders (the "Original Lenders") and The Bank of Tokyo, Ltd., New York Branch, as agent (the "Original Agent"), have previously entered into a Credit Agreement dated June 9, 1995 (as amended, the "Original Agreement") pursuant to which the Original Lenders made available to the Borrower a revolving credit facility of up to $140,000,000, which revolving credit facility was evidenced by revolving notes dated June 9, 1995; and

         WHEREAS, the obligations of the Borrower under the Original Agreement were secured by certain assets of the Borrower as described in the Security Agreement (as defined in the Original Agreement) between the Borrower and the Original Agent; and

         WHEREAS, at the request of the Borrower, the Agents and the Lenders party thereto (the "Prior Lenders") amended and restated the Original Agreement in its entirety by that certain Amended and Restated Credit Agreement dated July 14, 1998 (the "Amended Credit Agreement") pursuant to which the Prior Lenders have made available to the Borrower a revolving credit facility of up to $150,000,000, which revolving credit facility is evidenced by revolving notes dated July 14, 1998; and

         WHEREAS, the obligations of the Borrower under the Amended Credit Agreement are secured by certain assets of the Borrower as described in the Security Agreement, as defined in the Amended Credit Agreement, between the Borrower and the Agents; and

         WHEREAS, the Borrower has requested that the Lenders party thereto amend and restate the Amended Credit Agreement and make available to the Borrower a term loan facility in the amount of $100,000,000 and a revolving credit facility of up to $185,000,000, which shall include a letter of credit facility of up to $50,000,000 for the issuance of standby and commercial letters of credit and a swing line facility of up to $15,000,000, the proceeds of which facilities are to be used (i) to refinance the Borrower's existing 364-day facility provided under that certain 364 Day Credit Agreement dated as of October 20, 1999 by and among the Borrower, Bank of America, N.A., as Administrative Agent and as Lender, SunTrust Bank, Tampa Bay, as Syndication Agent, and the Lenders party thereto (the "364 Day Facility") and (ii) to provide working capital and for general corporate purposes, upon the terms and conditions set forth herein; and

         WHEREAS, the Lenders are willing to amend and restate the Amended Credit Agreement to make such term loan, revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agents hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

         1.1. AMENDMENT AND RESTATEMENT. The Borrower, the Agents and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Amended Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Amended Credit Agreement, except as otherwise provided in the next paragraph, shall be superseded by this Agreement.

         Notwithstanding the amendment and restatement of the Amended Credit Agreement by this Agreement, the Borrower shall continue to be liable to the Original Agent, the Agents and the Prior Lenders with respect to agreements on the part of the Borrower under the Amended Credit Agreement and the Original Agreement to indemnify and hold harmless the Original Agent, the Agents and the Prior Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Original Agent, the Agents and the Prior Lenders may be subject arising in connection with the Amended Credit Agreement or the Original Agreement. All security interests heretofore created in favor of the Collateral Agent for the benefit of the Original Lenders and the Prior Lenders shall continue in full force and effect and shall continue to secure payment of all of the Obligations. This Agreement is given as a substitution of, and not as a payment of, the obligations of Borrower under the Amended Credit Agreement or the Original Credit Agreement and is not intended to constitute a novation of the Amended Credit Agreement or the Original Credit Agreement. Except as otherwise selected by the Borrower by delivery of a Borrowing Notice or Interest Rate Selection Notice prior to the Closing Date in accordance with the terms hereof, upon the effectiveness of this Agreement all amounts outstanding and owing by Borrower under the Amended Credit Agreement as of the Closing Date, shall constitute Advances hereunder accruing interest with respect to the Base Rate Loans under the Amended Credit Agreement, at the Base Rate hereunder. The parties hereto agree that the Interest Periods for all Eurodollar Loans outstanding under the Amended Credit Agreement on the Closing Date shall be terminated and the Borrower shall furnish to the Administrative Agent Interest Rate Selection Notices for existing Loans and Borrowing Notices for additional Loans as may be required in connection with the allocation of Loans among Lenders in accordance with their Applicable Commitment Percentages.

         1.2. DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person. The merger of FLS into the Borrower shall not be deemed an Acquisition.

                  "Adjusted Base Rate" means, for any day, the rate per annum equal to the remainder of (a) the Prime Rate for such day, less (b) one percent (1%). Any change in the Adjusted Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

                  "Advance" means any of (i) the borrowing under the Term Loan Facility or (ii) a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of any Person which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Fee" means that percent per annum based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended, set forth as the Applicable Commitment Fee in the Pricing Grid and subject to further adjustment as therein provided.

                  "Applicable Commitment Percentage" means, for each Lender at any time, a fraction, (i) with respect to the Revolving Credit Facility and the Letter of Credit Facility the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, and (ii), with respect to the Term Loan Facility, the numerator of which shall be such Lender's Term Loan Commitment and the denominator shall be the Total Term Loan Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means that percent per annum based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended, set forth as the Applicable Margin in the Pricing Grid and subject to further adjustment as therein provided.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to an Issuing Bank to support the issuance of a Letter of Credit.

                  "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, other than as permitted under SECTION 10.6 hereof, of (a) any of the assets, excluding cash and cash equivalents, of the Borrower or its Subsidiaries where the Net Proceeds of such disposition exceed $50,000, and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary (other than a disposition to the Borrower or a Guarantor).

                  "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1.

                  "Authorized Representative" means any of the Chief Executive Officer, the President or any Vice President of the Borrower or, with respect to financial matters, the Chief Financial Officer or Treasurer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of EXHIBIT C.

                  "Bank of America" means Bank of America, N.A. and its successors.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay Bank of America in respect of Swing Line Outstandings.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Board of Directors" means either the Board of Directors of the Borrower or any duly authorized committee of that board.

                  "Borrower's Account" means a demand deposit account number 3750656390 or any successor account with the Administrative Agent, which may be maintained at one or more offices of the Administrative Agent or an agent of the Administrative Agent.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of EXHIBITS D-1 and D-2, respectively.

                  "BOT" means The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, and any successor thereto by merger or consolidation.

                  "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                  "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any compliance certificate delivered pursuant to SECTION 9.1(a) OR (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in SECTION 9.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.


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

                  "Change of Control" means, at any time:

                                    (i) any "person" or "group" (each as used in
                  SECTIONS 13(d)(3) and 14(d)(2) of the Exchange Act) other than Gerdau S.A. and its affiliates becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of the Borrower (or securities convertible into or exchangeable for such Voting Securities) representing more than 35% of the combined voting power of all Voting Securities of the Borrower (on a fully diluted basis);

                                    (ii) the Borrower, either individually or in
                  conjunction with one or more of its Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the properties of the Borrower and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Voting Securities of such Subsidiaries, to any Person (other than the Borrower or a Subsidiary);

                                    (iii) during any consecutive two-year
                  period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                                    (iv) the Borrower is liquidated or dissolved
                  or adopts a plan of liquidation or dissolution.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Administrative Agent and on which the conditions set forth in SECTION 7.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Collateral Agent or the Administrative Agent or any Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in SECTION 8.6(a).

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income,
         (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation, (vi) any other non-cash charges, net of non-cash credits, for such period in an aggregate amount not exceeding $25,000,000 in any Four-Quarter Period, and (vii) for any Four-Quarter Period which includes the fiscal quarter ending on June 30, 2000, start-up costs associated with the Borrower's Knoxville, Tennessee facility in an aggregate amount not exceeding $2,500,000, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

                  "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period, to (ii) the cash portion of Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness less cash and cash equivalents in excess of $10,000,000, as determined in accordance with GAAP (in each case, determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

                  "Consolidated Net Income" means, with respect to the Borrower and its Subsidiaries for any period, the net income (or net loss) for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (i) any net after-tax extraordinary gains (less all fees and expenses relating thereto) and $2,325,000 of losses incurred in December 1999 in connection with refinancing of Indebtedness, (ii) any net after-tax gains (less all fees and expenses relating thereto), attributable to asset dispositions other than (x) in the ordinary course of business, and (y) as permitted in SECTION 10.6(b) hereof,
         (iii) the portion of any net income of any Person that is not a Subsidiary, in which the Borrower has an ownership interest, or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions actually paid to the Borrower in cash, and (iv) the net income of any Person combined with the Borrower on a "pooling of interests" basis attributable to any period prior to the date of computation.

                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, (i) the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (a) the amount of issued and outstanding share capital, (b) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), and (c) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), (ii) minus the amount of any treasury stock, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to SECTION 4.2 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to SECTION 4.2 of one Type of Loan into another Type of Loan.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and
         (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,
         (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares that are not freely tradeable, as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in SECTION 9.1(a), (B) the capital stock of any Subsidiary shall be valued as determined by a committee composed of the disinterested members of the Board of Directors of such Subsidiary and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in SECTION 9.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  "Credit Party" means any of the Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument.

                  "Debt Offering" means the incurrence of any Indebtedness for Money Borrowed permitted hereunder in connection with a public offering or private placement of debt securities of the Borrower or any Subsidiary or otherwise, except to the extent permitted under SECTION 10.5.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans, Reimbursement Obligations, fees, and other amounts payable in respect of (x) Obligations or (y) (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Direct Foreign Subsidiary" means a Subsidiary, other than a Domestic Subsidiary, a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by the Borrower or a Domestic Subsidiary.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with

         SECTION 13.1, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Administrative Agent and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Administrative
         Agent:

                           (a)      Government Securities;

                           (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 180 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A" or better by S&P or "A-2" or better by Moody's;

                           (d)      Repurchase Agreements;

                           (e)      Municipal Obligations;

                           (f)      Pre-Refunded Municipal Obligations;

                           (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                           (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-2" or better by Moody's; and

                           (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of SECTION 3(3) of ERISA which (A) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate," as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
         (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                  Eurodollar     =          Interbank Offered Rate           +    Applicable
                  Rate             ---------------------------------------         Margin
                                            1- Reserve Requirement

                  "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

                  "Event of Default" means any of the occurrences set forth as such in SECTION 11.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Existing Letters of Credit" means those letters of credit described on SCHEDULE 1.1 attached hereto.

                  "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Administrative Agent for the benefit of the Administrative Agent and the Lenders, delivered pursuant to SECTION 9.19, as the same may be amended, modified or supplemented.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility and the Swing Line by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and Swing Line Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of SECTION 11.1(B), (b) the Borrower shall have paid all Term Loan Outstandings in full, together with all accrued and unpaid interest thereon, (c) all Swap Agreements shall have been terminated, expired or cash collateralized, (d) all Term Loan Commitments, Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (e) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

                  "Fiscal Year" means from and after January 1, 2001 the twelve month fiscal period of the Borrower and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of the same calendar year, and for the period ending December 31, 2000, a nine month period beginning April 1, 2000.

                  "FLS" means FLS Holdings, Inc., a Delaware corporation.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guaranties" means, with respect to any Person any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or any property or assets constituting security therefor;
         (b) to advance or supply funds (i) for the purpose of payment of such Indebtedness, or (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such Indebtedness; (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or (d) otherwise to assure the owner of the Indebtedness of the Primary Obligor against loss in respect thereof. For purposes of computing the amount of any Guaranty, in connection with any computation of Indebtedness, it shall be assumed that the Indebtedness that is the subject of such Guaranty is, to the extent guaranteed under such Guaranty, a direct obligation of the issuer of such Guaranty.

                  "Guarantors" means, at any date, the Subsidiaries who are required to be parties to a Facility Guaranty at such date.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Guaranties and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all trade payables and accrued expenses in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases the deferred purchase price of any property or services, the aggregate face amount of all surety bonds (but only to the extent of any excess in the aggregate face amount thereof above $5,000,000), letters of credit, and bankers' acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), including all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer, other than trade payables and accrued expenses incurred in the ordinary course of business.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Administrative Agent by the Authorized Representative in accordance with the terms hereof; provided that,

                                    (i)      if an Interest Period for a
                  Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                                    (ii)     any Interest Period which begins on
                  the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of EXHIBIT E.

                  "Issuing Bank" means any of Bank of America, SunTrust Bank, Tampa Bay and PNC Bank, National Association, as issuers of Letters of Credit under ARTICLE III.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Administrative Agent, as amended, modified or supplemented from time to time.

                  "Letter of Credit" means, individually, a standby or commercial letter of credit issued by an Issuing Bank pursuant to
         ARTICLE III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower and any one of the Existing Letters of Credit; "Letters of Credit" means, collectively, all such standby or commercial letters of credit and the Existing Letters of Credit.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit Facility" means the facility described in
         ARTICLE III hereof providing for the issuance by the Issuing Banks for the account of the Borrower of

         Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any of the Revolving Loans, the Term Loan or the Swing Line Loan, including any Segment.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including any Issuing Bank) or the Administrative Agent or the Collateral Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means, the Deed of Trust from the Borrower granting a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Lenders in the Mortgage Property, as amended, modified or supplemented from time to time.

                  "Mortgage Property" means the land, buildings, fixtures and improvements constituting the mini-mill facility of Borrower located in Charlotte, North Carolina, together with any additions and improvements thereto.

                  "Mortgage Property Support Documents" means, for the Mortgage Property, (i) the Title Policy pertaining thereto, (ii) such surveys, flood hazard certifications and environmental assessments thereof as the Administrative Agent may require prepared by recognized experts in their respective fields selected by the Borrower and reasonably satisfactory to the Administrative Agent, (iii) evidence that no portion of the Mortgage Property is located in a flood hazard area,
         (iv) evidence of insurance of the kind and type required by the Mortgage issued by an insurance company acceptable to the Administrative Agent, (v) such owner's or lessee's affidavits as the Administrative Agent may require, (vi) such opinions of local counsel with respect to the Mortgage, as the Administrative Agent may require, and (vii) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                  "Net Proceeds" (a) from any Equity Offering or Debt Offering means cash payments received by the Borrower or any Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and
         (b) from any Asset Disposition means cash payments received by the Borrower therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed and (iv) all amounts reinvested by the Borrower or a Subsidiary substantially contemporaneously with such disposition (or to be invested within 90 days pursuant to an investment plan approved by the Administrative Agent) in replacement assets of substantially equal or greater value and utility.

                  "Notes" means, collectively, the Term Notes, the Swing Line Note and the Revolving Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender (or any affiliate of any Lender) which arise under a

         Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the Issuing Banks), the Administrative Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, Term Loan Outstandings and Revolving Credit Outstandings on such date.

                  "Participation" means, (i) with respect to any Letter of Credit and any Lender (other than the Issuing Bank of such Letter of Credit), the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of such Letter of Credit in accordance with the terms hereof and (ii) with respect to any Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) any Securities Pledge Agreement delivered to the Administrative Agent pursuant to SECTION 9.9 and (ii) with respect to any Subsidiary Securities issued by a Direct Foreign Subsidiary, any additional or substitute charge, agreement, document, instrument or conveyance, in form and substance acceptable to the Administrative Agent, conferring under applicable foreign law upon the Administrative Agent for the benefit of the Administrative Agent and the Lenders a Lien upon such Subsidiary Securities as are owned by the Borrower or any Domestic Subsidiary, in each case as hereafter amended, supplemented (including by Pledge Agreement Supplement) or amended and restated from time to time.

                  "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an exhibit to such Pledge Agreement.

                  "Pledged Interests" means the Subsidiary Securities required to be pledged as Collateral pursuant to ARTICLE V or the terms of any Pledge Agreement.

                  "Pricing Grid" means:

                                                              APPLICABLE MARGIN
                                                                                                 APPLICABLE
                                      CONSOLIDATED                     BASE       EURODOLLAR     COMMITMENT
                  TIER              LEVERAGE RATIO                     RATE         RATE             FEE
                  ----              --------------                    -----------  ------------------------
                  I        Less than or equal to 1.5 to 1.0             .0%          .875%             .20%

                  II       Less than or equal to 2.0 to 1.0             .0%         1.125%             .25%
                           but greater than 1.5 to 1.0

                  III      Less than or equal to 2.5 to 1.0             .0%         1.375%             .30%
                           but greater than 2.0 to 1.0

                  IV       Less than or equal to 3.0 to 1.0           .125%         1.625%             .35%
                           but greater than 2.5 to 1.0

                  V        Less than or equal to 3.5 to 1.0           .375%         1.875%             .40%
                           but greater than 3.0 to 1.0

                  VI       Greater than 3.5 to 1.0                    .625%         2.125%             .45%

         The Applicable Margin and Applicable Commitment Fee shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin or Applicable Commitment Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Administrative Agent pursuant to SECTION 9.1(a)(ii) and SECTION 9.1(b)(ii), subject to review and approval of such computations by the Administrative Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. Notwithstanding the foregoing, from the Closing Date to the fifth Business Day following the date the certificate referred to in the preceding sentence for the fiscal period ended March 31, 2001 is delivered or is required to be delivered (whichever shall first occur), the Applicable Margin and Applicable Commitment Fee shall be at least Tier IV. Notwithstanding the provisions of the two preceding sentences, if the Borrower shall fail to deliver any such certificate within the time period required by SECTION 9.1, then the Applicable Margin and Applicable Commitment Fee shall be Tier VI from the date such certificate was due until the fifth Business Day following the date the appropriate certificate is so delivered.

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Administrative Agent may from time to time designate.

                  "Rate Hedging Obligations" means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in Statements of Financial Accounting Standards No. 133 ("FASB 133") and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing. For purposes of any computation hereunder, each Rate Hedging Obligation shall be valued at the Rate Hedge Value thereof.

                  "Rate Hedge Value" means, with respect to each contract, instrument or other arrangement creating a Rate Hedging Obligation, the net obligations of the Borrower or any Subsidiary thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Rate Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Rate Hedging Obligation (if such Rate Hedging Obligation has not been terminated).

                  "Registrar" means, with respect to any Subsidiary Securities, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank thereof and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to SECTION 2.2(c)(iii)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of its Revolving Credit Commitment and Term Loan Commitment, and
         (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Term Loan Outstandings plus (ii) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (iii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings and Swing Line Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Term Loan Commitment or Revolving Credit Commitment, as applicable, of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to any Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by such Issuing Bank until such Lender shall pay such deficiency amount to such Issuing Bank together with interest thereon as provided in SECTION 4.9 and (C) if any Lender shall have failed to pay to Bank of America on demand its Applicable Commitment Percentage of any Swing Line Loan (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by Bank of America until such Lender shall pay such deficiency amount to Bank of America together with interest thereon as provided in SECTION 4.9.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries (other than those payable or distributable solely to the Borrower or a Subsidiary of the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of Subsidiary Securities of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving Credit Facility" means the facility described in
         SECTION 2.2 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to SECTION 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with SECTION 2.2.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in SECTION 2.4 substantially in the form of EXHIBIT F-1, with appropriate insertions as to amounts, dates and names of Lenders.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                  "Security Agreement" means the Security Agreement dated June 9, 1995, as amended, between the Borrower and BOT, and each Security Agreement delivered to the Administrative Agent pursuant to SECTION 9.19, as hereafter modified, amended or supplemented from time to time.

                  "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, the Mortgage, the Mortgage Property Support Documents, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary or other Person shall grant or convey to the Collateral Agent, the Administrative Agent or the Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, modified or supplemented from time to time.

                  "Segment" means a portion of the Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Guaranties; and

                           (b) it is then able and expects to be able to pay its debts as they mature; and

                           (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means September 12, 2005.

                  "Subordinated Debt" means Indebtedness owing to an Affiliate, including Gerdau, S.A. or any of its subsidiaries, which Indebtedness is subordinated to the Obligations on terms acceptable to the Administrative Agent in its sole and absolute discretion.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

                  "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

                  "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender or any affiliate of any Lender.

                  "Swing Line" means the revolving line of credit established by Bank of America in favor of the Borrower pursuant to SECTION 2.5.

                  "Swing Line Loans" means loans made by Bank of America to the Borrower pursuant to SECTION 2.5.

                  "Swing Line Note" means the promissory note of the Borrower evidencing the Swing Line executed and delivered to Bank of America as provided in SECTION 2.4 substantially in the form of EXHIBIT F-2.

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with SECTION 2.1.

                  "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make the Term Loan to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan Commitment as set forth on EXHIBIT A.

                  "Term Loan Facility" means the facility described in SECTION
         2.1 providing for a Term Loan to the Borrower by the Lenders in the original principal amount of $100,000,000.

                  "Term Loan Maturity Date" means September 12, 2005.

                  "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding and all interest accrued thereon.

                  "Term Loan Termination Date" means (i) the Term Loan Maturity Date or (ii) such earlier date of termination of Lenders' obligations pursuant to SECTION 11.1 upon the occurrence of an Event of Default, or
         (iii) such date as the Borrower may voluntarily and permanently terminate the Term Loan Facility by payment in full of all Obligations incurred in connection with the Term Loan.

                  "Term Notes" means, collectively, the promissory notes of the Borrower evidencing Term Loans executed and delivered to the Lenders as provided in SECTION 2.4 substantially in the form of EXHIBIT F-2, with appropriate insertions as to amounts, dates and names of Lenders.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the

         Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                  "Title Policy" means, with respect to the Mortgage Property, an ALTA Mortgagee's Title Insurance Policy (together with such endorsements as the Administrative Agent may reasonably require) issued to the Administrative Agent in respect of the Mortgage Property by an insurer selected by the Borrower and reasonably acceptable to the Administrative Agent, insuring (in an amount equal $120,000,000) the Lien of the Administrative Agent for the benefit of the Administrative Agent and the Lenders on such Mortgage Property to be duly perfected and of first priority, subject only to those exceptions set forth in
         SECTION 2 of Schedule B to Title Insurance Commitment No. 1001114 dated September 7, 2000 issued by Lawyers Title Insurance Corporation.

                  "Total Letter of Credit Commitment" means an amount not to exceed $50,000,000.

                  "Total Revolving Credit Commitment" means a principal amount equal to $185,000,000, as reduced from time to time in accordance with
         SECTION 2.2(e).

                  "Total Term Loan Commitment" means a principal amount equal to $100,000,000.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.3      RULES OF INTERPRETATION.
                  -----------------------

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Articles 1, 8 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder," "hereto," "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and such term shall not limit a general statement to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%," such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                              The Credit Facilities

         2.1      TERM LOAN.
                  ---------

                  (a) FUNDING. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an Advance of the Term Loan to the Borrower on the Closing Date on a pro rata basis determined by its Applicable Commitment Percentage up to the Term Loan Commitment of such Lender. The principal amount of each Segment of the Term Loan outstanding hereunder from time to time shall bear interest and the Term Loan shall be repayable as herein provided. No amount of the Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by any Lender after the initial such Advance.

                  (b) TERM LOAN ADVANCE. Not later than 1:00 P.M., on the Closing Date, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance of the Term Loan to be made by it on such day available by wire transfer to the Administrative Agent in the amount of its Term Loan Commitment. Such wire transfer shall be directed to the Administrative Agent at the Principal Office and shall be in the form of immediately available, freely transferable Dollars. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Administrative Agent.

                  (c) PAYMENT OF PRINCIPAL. The principal amount of the Term Loan shall be repaid in fifteen (15) consecutive quarterly installments of $6,250,000 each on the last Business Day of each March, June, September and December, with the first such installment being due December 31, 2001, and with the entire amount of Term Loan Outstandings due and payable in full on the Term Loan Termination Date.

                  (d) OPTIONAL PREPAYMENTS. The Borrower may prepay the Term Loan in whole or in part from time to time on any Business Day, without penalty or premium, upon at least three (3) Business Days' notice by facsimile transmission from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M., which notice shall be irrevocable. Any prepayment, whether of a Base Rate Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this SECTION 2.1(d) shall be made in the minimum principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof (or in the entire remaining principal balance of the Term Loan), and all such prepayments of principal shall be applied to installments of principal in inverse order of their maturities.

                  (e) MANDATORY PREPAYMENTS. In addition to the required payments of principal of the Term Loan set forth in SECTION 2.1(c) and any optional payments of principal of the Term Loan effected under
         SECTION 2.1(d), until the Term Loan is repaid in full, the Borrower shall make, or shall cause each applicable Subsidiary to make the following prepayments, each such prepayment to be made to the Administrative Agent for the benefit of the Lenders within the time period specified below:

                           (i) Debt Offerings. The Borrower shall make, or shall
                  cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Debt Offering in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Administrative Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

                           (ii) Asset Dispositions. The Borrower shall make, or
                  shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Asset Disposition in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Administrative Agent, which notice shall include a certificate of Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

         2.2      REVOLVING LOANS.
                  ---------------

                  (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that no Lender will be required or have any obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Administrative Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

                  (b) AMOUNTS. Except as otherwise permitted by the Lenders from time to time, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $2,000,000, and, if greater than $2,000,000, an integral multiple of $500,000.

                  (c) ADVANCES.
                      --------

                           (i) An Authorized Representative shall give the
                  Administrative Agent (1) at least three (3) Business Days' irrevocable notice by telefacsimile transmission of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 1:00 P.M. and (2) irrevocable notice by telefacsimile transmission of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to SECTION 2.2(c)(iii) and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Administrative Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 1:00 P.M. in the case of a Eurodollar Rate Loan and 11:00 A.M. in the case of a Base Rate Loan) not later than 3:00 P.M., in the case of a Eurodollar Rate Loan, and not later than 1:00 P.M., in the case of Base Rate Loan, on the same day as the Administrative Agent's receipt of such notice.

                           (ii) Not later than 3:00 P.M. on the date specified
                  for each borrowing under this SECTION 2.2, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Administrative Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Administrative Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the

                  Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Administrative Agent.

                           (iii) Notwithstanding the foregoing, if a drawing is
                  made under any Letter of Credit, such drawing is honored by the Issuing Bank thereof, and the Borrower shall not immediately fully reimburse such Issuing Bank in respect of such drawing from other funds available to the Borrower, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to such Issuing Bank by the Administrative Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Administrative Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Administrative Agent (for the benefit of such Issuing Bank) at its Principal Office in immediately available funds the purchase from such Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment; provided, however, that a Lender shall not be required to fund any amounts in excess of its Revolving Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by such Issuing Bank to the Administrative Agent and the Administrative Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Administrative Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Administrative Agent for the account of such Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Administrative Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

                  (d) REPAYMENT OF REVOLVING LOANS The principal amount of each Revolving Loan shall be due and payable to the Administrative Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days' irrevocable notice by facsimile transmission in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 1:00 P.M. and (B) irrevocable notice by facsimile transmission in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M. on the day of such proposed repayment. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $2,000,000 or such greater amount which is an integral multiple of $500,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with
         Section 2.2(b).

                  (e) REDUCTIONS. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three
         (3) Business Days' written notice to the Administrative Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Administrative Agent shall give each Lender, within one
         (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $500,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans or Swing Line Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.3      USE OF PROCEEDS.
                  ---------------

                  (a) The proceeds of the Term Loan shall be used by the Borrower to refinance the 364 Day Facility and for other corporate purposes.

                  (b) The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower for general working capital needs and other corporate purposes.

         2.4      NOTES.
                  -----

                  (a) REVOLVING NOTES. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

                  (b) TERM NOTES. The portion of the Term Loan made by each Lender shall be evidenced by the Term Note payable to the order of such Lender in the respective amount of its Term Loan Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

                  (c) SWING LINE NOTE. The Swing Line Outstandings shall be evidenced by a separate Swing Line Note payable to the order of the Bank of America in the amount of the Swing Line, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

         2.5      SWING LINE.
                  ----------

                  (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, Bank of America shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. Bank of America shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $15,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. The Borrower may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this Section
         2.5. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $100,000 or, if greater, in amounts which are integral multiples of $10,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to Bank of America not later than 3:00 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $10,000 or the aggregate amount of all Swing Line Outstandings.

                  (b) The interest payable on Swing Line Loans is solely for the account of Bank of America. Swing Line Loans shall bear interest solely at the Adjusted Base Rate. If any Event of Default shall occur and be continuing, Swing Line Loans shall accrue interest at the Default Rate, and all accrued and unpaid interest on Swing Line Loans shall be payable, on the dates and in the manner provided in Section 4.3 with respect to interest on Base Rate Loans.

                  (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by Bank of America, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of Bank of America of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.2, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

                  The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.2 in an amount sufficient to repay Swing Line Outstandings on any date and the Administrative Agent shall provide from the proceeds of such Advance to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.2(c)(ii). The proceeds of such Advances shall be paid to Bank of America for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE III

                                Letters of Credit

         3.1 LETTERS OF CREDIT. Each Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to such Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to such Issuing Bank; provided, that (i) no Issuing Bank shall be obligated to issue (or renew) any Letter of Credit if it has been notified by the Administrative Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment,
(iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment and
(iv) no Issuing Bank may issue a Letter of Credit without first confirming with the Administrative Agent, in writing, that upon issuance of such Letter of Credit the requirements of (iii) above will be satisfied. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date.

         3.2 REIMBURSEMENT AND PARTICIPATIONS.
             --------------------------------

                  (a) The Borrower hereby unconditionally agrees to pay to each Issuing Bank, respectively, immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit issued by such Issuing Bank and all reasonable expenses incurred by such Issuing Bank in connection with such Letters of Credit, and in any event and without demand to place in possession of each Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.2 and Swing Line Loans if permitted by Section 2.5) sufficient funds to pay all debts and liabilities arising under any Letter of Credit issued thereby. Each Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. Each Issuing Bank may charge any account the Borrower may have with it for any and all amounts such Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by such Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.2(c)(iii) and Section 2.5, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Banks interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

                  (b) In accordance with the provisions of Section 2.2(c), each Issuing Bank shall notify the Administrative Agent of any drawing under any Letter of Credit promptly following the receipt by such Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit issued thereby in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay such Issuing Bank under SECTION 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to such Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in SECTION 2.2(c)(iii).

                  (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to SECTION 2.2(c)(iii)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender's obligation to make payment to the Administrative Agent for the account of the Issuing Bank pursuant to SECTION 2.2(c)(iii) and SECTION 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (e) Promptly following the end of each calendar quarter, each Issuing Bank shall deliver to the Administrative Agent a notice describing the aggregate undrawn amount of all Letters of Credit issued thereby at the end of such quarter. Upon the request of any Lender from time to time, each Issuing Bank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (f) The issuance by each Issuing Bank of a Letter of Credit shall, in addition to the conditions precedent set forth in ARTICLE VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to such Issuing Bank consistent with the then current practices and procedures of such Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as such Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of

         Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98," or any subsequent amendment or revision of either thereof.

                  (g) The Borrower agrees that any Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (h) Without limiting the generality of the provisions of
         SECTION 13.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Banks, each other Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Banks, such other Lender or the Administrative Agent may incur (or which may be claimed against any Issuing Bank, such other Lender or the Administrative Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Issuing Bank, any other Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of such Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this SECTION 3.2(h) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

                  (i) Without limiting Borrower's rights as set forth in SECTION 3.2(h), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit issued thereby and such Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                                    (i) any lack of validity or enforceability
                  of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                                    (ii) any amendment or waiver of or any
                  consent to or departure from all or any of the Related LC Documents;

                                    (iii) the existence of any claim, setoff,
                  defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                                    (iv) any breach of contract or other dispute
                  between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person;

                                    (v) any draft, statement or any other
                  document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                                    (vi) the existence, character, quality,
                  quantity, condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Letter of Credit or the existence, nature or extent of any insurance relating thereto;

                                    (vii) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by the Administrative Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations; or

                                    (viii) any other circumstance or happening
                  whatsoever where the Issuing Bank has acted in good faith, whether or not similar to any of the foregoing.

                                   ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions

         4.1 INTEREST RATE OPTIONS. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans and Segments of the Term Loan in accordance with SECTIONS 2.2(c)(i) and 4.2, as applicable; provided, however, (a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than eight (8) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $2,000,000 or, if greater than $2,000,000, an integral multiple of $500,000, and (c) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Term Loan Termination Date and no other Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Administrative Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by SECTIONS 2.2(c)(i) and 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Administrative Agent in accordance with
SECTION 4.2. The Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

         4.2 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth in the definition of "Interest Period" and in
SECTION 4.1 and ARTICLE VI, the Borrower may:

                  (a) upon delivery of notice by facsimile transmission to the Administrative Agent (which shall be irrevocable) on or before 11:00 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of notice by facsimile transmission to the Administrative Agent (which shall be irrevocable on or before 2:00 P.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                                    (i) elect a subsequent Interest Period for
                  any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                                    (ii) Convert any Base Rate Loan to a
                  Eurodollar Rate Loan on any Business Day.

         Each such notice shall be effective upon receipt by the Administrative Agent, shall specify the amount of the Eurodollar Rate Loan affected, the type of Loan (Revolving Loan or Segment of the Term Loan) affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 1:00 P.M.) not later than 3:00 P.M. on the same day as the Administrative Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         4.3 PAYMENT OF INTEREST. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Segment of the Term Loan and on each Revolving Loan, commencing on the first date of such Segment or Revolving Loan until such Segment or Revolving Loan, as the case may be, shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Segment and on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each March, June, September and December, commencing on September 29, 2000, until, as to any Base Rate Segment, the Term Loan Termination Date, and as to any other Base Rate Loans, the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Term Loan and the Revolving Loans, respectively, shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three
(3) months after the first day of such Interest Period, and (c) upon payment in full of the Term Loan (or Segment thereof) or the related Revolving Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         4.4 PREPAYMENTS OF EURODOLLAR RATE LOANS. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 6.5.

         4.5 Manner of Payment.

                  (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Issuing Banks, the Administrative Agent, or Bank of America with respect to any Loan, Letter of Credit, or Reimbursement Obligation, or Swing Line Loan, shall be made to the Administrative Agent at the Principal Office in Dollars in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 3:00 P.M. on the date such payment is due. The Administrative Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Administrative Agent.

                  (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 3:00 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

                  (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended (i) for any Term Loan, beyond the Term Loan Termination Date, and (ii) for any Revolving Loan, beyond the Revolving Credit Termination Date.

         4.6 FEES.

                  (a) COMMITMENT FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a commitment fee equal to the Applicable Commitment Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings without giving effect to Swing Line Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing September 29, 2000 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

                  (b) LETTER OF CREDIT FACILITY FEES. The Borrower shall pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such fees shall be due and payable with respect to each Letter of Credit quarterly in arrears on the last Business Day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

                  (c) LETTER OF CREDIT FRONTING AND ADMINISTRATIVE FEES. From and after the date on which there is more than one Lender, the Borrower shall pay to each Issuing Bank a fronting fee of .125% per annum on the aggregate amount available to be drawn on each outstanding Letter of Credit issued by such Issuing Bank, such fee to be due and payable quarterly in arrears with respect to each such Letter of Credit on the dates established in SECTION 4.6(b) for the payment of Letter of Credit facility fees. The Borrower shall also pay to each Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit issued by such Issuing Bank in such amounts and at such times as such Issuing Bank and the Borrower shall agree from time to time.

                  (d) ADMINISTRATIVE AGENT FEES. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent's individual account, an annual Administrative Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Administrative Agent in writing.

         4.7 PRO RATA PAYMENTS. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in SECTION 4.6(a), (b) AND (c), and Swing Line Loans and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Administrative Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Administrative Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         4.8 COMPUTATION OF RATES AND FEES. Except as may be otherwise expressly provided, all interest rates (including the Base Rate, each Eurodollar Rate, and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         4.9 DEFICIENCY ADVANCES; FAILURE TO PURCHASE PARTICIPATIONS. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment, Term Loan Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of SECTION 4.10, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Administrative Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by the Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Administrative Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from an Issuing Bank or Bank of America as the Swing Line lender, as applicable, such Lender shall pay to such Issuing Bank or Bank of America as the Swing Line lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by such Issuing Bank or Bank of America as the Swing Line lender, as applicable.

         4.10 INTRADAY FUNDING. Without limiting the provisions of SECTION 4.9, unless the Borrower or any Lender has notified the Administrative Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that the Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Administrative Agent in the manner required hereunder, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment, the Administrative Agent shall be entitled to recover such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify the Borrower, and the Borrower shall promptly repay such corresponding amount to the Administrative Agent in immediately available funds upon receipt of such demand. The Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Administrative Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of SECTION 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                    ARTICLE V

                                    Security

         5.1 SECURITY. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Collateral Agent or the Administrative Agent, as the case may be, for the benefit of the Agents and the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws). Without limiting the foregoing, if following the Closing Date, the Borrower or any Subsidiary shall have rights in any Subsidiary Securities the Borrower and any such Subsidiary shall as provided in SECTION 9.19 deliver to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (A) a Pledge Agreement which shall pledge to the Administrative Agent for the benefit of the Administrative Agent and the Lenders (i) 65% of the Voting Securities of each Direct Foreign Subsidiary (or if the Borrower and its Subsidiaries shall own less than 65%, then all of the Voting Securities owned by them) and 100% of the other Subsidiary Securities of such Direct Foreign Subsidiary, and (ii) all of the Subsidiary Securities of all Domestic Subsidiaries, (B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (C) if such Subsidiary Securities do not constitute securities and the Subsidiary has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a control agreement (containing the provisions described in SECTION 9.19(e)) from the Registrar of such Subsidiary Securities and (D) Uniform Commercial Code financing statements reflecting the Lien in favor of the Administrative Agent on such Subsidiary Securities, each in form and substance acceptable to the Administrative Agent, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Administrative Agent may request to effect the transactions contemplated by this Article V. The Borrower shall, and shall cause each Subsidiary, to deliver to the Administrative Agent all of the documents and instruments in connection with the acquisition of Subsidiary Securities as are required pursuant to the terms of SECTION 9.19 and of the Security Instruments.

         5.2 FURTHER ASSURANCES. At the request of the Administrative Agent, the Borrower will or will cause all other Credit Parties, as the case may be, to execute, by its duly authorized officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or other Credit Party after the Closing Date. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Credit Party as "debtor" and the Administrative Agent as "secured party", and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

         5.3 INFORMATION REGARDING COLLATERAL. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on SCHEDULE 5.3, and (ii) SCHEDULE 5.3 contains a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1995 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since January 1, 1995, (c) each location in which goods constituting Collateral are or have been located since January 1, 1995 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade name, trademark or other trade style used by any Grantor since January 1, 1995 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days' prior written notice to the Administrative Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.

                                   ARTICLE VI

                             Change in Circumstances

         6.1 INCREASED COST AND REDUCED RETURN.
             ---------------------------------

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                                    (i) shall subject such Lender (or its
                  Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                                    (ii) shall impose, modify, or deem
                  applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Term Loan Commitment or Revolving Credit Commitment of such Lender hereunder; or

                                    (iii) shall impose on such Lender (or its
                  Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such

         Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this SECTION 6.1 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (d) The provisions of this SECTION 6.1 shall continue in effect notwithstanding the Facility Termination Date.

         6.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                 (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                 (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

         then the Administrative Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         6.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4 shall be applicable).

         6.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to SECTION 6.1 or 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

         If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in SECTION 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal


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

         amounts, Types, and Interest Periods) in accordance with their respective Term Loan Commitments and Revolving Credit Commitments.

         6.5 COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (i) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Loan; or

                  (ii) any failure by the Borrower (for any reason, including the failure of any condition precedent specified in ARTICLE VII to be satisfied, other than the failure of such Lender to make a Loan notwithstanding satisfaction of all conditions precedent thereto) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

                  The provisions of this SECTION 6.5 shall continue in effect notwithstanding the Facility Termination Date.

         6.6 TAXES.

                  (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may
         be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 6.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
         (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in SECTION 13.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 6.6) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 (including Form W-8BEN or W-8EC1) or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to SECTION 6.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 6.6(a) or 6.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) The provisions of this SECTION 6.6 shall continue in effect notwithstanding the Facility Termination Date.

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

         7.1 CONDITIONS OF TERM LOAN AND INITIAL ADVANCE. The obligation of the Lenders to enter into this Agreement and to make the Term Loan and the initial Advance under the Revolving Credit Facility as amended by this Agreement, and of the Issuing Banks to issue any Letter of Credit, and of Bank of America to make any Swing Line Loan, is subject to the conditions precedent that:

                  (a) the Administrative Agent, or with respect to the Security Instruments, the Collateral Agent, shall have received on the Closing Date, in form and substance satisfactory to the Administrative Agent and Lenders, the following:

                           (i) executed originals of each of this Agreement, the
                  Notes, the Security Instruments, the LC Account Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Credit Parties dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Administrative Agent, substantially in the form of EXHIBIT G;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers or other
                  appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

                           (v) the Organizational Documents of each of the
                  Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) Operating Documents of each of the Credit
                  Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificates issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                           (viii) appropriate certificates of qualification to
                  do business, good standing and, where appropriate, authority to conduct business under assumed


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

                  name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                           (ix) notice of appointment of the initial Authorized
                  Representative(s);

                           (x) certificate of an Authorized Representative dated
                  the Closing Date demonstrating compliance with the financial covenants contained in Sections 10.1(a) through 10.1(c) as of the end of the fiscal quarter most recently ended prior to the Closing Date, substantially in the form of EXHIBIT H;

                           (xi) evidence of all insurance required by the Loan
                  Documents;

                           (xii) an initial Borrowing Notice, if any, and, if
                  elected by the Borrower, Interest Rate Selection Notice;

                           (xiii) evidence of the filing of Uniform Commercial
                  Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Collateral Agent or Administrative Agent, as the case may be, under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Collateral Agent or Administrative Agent, as the case may be, under the Security Instruments as a first priority Lien in and to such other Collateral as the Administrative Agent may require;

                           (xiv) evidence that all fees payable by the Borrower
                  on the Closing Date to the Administrative Agent, BAS and the Lenders have been paid in full, including the due diligence expenses of the Administrative Agent and the fees and expenses of counsel for the Administrative Agent to the extent invoiced prior to or on the Closing Date (which may include amounts constituting reasonable estimates of such fees and expenses incurred or to be incurred in connection with the transaction; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses);

                           (xv) Uniform Commercial Code search results showing
                  only those Liens as are acceptable to the Lenders;

                           (xvi) an environmental assessment of the Mortgage
                  Property acceptable to the Administrative Agent, prepared by an independent third party acceptable to the Administrative Agent;

                           (xvii) evidence satisfactory to the Administrative
                  Agent of the dissolution and winding up of AmeriSteel Finance, Inc.; and

                           (xviii) such other documents, instruments,
                  certificates and opinions as the Administrative Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b) In the good faith judgment of the Administrative Agent and the Lenders:

                           (i) there shall not have occurred or become known to
                  the Administrative Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date that has had or would reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii) the Credit Parties shall have received all
                  approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

         7.2 CONDITIONS OF REVOLVING LOANS AND LETTERS OF CREDIT. The obligations of the Lenders to make any Revolving Loans, and the Issuing Banks to issue (or renew) Letters of Credit and Bank of America to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Administrative Agent or, in the case of Swing Line Loans, Bank of America shall have received a Borrowing Notice if required by ARTICLE II;

                  (b) the representations and warranties of the Credit Parties set forth in ARTICLE VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 8.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 8.6(a) but not for the purpose of any cross reference to such SECTION 8.6(a) or to the financial statements described therein contained in any other provision of
         SECTION 8.6 or elsewhere in ARTICLE VIII) to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to SECTION 9.1 from the date financial statements are delivered to the Administrative Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to (i) the Issuing Bank of its selection an Application and Agreement for Letter of Credit in form and content acceptable to such Issuing Bank together with such other instruments and documents as it shall request and (ii) the Administrative Agent, notice that it has requested such Issuing Bank to issue such Letter of Credit;

                  (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

                  (e) immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance
                  of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Letter of Credit or renewal thereof, the
                  aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of an Issuing Bank with respect to Letters of Credit issued by such Issuing Bank, its remaining interest after deduction of all Participations in such Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                           (iii) a Swing Line Loan, the Swing Line Outstandings
                  shall not exceed $15,000,000; and

                           (iv) a Revolving Loan, Swing Line Loan or a Letter of
                  Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment.

         Section 7.3. SUPPLEMENTS TO SCHEDULES. The Borrower may, from time to time but in no event less than five (5) Business Days prior to delivery of any Borrowing Notice hereunder, amend or supplement Schedules 8.10 and 8.18 to this Agreement by delivering (effective upon receipt) to the Administrative Agent and each Lender a copy of such revised Schedule or Schedules which shall (i) be dated the date of delivery, (ii) be certified by an Authorized Representative as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other graphic means) the material changes from each such corresponding predecessor Schedule. In the event the Required Lenders determine based upon such revised

Schedules (whether individually or in the aggregate) that there has been a material change which would have a Material Adverse Effect since the Closing Date, or such later date as the Borrower shall have most recently furnished supplements to Schedules under this SECTION 7.3 or financial statements under
Section 9.1 (a) or (b), the Lenders, upon notification to the Borrower, shall have no further obligation to make Advances or Continue or Convert any Loan previously made or renew or extend existing Letters of Credit.

                                  ARTICLE VIII

                         Representations and Warranties

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         8.1 ORGANIZATION AND AUTHORITY.

                  (a) The Borrower and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Credit Party (other than the Borrower), if any, has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         8.2 LOAN DOCUMENTS. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of the Collateral Agent, the Administrative Agent and the Lenders created by the Security Instruments.

         8.3 SOLVENCY. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         8.4 SUBSIDIARIES AND STOCKHOLDERS. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in SCHEDULE 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 9.19; SCHEDULE 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in SCHEDULE 8.4, free and clear of any Lien.

         8.5 OWNERSHIP INTERESTS. Borrower owns no interest in any Person other than the Persons listed in SCHEDULE 8.4, equity investments in Persons not constituting Subsidiaries permitted under SECTION 10.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 9.19.

         8.6 FINANCIAL CONDITION.

                  (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2000 and the notes thereto and the related consolidated statements of operations, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Arthur Andersen, LLP, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet and related consolidated statements of operations, stockholders' equity and cash flows, in each case without notes, for and as of the end of the three-month period ending June 30, 2000. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and three-month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments and other customary adjustments;

                  (b) since the later of (i) the date of the audited financial statements delivered pursuant to SECTION 8.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
         SECTION 9.1(a) hereof, there has not occurred any event, condition or circumstance which has had or could reasonably be expected to have a Material Adverse Effect, nor have the businesses or properties of the Borrower or any Subsidiary been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in SECTION 8.6(a) or in Schedule 8.6 or permitted by SECTION 10.5, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Guaranties or other commitment or liability which remains outstanding or unsatisfied.

         8.7 TITLE TO PROPERTIES. The Borrower and each of its Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in SCHEDULE 8.7 and Liens permitted by SECTION 10.4.

         8.8 TAXES. Except as set forth in Schedule 8.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in SECTION 8.6(a) or SECTIONS 9.1(a) OR (b) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         8.9 OTHER AGREEMENTS. No Credit Party nor any Subsidiary is

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period would reasonably be likely to have, a Material Adverse Effect.

         8.10 LITIGATION. Except as set forth in SCHEDULE 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or other Credit Party or affecting the Borrower or any Subsidiary or other Credit Party or any properties or rights of the Borrower or any Subsidiary or other Credit Party, which would reasonably be likely to have a Material Adverse Effect.

         8.11 MARGIN STOCK. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part
224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         8.12 REGULATED COMPANY. No Credit Party is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ? 80a-1, et seq.) or (ii) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

         8.13 PATENTS, ETC. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person, except in each case where the use or conflict would not reasonably be likely to have a Material Adverse Effect.

         8.14 NO UNTRUE STATEMENT. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Administrative Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.


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

         8.15 NO CONSENTS, ETC. Neither the respective businesses or properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         8.16 EMPLOYEE BENEFIT PLANS.

                  (a) Except where noncompliance would not have a Material Adverse Effect or result in a liability or potential liability exceeding $1,000,000, the Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined (or the Borrower or its Subsidiaries are in the process of obtaining a determination by the Internal Revenue Service) to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor


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

         any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) Except to the extent permitted by ERISA, the present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan.

         8.17 NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         8.18 ENVIRONMENTAL LAWS. Except as listed on SCHEDULE 8.18, the Borrower and each Subsidiary is in material compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on SCHEDULE 8.18, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or would reasonably be expected to call into question, material compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or would reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any material license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or would reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any material restrictions on ownership, use, occupancy or transferability under any Environmental Law.


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

         8.19 EMPLOYMENT MATTERS.

                  (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

                  (b) Except to the extent a failure to maintain compliance would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         8.20 RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.


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

                                   ARTICLE IX

                              Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         9.1 FINANCIAL REPORTS, ETC.

                  (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Administrative Agent and each Lender (i) the balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related statements of operations, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year with a narrative discussion of the comparative financial results and financial condition of the two periods, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the financial statements, opinions of Arthur Andersen, LLP, or other such independent certified public accountants selected by the Borrower and approved by the Administrative Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Required Lenders, and
         (ii) a certificate of an Authorized Representative demonstrating compliance with SECTIONS 10.1(a) through 10.1(c), 10.3 and 10.5(f) and
         (g) which certificate shall be in the form of EXHIBIT H; to the extent that the Borrower's annual report on Form 10-K contains any of the foregoing items, the Administrative Agent and the Lenders will accept the Borrower's Form 10-K in lieu of such items;

                  (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Administrative Agent and each Lender (i) balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related statements of operations, stockholders' equity and cash flows for such fiscal quarter and for the comparable fiscal quarter in the prior Fiscal Year with a narrative discussion of the comparative financial results and financial condition of the two periods, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, subject to year-end audit and other customary adjustments to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to SECTION 9.1(a)(ii); to the extent that the Borrower's quarterly report on Form 10-Q contains any of the foregoing items, the Administrative Agent and the Lenders will accept the Borrower's Form 10-Q in lieu of such items;


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

                  (c) together with each delivery of the financial statements required by SECTION 9.1(a)(i), deliver to the Administrative Agent and each Lender a letter from the Borrower's accountants specified in
         SECTION 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under SECTION 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Administrative Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

                  (e) not later than ninety (90) days after the last Business Day of each Fiscal Year, deliver to the Administrative Agent and each Lender a projection of the expected financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis for the upcoming Fiscal Year (including, but not limited to, a projected consolidated balance sheet, statement of operations, statement of cash flows and statement of changes in stockholder's equity, and including a detailed breakdown of proposed Capital Expenditures, with a narrative discussion of the assumptions behind the projections); and

                  (f) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Administrative Agent or such Lender may reasonably request;

         The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Administrative Agent, to any Governmental Authority having jurisdiction over the Administrative Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         9.2 MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate


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

licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         9.3 EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under Section 10.8, or except to the extent the failure would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

         9.4 REGULATIONS AND TAXES. Comply in all material respects with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties, except liabilities being contested in good faith by appropriate proceedings diligently conducted provided that (i) adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and
(ii) any Lien arising in connection with any such contest shall be permitted to exist to the extent provided in SECTION 10.4.

         9.5 INSURANCE. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in SCHEDULE 9.5, such insurance policies which insure the Collateral to be in form reasonably satisfactory to the Administrative Agent. Each of the policies of insurance described in this SECTION 9.5 insuring any of the Collateral shall provide that the insurer shall give the Administrative Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

         9.6 TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         9.7 RIGHT OF INSPECTION. Permit any Person designated by any Lender, the Administrative Agent or the Collateral Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances


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

and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         9.8 OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

         9.9 GOVERNMENTAL LICENSES. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         9.10 COVENANTS EXTENDING TO OTHER PERSONS. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 9.2 through 9.9, and 9.18 inclusive.

         9.11 OFFICER'S KNOWLEDGE OF DEFAULT. Upon either the Chief Executive Officer, the Chief Financial Officer or Treasurer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which would reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto.

         9.12 SUITS OR OTHER PROCEEDINGS. Upon either the Chief Executive Officer, the Chief Financial Officer or Treasurer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $10,000,000 not otherwise covered by insurance, promptly deliver to the Administrative Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         9.13 NOTICE OF ENVIRONMENTAL COMPLAINT OR CONDITION. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, to the extent such violation, alleged violation, release, threatened release, liability or alleged liability would reasonably be expected to have a Material Adverse Effect.


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

         9.14 ENVIRONMENTAL COMPLIANCE. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability.

         9.15 INDEMNIFICATION. Without limiting the generality of Section 13.9, the Borrower hereby agrees to indemnify and hold the Administrative Agent and the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 9.15 shall continue in effect notwithstanding the Facility Termination Date.

         9.16 FURTHER ASSURANCES. At the Borrower's cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.

         9.17 EMPLOYEE BENEFIT PLANS.

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Administrative Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) exceeding in the aggregate $750,000 by the due date;


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

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Administrative Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Administrative Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Administrative Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         9.18 CONTINUED OPERATIONS. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

         9.19 NEW SUBSIDIARIES. Simultaneously with the acquisition or creation of any Subsidiary, cause to be delivered to the Administrative Agent each of the following:

                  (a) if such Subsidiary is a Domestic Subsidiary, a Facility Guaranty executed by such Subsidiary substantially in the form of
         EXHIBIT I;

                  (b) a Security Agreement of such Subsidiary substantially in the form of EXHIBIT J, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

                  (c) if the Subsidiary Securities issued by such Subsidiary that are, or are required to become, Pledged Interests, shall be owned by a Subsidiary who has not then executed and delivered to the Administrative Agent a Pledge Agreement granting a Lien to the Collateral Agent, for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, in such equity interests, a Pledge Agreement executed by the Subsidiary that directly owns such Subsidiary Securities substantially in the form attached hereto as Exhibit K (or, as to the Pledged Interests issued by any Direct Foreign Subsidiary, in a form acceptable to the Administrative Agent), and if such Subsidiary Securities shall be owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

                  (d) if the Pledged Interests issued by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code
         (i) the certificates representing 100% of such Subsidiary Securities and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

                  (e) (i) Uniform Commercial Code financing statements on form UCC-1 or otherwise duly executed by the pledgor as "Debtor" and naming the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders the Lien on such Subsidiary Securities and (ii) if the Pledged Interests issued by such Subsidiary do not constitute securities and such Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, a control agreement from the Registrar of such Subsidiary, in form and substance acceptable to the Administrative Agent and in which the Registrar (1) acknowledges that the pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of such Subsidiary Securities, (2) acknowledges the Lien in favor of the Collateral Agent conferred under the Pledge Agreement and that such Lien will be reflected on the registry for such Subsidiary Securities, (3) agrees that it will not register any transfer of such Subsidiary Securities nor acknowledge any Lien in favor of any other Person on such Subsidiary Securities, without the prior written consent of the Administrative Agent, in each instance, until it receives notice from the Administrative Agent that all Liens on such Collateral in favor of the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders have been released or terminated, and (4) agrees that upon receipt of notice from the Administrative Agent that an Event of Default has occurred and is continuing and that the Subsidiary Securities identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Subsidiary Securities on the appropriate registry without requiring further consent from the pledgor and shall thereafter treat the


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         transferee as the sole record and beneficial owner of such Subsidiary
         Securities pending further transfer, notwithstanding any contrary instruction received from the pledgor;

                  (f) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

                  (g) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this SECTION 9.19 and addressed to the Collateral Agent, the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to SECTION 7.1(a)), to the effect that:

                           (i) such Subsidiary is duly organized, validly
                  existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Facility Guaranty and other Loan Documents described in this SECTION 9.19 to which such Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                           (ii) the execution, delivery and performance of the
                  Facility Guaranty and other Loan Documents described in this
                  SECTION 9.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); [and

                           (iii) the Subsidiary Securities of such Subsidiary
                  are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights, and the applicable Security Instrument (including foreign collateral documents) is effective to create a valid security interest in favor of the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders in such Subsidiary Securities as constitute Pledged Interests; and


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                           (iv) the Uniform Commercial Code financing statements
                  on Form UCC-1 delivered to the Administrative Agent by the Subsidiary in connection with the delivery of the Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Lenders the Lien on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing; and

                           (v) in the case of Direct Foreign Subsidiaries only,
                  that under the laws of the applicable foreign jurisdiction, all agreements, notices and other documents that are required to be executed, delivered, filed or recorded and all other action required to be taken, within or pursuant to the laws of such jurisdiction to perfect the Lien conferred in favor of the Administrative Agent under the applicable Security Instrument as against creditors of and purchasers for value from the holder of the Pledged Interests has been duly executed, delivered, filed, recorded or taken, as the case may be; and

                  (h) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 9.19.



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                                    ARTICLE X

                               Negative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         10.1 FINANCIAL COVENANTS.

                  (a) CONSOLIDATED LEVERAGE RATIO. Permit at any time the Consolidated Leverage Ratio to be greater than 3.75 to 1.00.

                  (b) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth to be less than (i) $180,000,000 from the Closing Date until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the "Closing Date Quarter"), and (ii) as at the last day of each fiscal quarter of the Borrower ending after the Closing Date and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(b) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of the Closing
         Date), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income")), plus (C) 75% of the Net Proceeds of any Equity Offering.

                  (c) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio as of the end of each Four-Quarter Period to be less than 2.75 to 1.00.

         10.2 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, if the Cost of Acquisition is in excess of $25,000,000, the Borrower shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of EXHIBIT H prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to SECTION 8.6(a) or SECTION 9.1(a) OR
(b) giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the


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Borrower or a wholly-owned Subsidiary), and (iv) if the Cost of Acquisition shall exceed $50,000,000, the Required Lenders shall consent to such Acquisition in their discretion.

         10.3 CAPITAL EXPENDITURES. Make or become committed to make Capital Expenditures, excluding Costs of Acquisition, that exceed in the aggregate in any Fiscal Year $40,000,000 (on a limited cumulative basis, with the effect that amounts up to $7,500,000 not expended in any Fiscal Year may be carried forward to the immediately following Fiscal Year).

         10.4 LIENS. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

                  (a) Liens created under the Security Instruments in favor of the Administrative Agent and the Lenders, and liens otherwise existing as of the date hereof and as set forth in SCHEDULE 8.7;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens arising in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

                  (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, surety and appeal bonds, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which, in the case of the Mortgage Property, do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;


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                  (f) Liens on fixed assets of the Borrower and its Subsidiaries securing Indebtedness permitted under SECTION 10.5(g), provided the amount of such Indebtedness so secured does not exceed at any time $10,000,000, and provided further that, with respect to purchase money Indebtedness and Capital Leases, the amount of such Indebtedness represents not less than 75% of the aggregate book value of the fixed assets securing such Indebtedness and no property other than the assets purchased secures such Indebtedness;

                  (g) Subject to SECTION 11.1(i), Liens arising by reason of any judgment, decree or order of any court, to the extent that such judgment, decree or order is adequately bonded, or such judgment, decree or order is covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage, or appropriate legal proceedings have been duly initiated for the review of such judgment, decree or order and such proceedings have not been formally terminated, or the period within which such proceedings may be initiated has not expired; or

                  (h) Liens securing refinancing, extensions or renewals of Indebtedness or obligations secured by Liens permitted in clauses (a) through (f) above; provided that (x) the amount of any such extended, renewed or refinancing Indebtedness or obligation is not increased, (y) such extended, renewed or refinancing Indebtedness or obligation is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness or obligations being extended or renewed and (z) such Liens cover only property or assets theretofore subject thereto (and for purposes of this clause (i) "refinancing" Indebtedness shall have the meaning provided in SECTION 10.5(a));

         10.5 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in Schedule 8.6 and any refinancing of such Indebtedness; PROVIDED, that the aggregate principal amount of such refinancing Indebtedness is not increased and such refinancing is on terms and conditions no more restrictive than the terms of the Indebtedness being refinanced (and for purposes hereof, a "refinancing" Indebtedness shall include Indebtedness incurred within 90 days after the refinanced Indebtedness is repaid);

                  (b) Indebtedness owing to the Administrative Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indebtedness arising from Rate Hedging Obligations permitted under SECTION 10.16;

                  (e) Guaranties of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted to be incurred under this SECTION 10.5;


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

                  (f) Subordinated Debt in an amount not exceeding $35,000,000 at any time; and

                  (g) additional Indebtedness not otherwise covered by clauses
         (a) through (f) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (g) shall in no event exceed $25,000,000 at any time.

         10.6 TRANSFER OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property that is substantially worn, obsolete, damaged or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary (including up to $7,500,000 identified by Borrower as assets for sale on its consolidated balance sheet as of June 30, 2000), (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by SECTION 10.8, (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, (e) sales and other transfers of assets from the Borrower to a Guarantor and vice versa, (f) the sale or other disposition of all or any substantial part of the Atlas division of the Borrower, (g) the sale or other disposition of assets up to $10,000,000 in any Fiscal Year to the extent that the net proceeds thereof are reinvested in the business of the Borrower or any Guarantor within twelve months thereafter, and (h) other dispositions in any one Fiscal Year at fair market value of assets that do not constitute Collateral having a book or market value (whichever is higher) not exceeding $5,000,000.

         10.7 INVESTMENTS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except:

                  (a) securities of any Person acquired in an Acquisition permitted hereunder;

                  (b) Eligible Securities;

                  (c) investments existing as of the date hereof and as set forth in SCHEDULE 8.4;

                  (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (e) investments in Subsidiaries which are Guarantors;

                  (f) other loans, advances and investments made in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $5,000,000;


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                  (g) loans to officers, directors and employees of the Borrower or any Subsidiary not exceeding in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

                  (h) promissory notes received as a result of a sale or other disposition of an asset permitted under SECTION 10.6; and

                  (i) additional Investments not otherwise covered by clauses
         (a) through (h) above, provided that the aggregate amount of such Investments permitted under this clause (i) shall not exceed ten percent (10%) of Consolidated Net Worth at any time.

         10.8 MERGER OR CONSOLIDATION. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales or other dispositions permitted under SECTION 10.6); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower, (ii) the Borrower may merge FLS into the Borrower, and (iii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by SECTION 10.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Administrative Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

         10.9 RESTRICTED PAYMENTS. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; provided, however, the Borrower may make the following Restricted Payments in any Fiscal Year (on a non-cumulative basis, with the effect that amounts not paid in any Fiscal Year may not be carried over for payment in a subsequent period) if immediately prior to and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing:

                  (a) cash payments or dividends to or on behalf of FLS or Gerdau, S.A. for (i) reimbursement of tax obligations not otherwise paid by the Borrower, and (ii) holding company expenses not to exceed $100,000;

                  (b) sales and other transfers of assets from the Borrower or a Guarantor to the Borrower or a Guarantor;

                  (c) the purchase of shares of Voting Securities of the Borrower owned by employees of the Borrower the purchase price of which shall not exceed in any Fiscal Year an aggregate of $1,000,000; and

                  (d) other Restricted Payments not otherwise covered by clauses
         (a), (b) and (c) above made after the Closing Date which during the term of this Agreement do not exceed the sum of (i) fifty percent (50%) of the Consolidated Net Income during the


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         period (taken as one accounting period) from the first day of the
         Borrower's fiscal quarter ending on June 30, 2000 to the last day of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income is a loss, minus 100% of such amount); (ii) twenty-five percent (25%) of the aggregate Net Proceeds received by the Borrower after the Closing Date from any Equity Offering other than an Equity Offering to an Affiliate, including Gerdau, S.A. and its subsidiaries, in which event the amount shall be fifty percent (50%); and (iii) $25,000,000.

         10.10 TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under Sections 10.7, 10.8 and 10.9, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) that the Borrower may purchase, sell, exchange or lease property to or from an Affiliate upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         10.11 COMPLIANCE WITH ERISA, THE CODE AND FOREIGN BENEFIT LAWS. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority exceeding $1,000,000; or

                  (b) except to the extent permitted under ERISA, permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code is reasonably likely to be imposed exceeding in the aggregate $1,000,000 for which a statutory or class exemption is not available or a private exemption has not been obtained; or


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                  (f) permit the establishment of any Employee Benefit Plan
         providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in material additional liability to the Borrower or any ERISA Affiliate or materially increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         10.12 FISCAL YEAR. Change its Fiscal Year.

         10.13 DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.8.

         10.14 LIMITATIONS ON SALES AND LEASEBACKS. Enter into any arrangement or arrangements with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary if after giving effect thereto, the aggregate outstanding amount of all such transactions then in effect would exceed $25,000,000.

         10.15 CHANGE IN CONTROL. Cause, suffer or permit to exist or occur any Change of Control.

         10.16 RATE HEDGING OBLIGATIONS. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time the sum of (a) 25% of the Total Revolving Credit Commitment and (b) 100% of the Term Loan Commitment.

         10.17 NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Administrative Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with, and that applies only to, property acquired with the proceeds of purchase money Indebtedness permitted hereunder and Capital Leases to the extent permitted hereunder, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.


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         10.18 PREPAYMENTS, ETC. OF INDEBTEDNESS.

                  (a) Other than the refinancing or restructuring permitted under SECTION 10.5, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness subordinate to the Obligations; or

                  (b) amend, modify or change in any manner any term or condition of any Indebtedness described in SECTION 10.5(a) so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms of such Indebtedness as of the Closing Date.



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                                   ARTICLE XI

                       Events of Default and Acceleration

         11.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of ARTICLE II or ARTICLE III or ARTICLE IV, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Administrative Agent on the date within three (3) Business Days on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in SECTION 9.7, 9.11, 9.19 or ARTICLE X;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in CLAUSES (a), (b) OR (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Administrative Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Collateral Agent, the Administrative Agent or any of the Lenders or delivered to the Collateral Agent, the Administrative Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agents), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agents); or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness [or Rate Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount or Rate Hedge Value, as applicable, not less than


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         $1,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) with respect to any such Rate Hedging Obligation, any termination event shall occur as to which the Borrower or any Subsidiary is the "affected party" under the agreement or instrument governing such Rate Hedging Obligation, or (iv) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default or termination shall continue for more than the period of grace, if any, therein specified, or such default or event of default or termination shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity of any such Indebtedness or terminate any agreement or instrument governing any such Rate Hedging Obligation; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary or other Credit Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty
         (60) days; or if the


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         Borrower or any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

                  (k) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

         then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Administrative Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Banks to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of Bank of America to make further Swing Line Loans, and of the Issuing Banks to issue additional Letters of Credit, hereunder shall terminate immediately, and
                  (ii) the Administrative Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Administrative Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause
                  (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of Bank of America to make Swing Line Loans, and of the Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;


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

                           (B) the Borrower shall, upon demand of the
                  Administrative Agent or the Required Lenders, deposit cash with the Administrative Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Administrative Agent pursuant to the terms of the LC Account Agreement; and

                           (C) the Agents and each of the Lenders shall have all
                  of the rights and remedies available under the Loan Documents or under any applicable law.

         11.2 AGENTS TO ACT. In case any one or more Events of Default shall occur and not have been waived, subject to the provisions of Article XII, the Agents may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies contained herein or in any other Loan Document, or as may be otherwise available at law or in equity.

         11.3 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agents is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         11.4 NO WAIVER. No course of dealing between the Borrower and any Lender or the Agents or any failure or delay on the part of any Lender or the Agents in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         11.5 ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
ARTICLE XI hereof, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Administrative Agent in the following order:

                  (a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto;

                  (b) amounts due to the Lenders and the Issuing Banks pursuant to SECTIONS 4.6(a), 4.6(b), 4.6(c), 4.6(d) AND 13.5;

                  (c) amounts due to the Administrative Agent pursuant to
         SECTION 4.6(e);

                  (d) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in


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         respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (e) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (f) payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to SECTION 11.1(B);

                  (g) amounts due to the Issuing Banks, the Agents, the Lenders and others pursuant to SECTIONS 3.2(h), 9.15 AND 13.9;

                  (h) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the recipients, including amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

                  (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.


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                                   ARTICLE XII

                                   The Agents

         12.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its administrative agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably appoints and authorizes the Collateral Agent or the Administrative Agent (in the case of the Mortgage) to act as its collateral agent under the Security Instruments (other than the Mortgage) with such powers and discretion as are specifically delegated to the Collateral Agent or Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and the Collateral Agent (which terms as used in this sentence and in SECTION 12.5 and the first sentence of SECTION 12.6 hereof shall include the Administrative Agent's and the Collateral Agent's affiliates and their own and their affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

                  (d) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

         The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them with reasonable care. The term "Administrative Agent" and "Collateral Agent" as used in the Loan Documents shall not connote any fiduciary or other implied obligation under applicable law, and is used solely as a matter of market custom to connote an administrative relationship between independent contracting parties.


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         12.2 RELIANCE BY AGENTS. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with
SECTION 13.1 hereof. As to any action not expressly mandated by this Agreement, the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that neither the Administrative Agent nor the Collateral Agent shall be required to take any action unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         12.3 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Agents shall (subject to SECTION 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agents shall deem advisable in the best interest of the Lenders.

         12.4 RIGHTS AS LENDER. With respect to its Revolving Credit Commitment and Term Loan Commitment and the Loans made by it and Letters of Credit issued by it, each Agent (and any successor acting as Administrative Agent or Collateral Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or Collateral Agent, as the case may be, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent and the Collateral Agent in their respective individual capacities. Each of the Agents (and any successor acting as Administrative Agent or Collateral Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Administrative Agent or Collateral Agent, and Bank of America (and any successor acting as Administrative Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.


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

         12.5 INDEMNIFICATION. The Lenders agree to indemnify the Agents and each of their respective Affiliates, and their respective officers, employees and agents (each, an "Agent Indemnitee") (to the extent not reimbursed under SECTION 13.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Agent Indemnitee (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by any Agent Indemnitee under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified; provided further, however, that no action or omission taken or occurring at the written direction of the Required Lenders or all Lenders, as the case may be, shall constitute either gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under
SECTION 13.5, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this SECTION
12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         12.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agents or any of their affiliates.

         12.7 RESIGNATION OF AGENT. The Administrative Agent or the Collateral Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or the Collateral Agent, as the case may be, with the consent of the Borrower (provided that there is not then a Default or Event of Default), which consent will not be unreasonably withheld. If no successor Administrative Agent or the Collateral Agent, as the case may be, shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's or Collateral Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall thereupon


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succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as the case may be, and the retiring Administrative Agent or Collateral Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's or Collateral Agent's resignation hereunder as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent, as the case may be.




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                                  ARTICLE XIII

                                  Miscellaneous

         13.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, its Revolving Credit Commitment and its Term Loan Commitment); provided, however, that

                                    (i) each such assignment shall be to an
                  Eligible Assignee;

                                    (ii) except in the case of an assignment to
                  another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                                    (iii) each such assignment by a Lender shall
                  be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes (except that any assignment by an Issuing Bank shall not include its rights, benefits or duties as an Issuing Bank and any assignment by Bank of America as the provider of Swing Line Loans shall not include its rights, benefits and duties as provider of Swing Line Loans); and

                                    (iv) the parties to such assignment shall
                  execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 6.6.

                  (b) The Administrative Agent shall maintain at its address referred to in SECTION 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments and Term Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in


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         the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or Term Loan Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in ARTICLE VI and the right of set-off contained in SECTION 13.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment or Term Loan Commitments).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

                  (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Administrative Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power,


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

         benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         13.2 NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                           (a)      if to the Borrower:

                                    AmeriSteel Corporation
                                    5100 West Lemon Street, Suite 312
                                    Tampa, Florida   33609
                                    Attn:  Chief Financial Officer
                                    Telephone:     (813) 207-2300
                                    Telefacsimile: (813) 207-2328

                           (b)      if to the Administrative Agent:

                                    Bank of America, N.A.
                                    901 Main Street, 14th Floor
                                    Dallas, Texas  75202
                                    Attention: Agency Services
                                    Telephone:     (214) 209-2138
                                    Telefacsimile: (214) 209-9438

                                    with a copy to:

                                    Bank of America, N.A.
                                    901 Main Street, 67th Floor
                                    Dallas, Texas 75202
                                    Attention:  Corporate Finance
                                    Telephone:     (214) 209-0193
                                    Telefacsimile: (214) 209-0980


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

                  (c)      if to the Collateral Agent:

                           The Bank of Tokyo-Mitsubishi, Ltd., New York Branch 1251 Avenue of the Americas
                           New York, New York  10116-3138
                           Telephone:       (212) 782-4412
                           Telefacsimile:   (212) 782-6437

                  (d)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (e) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

         13.3 RIGHT OF SET-OFF; ADJUSTMENTS.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
         Section 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

                  (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender or is repaid in whole or in party by such benefitted Lender in good faith settlement of a pending or threatened avoidance claim, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery or settlement payment, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         13.4 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Revolving Credit Commitment or Term Loan Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         13.5 EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agents in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agents (including the cost of internal counsel) with respect thereto and with respect to advising the Agents as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agents and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses but excluding the cost of internal counsel), in connection with the restructuring, workout or enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         13.6 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or other applicable Credit Party party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Administrative Agent on behalf of the Required Lenders (and, if ARTICLE XII or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments or Term Loan Commitments of the Lenders, the Total Revolving Credit Commitment or the Total Term Loan Commitment, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable, hereunder or for termination of any Revolving Credit Commitment or Term Loan Commitment, (iv) change the percentage of the Revolving Credit Commitment or Term Loan Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to (x) take any action under this SECTION 13.6 or any other provision of this Agreement or (y) amend this SECTION 13.6, (v) release any Guarantor or, other than in connection with a transaction permitted under
SECTION 10.6, all or a material part of the Collateral or (vi) change any provision of this Agreement or the other Loan Documents relating to the pro rata treatment of Lenders; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of Bank of America as provider of Swing Line Loans, shall be effective unless signed in writing by Bank of

America or that affects the rights, privileges or obligations of the Issuing Banks as issuers of Letters of Credit, shall be effective unless signed in writing by the Issuing Banks.

         No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Administrative Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         13.7 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Administrative Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Administrative Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Administrative Agent (or an agent of the Administrative Agent) bearing (with the consent of the Administrative Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of SECTION 12.2.

         13.8 TERMINATION. This Agreement shall terminate on the Facility Termination Date, except that (x) those provisions which by the express terms thereof continue in effect notwithstanding the Facility Termination Date, and
(y) obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, shall continue in effect. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Collateral Agent, the Administrative Agent, the Issuing Banks or any Lender (including the Swing Line Lender) is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason or elects to repay any such amount in good faith settlement of a pending or threatened avoidance claim, (i) this Agreement including the provisions pertaining to Participations in Letters of Credit, Reimbursement Obligations, and Swing Line Loans) shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Administrative Agent or such Lender harmless for, the amount of such payment surrendered until the Administrative Agent or such Lender shall have been finally and irrevocably paid in full, and (ii) in the event any portion of any amount so required to be surrendered by the Administrative Agent, the Collateral Agent or the Issuing Banks or the Swing Line Lender shall have been distributed to the Lenders, the Lenders shall promptly repay such amounts to the Administrative Agent, the Collateral Agent or the Issuing Banks or the Swing Line Lender on demand therefor. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Administrative Agent's, the Collateral Agent's, the Issuing Banks' or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         13.9 INDEMNIFICATION; LIMITATION OF LIABILITY.

                  (a) The Borrower agrees to indemnify and hold harmless the Agents and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 13.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agents, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (b) The agreements and obligations of the Borrower contained in this SECTION 13.9 shall continue in effect notwithstanding the Facility Termination Date.

         13.10 SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         13.11 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter dated as of July 21, 2000, executed by Bank of America and BAS and accepted by the Borrower, survive the closing of the Revolving Credit Facility, Letter of Credit Facility and Term Loan Facility, shall survive and continue in effect).

         13.12 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         13.13 USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         13.14 PAYMENTS. All principal, interest, and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be paid to the Administrative Agent at the Principal Office in Dollars and in immediately available funds, without setoff, recoupment, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         13.15 GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (f) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS OF SECTION 13.15(b) IS AN INCONVENIENT FORUM.



                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                        AMERISTEEL CORPORATION

WITNESS:

 /s/ NELSON CASTELLANO                  By:  /s/ TOM J. LANDA
------------------------------------       -------------------------------------
                                        Name:    Tom J. Landa
 /s/ TERRY L. WITCHER                   Title:   Chief Financial Officer
------------------------------------




                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent for the Lenders

                                        By: /s/ BIANCA HEMMEN
                                           -------------------------------------
                                        Name:  Bianca Hemmen
                                        Title:   Managing Director



                             Signature Page 1 of 15

                                   BANK OF AMERICA, N.A.


                                   By:  /s/ BIANCA HEMMEN
                                      ------------------------------------------
                                   Name:    Bianca Hemmen
                                   Title:   Managing Director


                                   Lending Office for Base Rate Loans:
                                            Bank of America, N.A.
                                            901 Main Street, 14th Floor
                                            Dallas, Texas  75202
                                            Attention: Agency Services
                                            Telephone:        (214) 209-2138
                                            Telefacsimile:    (214) 209-9438

                                   Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA#  053000196
                                            Account No.:
                                            Reference:  AmeriSteel Corporation
                                            Attention: Agency Services


                                   Lending Office for Eurodollar Rate Loans:
                                            Bank of America, N.A.
                                            901 Main Street, 14th Floor
                                            Dallas, Texas  75202
                                            Attention: Agency Services
                                            Telephone:        (214) 209-2138
                                            Telefacsimile:    (214) 209-9438

                                   Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA# 053000196
                                            Account No.:
                                            Reference:  AmeriSteel Corporation
                                            Attention: Agency Services


                             Signature Page 2 of 15

                                          SUNTRUST BANK, as Syndication Agent
                                          and as a Lender


                                          By: /s/ W. DAVID WISDOM
                                             -----------------------------------
                                          Name: W. David Wisdom
                                          Title:   Vice President


                                          Lending Office:
                                          401 East Jackson Street, 20th Floor
                                          Tampa, Florida  33602

                                          Wire Transfer Instructions:
                                          SunTrust Bank
                                          Orlando, Florida
                                          ABA #063102152
                                          Account #9215004320
                                          Account Name:  CCSC
                                          Reference:  AmeriSteel Corporation


                             Signature Page 3 of 15

                                         PNC BANK, NATIONAL ASSOCIATION,
                                         as Documentation Agent and as a Lender


                                         By:  /s/ LYNN KONCZ
                                            ------------------------------------
                                         Name:  Lynn Koncz
                                         Title:   Vice President

                                         Lending Office:
                                         One PNC Plaza, 3rd Floor
                                         249 Fifth Avenue
                                         Pittsburgh, Pennsylvania 15222


                                         Wire Transfer Instructions:
                                         PNC Bank, N.A.
                                         Pittsburgh, Pennsylvania
                                         ABA #043-000-096
                                         Account #196030010890
                                         Attention:  Commercial Loans Department
                                         Reference:  AmeriSteel Corporation


                             Signature Page 4 of 15

                                   AMSOUTH BANK, an Alabama banking corporation

                                   By: /s/ ELAINE M. GUYOT
                                      ------------------------------------------
                                   Name: Elaine M. Guyot
                                   Title:   Vice President


                                   Lending Office:
                                   100 N. Tampa Street, Mezzanine
                                   Tampa, Florida  33602

                                   Wire Transfer Instructions:
                                   AmSouth Bank
                                   Birmingham, Alabama
                                   ABA #062000019
                                   Account #001102450504400
                                   Account Name:  Florida Clearing House Account
                                   Attention:  Teresa McAnn, Commercial Banking
                                                   (813) 226-1290
                                   Reference: AmeriSteel Corporation



                             Signature Page 5 of 15

                                       BANQUE SUDAMERIS, MIAMI AGENCY

                                       By: /s/ HUBERT DE LA FELD
                                          --------------------------------------
                                       Name: Hubert de la Feld
                                       Title:   Senior Vice President & Manager

                                       By:  /s/ EFRAIN LOPEZ
                                          --------------------------------------
                                       Name:    Efrain Lopez
                                       Title: Assistant Vice President

                                       Lending Office:
                                       701 Brickell Avenue, 9th Floor
                                       Miami, Florida  33131

                                       Wire Transfer Instructions:
                                       Banque Sudameris, Miami Agency
                                       Miami, Florida
                                       ABA #066011033
                                       Attention: Efrain C. Lopez/Margarita Ruiz
                                       Reference: AmeriSteel Corporation


                             Signature Page 6 of 15

                                     SOUTHTRUST BANK


                                     By: /s/ LESLIE FREDERICKS
                                        ----------------------------------------
                                     Name: Leslie Fredericks
                                     Title:   Vice President


                                     Lending Office:
                                     One Tampa City Center
                                     Suite 2950
                                     Tampa, Florida  33602

                                     Wire Transfer Instructions:
                                     SouthTrust Bank
                                     Birmingham, Alabama
                                     ABA #062000080
                                     Account #131009
                                     Attention:  Joanne Gundling (727-825-2733)
                                     Reference:  AmeriSteel Corporation


                             Signature Page 7 of 15

                                            THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                            NEW YORK BRANCH, as Collateral Agent
                                            and as a Lender


                                            By:  /s/ S. TOBARI
                                               ---------------------------------
                                            Name: Shichito Tobari
                                            Title:   Vice President

                                            Lending Office:
                                            1251 Avenue of the Americas
                                            New York, New York 10020-1104


                                            Wire Transfer Instructions:
                                            The Bank of Tokyo-Mitsubishi, Ltd.
                                            New York, New York
                                            ABA #0260-0963-2
                                            Account# 97770191
                                            Attention:  Rolando LOD
                                            Reference:  AmeriSteel Corporation


                             Signature Page 8 of 15

                                  COMERICA BANK


                                  By: /s/ DAN J. LATIMER
                                     -------------------------------------------
                                  Name:    Dan J. Latimer
                                  Title:   Vice President

                                  Lending Office:
                                  500 Woodward Avenue
                                  International Department, 23rd Floor - MC3330 Detroit, Michigan 48226

                                  Wire Transfer Instructions:
                                  Comerica Bank
                                  Detroit, Michigan
                                  ABA #0720 0009 6
                                  Account #02-21585-99010
                                  Attention:  Commercial Loan Accounting
                                  Reference:  AmeriSteel Corporation



                             Signature Page 9 of 15

                                             LASALLE BANK NATIONAL ASSOCIATION

                                             By: /s/ ROGER N. ARSHAM
                                                --------------------------------
                                             Name: Roger N. Arsham
                                             Title:   Vice President

                                             Lending Office:
                                             135 S. Chicago Street
                                             Chicago, Illinois 60603


                                             Wire Transfer Instructions:
                                             LaSalle Bank N.A.
                                             Chicago, Illinois
                                             ABA #071-000-505
                                             Account #1378018
                                             Account Name:  Commercial Loans
                                             Reference:  AmeriSteel Corporation



                             Signature Page 10 of 15

                                            THE CHASE MANHATTAN BANK

                                            By:  /s/ DANIEL KOSTMAN
                                               ---------------------------------
                                            Name:    Daniel Kostman
                                            Title:   Vice President

                                            Lending Office:
                                            4 Chase Metrotech Center, 15th Floor
                                            Brooklyn, New York 11245


                                            Wire Transfer Instructions:
                                            The Chase Manhattan Bank
                                            New York, New York
                                            ABA #021 0000 21
                                            Account #544-703660
                                            Account Name:  Chase - Nassau
                                            Attention:  Jose A. Santiago
                                            Reference:  AmeriSteel Corporation



                             Signature Page 11 of 15

                                          REPUBLIC BANK


                                          By: /s/ BRIGITTA A. LAWTON
                                             -----------------------------------
                                          Name: Brigitta A. Lawton
                                          Title: Senior Vice President

                                          Lending Office:
                                          111 Second Avenue, N.E.
                                          Suite 300
                                          St. Petersburg, Florida  33701

                                          Wire Transfer Instructions:
                                          Republic Bank
                                          St. Petersburg, Florida
                                          ABA #063108868
                                          Account #4000094617
                                          Account Name:  AmeriSteel Corporation
                                          Attention:  Loan Accounting


                             Signature Page 12 of 15

                                          RAYMOND JAMES BANK, FSB


                                          By: /s/ JOHN D. HALLSTROM
                                             -----------------------------------
                                          Name: John D. Hallstrom
                                          Title:   Vice President


                                          Lending Office:
                                          710 Carillon Parkway
                                          St. Petersburg, Florida  33716

                                          Wire Transfer Instructions:
                                          Raymond James Bank, FSB
                                          FHLB Atlanta, Georgia
                                          ABA #0610-0876-6
                                          Account #3574100
                                          Account Name:  Raymond James Bank, FSB
                                          Attention:  Commercial Loan Operations
                                          Reference:  AmeriSteel Corporation



                             Signature Page 13 of 15

                                           PROVIDENT BANK OF FLORIDA

                                           By: /s/ DARRYL J. WEAVER
                                              ----------------------------------
                                           Name: Darryl J. Weaver
                                           Title:   Vice President


                                           Lending Office:
                                           1549 Ringling Boulevard
                                           Sarasota, Florida 34236

                                           Wire Transfer Instructions:
                                           Provident Bank of Ohio
                                           Cincinnati, Ohio
                                           ABA #042000424
                                           Account #0987323
                                           Account Name:  AmeriSteel Corporation
                                           Attention:  Marion Nelson


                             Signature Page 14 of 15

                                          THE INTERNATIONAL BANK OF MIAMI, N.A.


                                          By: /s/ CARIDAD ERRAZQUIN
                                             -----------------------------------
                                          Name: Caridad Errazquin
                                          Title:   Vice President


                                          Lending Office:
                                          601 Brickell Key Drive
                                          Suite 1020
                                          Miami, Florida  33131

                                          Wire Transfer Instructions:
                                          The International Bank of Miami, N.A.
                                          Miami, Florida
                                          ABA #067001699
                                          Account Name:  Loan Servicing
                                          Attention:  Loan Servicing Department
                                          Reference:  AmeriSteel Corporation



                             Signature Page 15 of 15

                                    EXHIBIT A

                        Applicable Commitment Percentages

                                          REVOLVING                                     APPLICABLE
                                            CREDIT              TERM LOAN               COMMITMENT
LENDER                                    COMMITMENT            COMMITMENT              PERCENTAGE
------                                -----------------      -----------------      -----------------
Bank of America, N.A                  $   29,210,526.34      $   15,789,473.68            15.78947368%

SunTrust Bank                         $   24,342,105.26      $   13,157,894.74            13.15789474%

PNC Bank, National Association        $   22,719,298.25      $   12,280,701.75            12.28070175%

AmSouth Bank                          $   16,228,070.18      $    8,771,929.82             8.77192982%

Banque Sudameris, Miami Agency        $   16,228,070.18      $    8,771,929.82             8.77192982%

SouthTrust Bank                       $   16,228,070.18      $    8,771,929.82             8.77192982%

The Bank of Tokyo-Mitsubishi,
Ltd., New York Branch                 $   12,982,456.14      $    7,017,543.86             7.01754386%

Comerica Bank                         $    9,736,842.11      $    5,263,157.89             5.26315789%

LaSalle Bank National

Association                           $    9,736,842.11      $    5,263,157.89             5.26315789%

The Chase Manhattan Bank              $    9,736,842.11      $    5,263,157.89             5.26315789%

Republic Bank                         $    6,491,228.07      $    3,508,771.93             3.50877193%

Raymond James Bank, FSB               $    4,868,421.05      $    2,631,578.95             2.63157895%

Provident Bank of Florida             $    3,245,614.04      $    1,754,385.96             1.75438596%

The International Bank of Miami,
N.A                                   $    3,245,614.04      $    1,754,385.96             1.75438596%
                                      -----------------      -----------------      -----------------

                                      $  185,000,000.00      $  100,000,000.00                    100%
                                      =================      =================      =================

                                    EXHIBIT B

                        Form of Assignment and Acceptance

         Reference is made to the Second Amended and Restated Credit Agreement dated as of September 13, 2000 (the "Credit Agreement") among AmeriSteel Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., as agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on SCHEDULE 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and Term Loan Commitment and the amount of the Loans owing to the Assignee will be as set forth on SCHEDULE 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment and Term Loan Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment and Term Loan Commitment retained by the Assignor, if any, as specified on SCHEDULE 1.*

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
SECTION 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms


--------------------------
* In the case of any Issuing Bank as Assignor excluding any rights, benefits or duties as Issuing Bank and in the case of Bank of America as Assignor, excluding any rights, benefits or duties as provider of Swing Line Loans.

that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under SECTION 6.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on SCHEDULE 1.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Florida.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1

                                                     Revolving Credit                    Term Loan
                                                          Facility                        Facility
Percentage interest assigned:                             _____%                            _____%

Assignee's Commitment:                               $__________________           $_________________

Aggregate outstanding principal amount               $__________________           $_________________
of Loans assigned:

Principal amount of Note payable to                  $__________________           $_________________
Assignee:

Principal amount of Note payable to
Assignor:                                            $__________________           $_________________

Effective Date (if other than date of
acceptance by Administrative Agent):                 $______________,___           $_____________,___


                                            [NAME OF ASSIGNOR], as Assignor


                                            By:     ____________________________
                                                    Title:

                                            Dated:  __________, ____



                                            [NAME OF ASSIGNEE], as Assignee


                                            By:     ____________________________
                                                    Title:

                                            Domestic Lending Office:

                                            Eurodollar Lending Office:

----------------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted [and Approved] **
this ___ day of ___________, ____

BANK OF AMERICA, N.A., as Administrative Agent


By:_____________________________
Title:


[Approved this ____ day
of ____________, ____

AMERISTEEL CORPORATION


By:_____________________________]**
Title:


-----------------------

         ** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of September 13, 2000 (the "Agreement") among AmeriSteel Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement), Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent") and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

     Name and Address             Office                 Specimen Signature
     ----------------             ------                 ------------------

_____________________        ________________            ______________________
_____________________
_____________________


_____________________        ________________            ______________________
_____________________
_____________________


Borrower hereby revokes (effective upon receipt hereof by the Administrative Agent) the prior appointment of ________________ as an Authorized
Representative.

This the ___ day of __________________, ____.


                                              AMERISTEEL CORPORATION


                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                   EXHIBIT D-1

                            Form of Borrowing Notice

To:      Bank of America, N.A.
         as Administrative Agent
         901 Main Street, 14th Floor
         Dallas, Texas  75202
         Attention: Agency Services
         Telephone:        (214) 209-2138
         Telefacsimile:    (214) 209-9438

         Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of September 13, 2000 (the "Agreement") among AmeriSteel Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement), Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent") and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Administrative Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan               Interest Period(1)        Aggregate Amount(2)                Date of Loan(3)
(check one)
------------               ------------------        -------------------                ---------------
Revolving Loan
--------------

Base Rate Loan             __________________        ___________________                _______________
Eurodollar Rate Loan       __________________        ___________________                _______________

(1)      For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $2,000,000 or if greater an integral multiple of $500,000, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan.

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [INSERT TRANSMITTAL INSTRUCTIONS] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are


                                      D-1-1
true and correct as of the date hereof except that the reference to the financial statements in SECTION 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 8.6(a) but not for the purpose of any cross reference to such SECTION 8.6(a) or to the financial statements described therein contained in any other provision of SECTION 8.6 or elsewhere in ARTICLE VIII) to refer to those financial statements most recently delivered to you pursuant to SECTION 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to SECTION 9.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                                          AMERISTEEL CORPORATION


                                          BY:___________________________________
                                                   Authorized Representative

                                          DATE:_________________________________



                                     D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      Bank of America, N.A.
         901 Main Street, 14th Floor
         Dallas, Texas  75202
         Attention: Agency Services
         Telephone:        (214) 209-2138
         Telefacsimile:    (214) 209-9438

         Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of September 13, 2000 (the "Agreement") among AmeriSteel Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement), Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent") and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to Bank of America that a Swing Line Loan of the amount set forth below be made on the date indicated:

                           AMOUNT(1)                      DATE OF LOAN
                    ----------------------           -----------------------

                          $__________                    _________, ____

-----------------------

         (1) Must be $100,000 or if greater an integral multiple of $10,000, unless a Base Rate Refunding Loan.

         The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows:
[insert transmittal instructions]

         The undersigned hereby certifies that:

         1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in ARTICLE VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in SECTION 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 8.6(a) but not for the purpose of any cross reference to such SECTION 8.6(a) or to the financial statements described therein contained in any other provision of SECTION 8.6 or elsewhere in Article
VIII) to refer to those financial statements most recently delivered to you pursuant to SECTION 9.1 of the Agreement (it being understood that any financial


                                     D-2-1
statements delivered pursuant to SECTION 9.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                            AMERISTEEL CORPORATION


                                            BY:_________________________________
                                                   Authorized Representative

                                            DATE:_______________________________


                                     D-2-2

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      Bank of America, N.A., as Administrative Agent
         901 Main Street, 14th Floor
         Dallas, Texas  75202
         Attention: Agency Services
         Telephone:        (214) 209-2138
         Telefacsimile:    (214) 209-9438

         Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of September 13, 2000 (the "Agreement") among AmeriSteel Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement), Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent") and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Administrative Agent of the following selection of a type of Loan or Segment and Interest Period:

Type of Loan               Interest Period(1)        Aggregate Amount(2)                Date of Loan(3)
  (check one)
------------               ------------------        -------------------                ---------------
REVOLVING LOAN
--------------

Base Rate Loan             __________________        ___________________                _______________
Eurodollar Rate Loan       __________________        ___________________                _______________

TERM LOAN SEGMENT
-----------------

Base Rate Loan             __________________        ___________________                _______________
Eurodollar Rate Loan       __________________        ___________________                _______________

----------------
(1)      For any Eurodollar Rate Loan or Segment, one, two, three or six months.
(2) Must be $2,000,000 or if greater an integral multiple of $500,000, unless a Base Rate Refunding Loan.
(3) At least three (3) Business Days later if a Eurodollar Rate Loan or Eurodollar Rate Segment.

                                            AMERISTEEL CORPORATION

                                            BY:_________________________________
                                                   Authorized Representative

                                            DATE:_______________________________

                                   EXHIBIT F-1

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)

$______________                                        _________, ______________

                                                               ________ __, ____


FOR VALUE RECEIVED, AMERISTEEL CORPORATION, a Florida corporation having its principal place of business located in Tampa, Florida (the "Borrower"), hereby promises to pay to the order of _______________________________________________
(the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as administrative agent for the Lenders (the "Administrative Agent"), located at 901 Main Street, 14th Floor, Dallas, Texas 75202 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Second Amended and Restated Credit Agreement dated as of September 13, 2000 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Administrative Agent and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ________________________________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.


                                     F-1-1

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         THIS REVOLVING NOTE AND OTHER REVOLVING NOTES OF EVEN DATE ARE GIVEN IN SUBSTITUTION AND NOT PAYMENT OF REVOLVING NOTES OF THE BORROWER DATED JULY 14, 1998 ISSUED PURSUANT TO AN AMENDED AND RESTATED CREDIT AGREEMENT DATED JULY 14, 1998, AS AMENDED.


                            [SIGNATURE PAGE FOLLOWS.]


                                     F-1-2

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.



WITNESS:                                   AMERISTEEL CORPORATION


_______________________________            By:__________________________________
                                           Name:________________________________
_______________________________            Title:_______________________________




                                     F-1-3

                                   EXHIBIT F-2

                                Form of Term Note

                                 Promissory Note
                                   (Term Loan)

$________________                                             ________, ________

                                                               ________ __, ____


         FOR VALUE RECEIVED, AMERISTEEL CORPORATION, a Florida corporation having its principal place of business located in Tampa, Florida (the "Borrower"), hereby promises to pay to the order of ___________________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as administrative agent for the Lenders (the "Administrative Agent"), located at 901 Main Street, 14th Floor, Dallas, Texas 75202 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Second Amended and Restated Credit Agreement dated as of September 13, 2000 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Administrative Agent and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _____________________ DOLLARS ($__________) on the Term Loan Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Term Note is one of the Term Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is


                                     F-2-1
hereby made for a more complete statement of the terms and conditions upon which the Term Loan evidenced hereby was made and is to be repaid. This Term Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Term Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]


                                     F-2-2

         IN WITNESS WHEREOF, the Borrower has caused this Term Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


WITNESS:                                   AMERISTEEL CORPORATION


_______________________________            By:__________________________________
                                           Name:________________________________
_______________________________            Title:_______________________________



                                     F-2-3

                                   EXHIBIT F-3

                             Form of Swing Line Note

                                 Promissory Note
                                (Swing Line Loan)

$________________                                             ________, ________

                                                               ________ __, ____


         FOR VALUE RECEIVED, AMERISTEEL CORPORATION, a Florida corporation having its principal place of business located in Tampa, Florida (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. ("Bank of America"), in its individual capacity, at Bank of America"s offices located at 901 Main Street, 14th Floor, Dallas, Texas 75202 (or at such other place or places as Bank of America may designate) at the times set forth in the Second Amended and Restated Credit Agreement dated as of September 13, 2000 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), Bank of America, N.A., as administrative agent for the Lenders (the "Administrative Agent"), and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent (as amended, supplemented or otherwise modified from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ______________________________________ DOLLARS
($____________) or if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by Bank of America to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the Default Rate until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.


                                     F-3-1

         Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

         This Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         THIS SWING LINE NOTE IS GIVEN IN SUBSTITUTION AND NOT IN PAYMENT OF THAT SWING LINE NOTE OF THE BORROWER DATED JULY 14, 1998 ISSUED PURSUANT TO AN AMENDED AND RESTATED CREDIT AGREEMENT DATED JULY 14, 1998, AS AMENDED.

                            [SIGNATURE PAGE FOLLOWS.]


                                     F-3-2

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

WITNESS:                                   AMERISTEEL CORPORATION


_______________________________            By:__________________________________
                                           Name:________________________________
_______________________________            Title:_______________________________


                                     F-3-3

                           [TRENAM KEMKER LETTERHEAD]


                               September 13, 2000

Bank of America, N.A.
   As Administrative Agent and
   Each of the Lenders Party to the
   Credit Agreement Referenced Below
901 Main Street, 67th Floor
Dallas, Texas 75202

                    Re: Second Amended and Restated Credit Agreement among Bank of America, N.A., as Administrative Agent, the Lenders party thereto and AmeriSteel Corporation

Ladies and Gentlemen:

        We have acted as counsel for AmeriSteel Corporation, a corporation organized and existing under the laws of Florida (the "Borrower") in connection with credit facilities in the aggregate amount of $285,000,000, including a Term Loan Facility of $100,000,000 and a revolving Credit Facility of $185,000,000, including a Letter of Credit Facility of $50,000,000 as part of the Revolving Credit Facility, being made available to the Borrower by you pursuant to the Second Amended and Restated Credit Agreement dated this date among you, the Lenders and the Borrower (the "Credit Agreement") and the other transactions contemplated under the Credit Agreement.

        This opinion is delivered to you in accordance with the conditions set forth in Section 7.1 of the Credit Agreement. Capitalized terms that are used but are not otherwise defined herein and that are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement.

        In rendering the opinions expressed below, we have examined copies (or, in the case of the Credit Agreement, the Notes, the Security Agreement, the Mortgage and the Deposit Account Control Agreement, the originals) of the following documents:

         1.  the Credit Agreement;

         2.  the Notes;

         3.  the Security Agreement;

         4.  the Mortgage;

         5. the Deposit Account Control Agreements between AmeriSteel Corporation and the institutions listed on Annex C to the Security Agreement (the "Deposit Account Control Agreements");

The Administrative Agent and Each Lender
September 13, 2000
Page 2

         6. the Articles of Incorporation and the By-Laws of the Borrower, as certified by the Secretary of the Borrower;

         7. actions of the Board of Directors of the Borrower with respect to the Loan Documents (as hereinafter defined), as certified by the Secretary of the Borrower; and

         8. Certificates of Good Standing and similar documents issued by authorities in the State of Florida and other states identified by the Borrower as states in which it conducts its business.

         The documents described in paragraphs 1 through 5 above are sometimes referred to in this letter as the "Loan Documents."

        The documents described in paragraphs 1 through 8 above are sometimes referred to in this letter as the "Reviewed Documents." The opinions expressed in this letter are based solely upon our review of the Reviewed Documents and any other documents specifically referred to by name in this letter as having been reviewed by us. We have not reviewed any other documents that are referred to in or incorporated by reference into any of such documents, and we express no opinion as to the legal implications of the relationship between such other documents and the transactions contemplated and/or evidenced by the Reviewed Documents with respect to the opinions expressed herein.

        As to certain factual matters in connection with the preparation of this letter, our knowledge is based upon oral inquiries made of the Borrower or its officers or directors and our examination of copies of the Reviewed Documents, including the factual representations and warranties contained therein. The phrase "to our knowledge" or like reference contained herein do not imply that the firm or any member thereof has undertaken any independent investigation within the firm, with the Borrower or with any other persons to determine the existence or absence of any facts or circumstances, and no inference should be drawn merely from the firm's past and current representation of the Borrower. In each place where the phrase "to our knowledge" or like reference appears, our opinion is based on the actual current recollection of those persons in our firm who have given substantive attention to the transaction that is the subject of this opinion (including the person signing on behalf of the firm) and does not include constructive knowledge of matters or information.

        We have engaged in such investigations of law as we have deemed necessary to render the opinions expressed in this letter. The opinions set forth below are based in part upon the Florida and federal authorities as they are currently compiled and reported on by customary reporting services.

        We express no opinion with respect to the application to the Loan and related transactions of any fraudulent transfer law, or the federal or state securities laws, except to the extent expressly mentioned below.

        For purposes of this letter we have assumed, with your consent, the following: (a) the legal capacity of each natural person; (b) the legal existence of all parties to the transaction other than the

The Administrative Agent and Each Lender
September 13, 2000
Page 3

Borrower; (c) the power and authority of each person other than persons acting on behalf of the Borrower to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person; (d) the authorization, execution and delivery by each person other than persons acting on behalf of the Borrower of each document executed and delivered or to be executed and delivered by such person; (e) the legality, validity, binding effect and enforceability as to each person other than persons acting on behalf of the Borrower of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person; (f) the genuineness of each signature (other than of a person signing on behalf of the Borrower), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (g) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the due diligence review undertaken by us; (h) the accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications; (i) that the transaction complies with all tests of good faith, fairness and conscionability required by law; (j) that with respect to the Loan Documents and related transactions, there has been no mutual mistake of fact and there exists no fraud or duress; and (k) other matters customarily inherent in the giving of opinions.

        We are qualified to practice law only in the State of Florida and we do not purport to be experts in the law of any state other than Florida. We express no opinion as to matters which may be governed by the substantive laws of any state other than Florida and United States federal law.

        This letter is provided to you by us as counsel to the Borrower, is solely for your (including any successor to your business) benefit pursuant to the requirements of the Credit Agreement and may not be relied upon, quoted in whole or in part, or used in any manner by any third party or used for any other purpose, except that other banks and financial institutions in each case who in the ordinary course of their business regularly make or invest in loans of the type and amount being made by the Lenders to the Borrower pursuant to the Loan Documents and who acquire directly from a Lender an interest by way of participation or assignment in the Lender's loans to the Borrower, may rely on the opinions set forth in this letter as participants in the financing contemplated by the Credit Agreement to the same extent as if they were named in and received this letter today. The opinions expressed below are being rendered as of the date of this letter and we specifically disclaim any obligation to update such opinions in the future, regardless of the nature of any future developments or our knowledge thereof. Further, we express no opinion on the likelihood or effect of future conduct of any party, including without limitation performance by any party under the Loan Documents. No opinions other than those specifically set forth below are to be implied, and we specifically disclaim any opinions by inference or implication from those specified below.

        Based solely upon and in reliance on the documents and statements referred to above, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

The Administrative Agent and Each Lender
September 13, 2000
Page 4

        1. The Borrower (i) is a corporation organized and existing under the law of the State of Florida, the state of its incorporation, and its status is active, (ii) has the corporate power and authority to own its property and assets and to transact the businesses in which it is presently engaged, and
(iii) is authorized to do business and is in good standing in the states identified by the Borrower as the states in which it conducts its business.

        2. The execution and delivery by the Borrower of the Credit Agreement and the other Loan Documents to which it is a party and the performance by the Borrower of the Obligations under the Loan Agreement and the other Loan Documents to which it is a party and the consummation by the Borrower of the transactions contemplated by the Credit Agreement: (i) are within the corporate power of the Borrower; (ii) have been duly authorized by the Board of Directors of the Borrower; (iii) are not in contravention of the terms of the Articles of Incorporation or By-Laws of the Borrower or, to our knowledge, of any indenture, contract, lease, agreement, instrument or other commitment to which the Borrower is a party or by which the Borrower or any of its properties are bound, except where such contravention would not reasonably be expected to have a Material Adverse Effect; (iv) do not require the consent, registration, or approval of any governmental entity (except such as have been duly obtained, made or given, and are in full force and effect); (v) do not contravene any statute, law, ordinance, regulation, rule, order or other governmental restriction or, to our knowledge, any order, writ, injunction or decree of any court applicable to or binding upon the Borrower; and (vi) to our knowledge, do not or will not result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Borrower or any other Credit Party, except for the Liens in your favor. No approval of the stockholders of the Borrower is required for the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party.

        3. The Borrower has duly executed and delivered each of the Loan Documents to which it is a party, and the Credit Agreement and the other Loan Documents to which it is a party are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

        Our opinion concerning the validity, binding effect and enforceability of the Loan Documents means that: (a) each such document constitutes an effective contract under applicable law, (b) each such document is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense, and (c) subject to the last sentence of this paragraph, some remedy is available if the Borrower is in material default under any such document. This opinion does not mean that: (a) any particular remedy is available upon a material default, or (b) every provision of each such document will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of each such document may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

The Administrative Agent and Each Lender
September 13, 2000
Page 5
        4. To our knowledge, except as set forth on Schedule 7.10 or Schedule
7.18 to the Credit Agreement, no judgments, orders, writs, decrees or arbitration awards are outstanding against the Borrower that would reasonably be expected to have a Material Adverse Effect nor is there pending or threatened in writing any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower that calls into question the validity or enforceability of any of the Loan Documents or that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

        5. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations T, U or X of the Board of Governors of the Federal Reserve System.

        6. The provisions of the Security Agreement are effective to grant to the Collateral Agent, for itself and the other Lenders, a valid and continuing security interest in all of the Borrower's right, title and interest in and to the Collateral named therein to which Article 9 of the Florida UCC is applicable in order to secure the payment and performance when due of all Obligations. Upon the filing of a UCC Form-1 financing statement with the Department of State of the State of Florida in June 1995 with respect to the Collateral named therein, as such filing has been amended to reflect a name change in the Borrower, and a Continuation Statement with such Department in June, 2000, (the "Financing Statements"), the security interests granted pursuant to the Loan Documents constitute valid and enforceable perfected Liens on the Collateral in the State of Florida to the extent that (i) the Borrower has rights in the Collateral and
(ii) a security interest can be perfected therein under Article 9 of the Florida UCC by filing.

                                Very truly yours,

                                TRENAM, KEMKER, SCHARF, BARKIN, FRYE,
                                O'NEILL & MULLIS, Professional Association

                                By: /s/ NELSON T. CASTELLANO
                                    ------------------------
                                     Nelson T. Castellano

                              SCHEDULE A TO OPINION

                                Pledged Interests

                              SCHEDULE B TO OPINION

                              Financing Statements

                                    EXHIBIT H

                             Compliance Certificate

Bank of America, N.A.,
as Administrative Agent
901 Main Street, 14th Floor
Dallas, Texas  75202
Attention: Agency Services
Telephone:        (214) 209-2138
Telefacsimile:    (214) 209-9438

Bank of America, N.A.,
as Administrative Agent
901 Main Street, 67th Floor
Dallas, Texas  75202

Attention:  Corporate Finance Department
Telefacsimile:    (214) 209-0980

         Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of September 13, 2000 (the "Agreement") among AmeriSteel Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement), Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent") and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Calculations:

                  A.       Compliance with Section 10.1(a): Consolidated
                           Leverage Ratio

                           1.       Consolidated Indebtedness                   $___________

                           2.       Cash and cash equivalents in
                                    excess of $10,000,000                       $___________

                           3.       A.1 minus A.2                                                $____________

                           4.       Consolidated EBITDA for most recent
                                    four Fiscal Quarters

                                    (i)     Consolidated Net Income             $____________
                                    (ii)    Consolidated Interest Expense       $____________
                                    (iii)   taxes on income,                    $____________
                                    (iv)    depreciation and amortization       $____________
                                    (v)     any other non-cash charges
                                            net of non-cash credits +           $____________
                                    (vi)    Knoxville facility start-up
                                            costs  *                            $____________
                                    Total                                                        $____________

+ Not exceeding $25,000,000 for any Four-Quarter Period.
* For any Four-Quarter Period which includes the fiscal quarter ending on June 30, 2000.

                           5.       Ratio of A.1 to A.4                         ____ to 1.00

                           REQUIRED:  NOT GREATER THAN: 3.75 TO 1.00

                  B.       Compliance with 10.1(b): Consolidated Net Worth

                           1.       Consolidated Net Worth as of immediately
                                    preceding Fiscal Quarter                    $___________

                           2.       Consolidated Net Income for immediately
                                    preceding Fiscal Quarter                    $___________
                                            x .50
                           3.       Net proceeds of Equity Offering             $___________
                                    x.75 (x. 50 in case of Equity Offering
                                    to Affiliate)

                           4.       Sum of B.1 +  B.2 +B.3                                       $___________

                           REQUIRED:  B.4 MAY NOT BE LESS THAN B.1

                  C.       Compliance with Section 10.1(c): Consolidated

                             Interest Coverage Ratio

                           For each period to be measured:

                           1.       Consolidated Interest Expense:
                                    (i)     Current amortized portion of
                                            debt discounts included in gross
                                            interest expense                    $___________
                                    (ii)    the current amortized portion of
                                            fees connected with the incurrence
                                            of Indebtedness included in         $___________
                                            gross interest expense
                                    (iii)   portion of payments made in
                                            connection with Capital Leases
                                            allocable to interest expense       $___________

                                            Total                                                $___________

                           2.       Consolidated EBITDA for such period:
                                    (See A.2 above)                                              $___________

                           3.       Ratio of C.1 to C.2                         ___ to 1.00

                           Required:  Not Less than 2.75 to 1.00

                  D.       Compliance with Section 10.3: Capital
                           Expenditures

                           1.       Capital Expenditures Fiscal Year ending

                                    _________________
                                    (i)     all expenditures classified as "property,

                                            plant or equipment" or comparable
                                            items on the consolidated balance
                                            sheet including associated trans-
                                            action costs (excluding Costs of
                                            Acqiusitions)                       $____________
                                    (ii)    present value of lease payments
                                            under any Capital Lease

                                                     x (interest rate in lease) $____________

                                            Total                                                $____________

                           REQUIRED:  NOT GREATER THAN: $40,000,000
                           (WITH CARRY-FORWARD FROM IMMEDIATELY
                           PRECEDING FISCAL YEAR OF UP TO
                           $7,500,000 ALLOWED)

                  E.       Compliance with Section 10.5(f): Subordinated Debt

                           1.       Amount of Subordinated Debt                                  $____________

                           REQUIRED:  NOT MORE THAN $35,000,000

                  F.       Compliance with Section 10.5(g): Additional Debt

                           1.       Additional Subordinated Debt
                                    (i)     Indebtedness not otherwise
                                            covered by clauses (a) through (f)
                                            of  SECTION 10.5                                     $_____________

                           REQUIRED:  NOT MORE THAN $25,000,000

         2.       No Default

                  A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article XI of the Agreement has occurred and is continuing.

                  B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default: .

                  (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with SECTION 9.1 of the Agreement.

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ____.

                                             AMERISTEEL CORPORATION


                                             By: _______________________________
                                                  Authorized Representative

                                             Name:______________________________

                                             Title:_____________________________

                                    EXHIBIT I

                            Form of Facility Guaranty

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "Guaranty Agreement" or this "Guaranty"), dated as of __________, ____, is made by THE UNDERSIGNED (the "Guarantor") to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as Administrative Agent (the "Administrative Agent") for each of the lenders (the "Lenders" and collectively with the Administrative Agent the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Secured Parties have provided to AmeriSteel Corporation (the "Borrower") a term loan and revolving credit facility pursuant to the Second Amended and Restated Credit Agreement dated as of September 13, 2000 among the Borrower, the Administrative Agent, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Collateral Agent, and the Lenders (as from time to time amended, revised, modified, or supplemented, the "Credit Agreement"); and

         WHEREAS, the Guarantor is a new Subsidiary of the Borrower and is therefore required to enter into this Guaranty pursuant to Section 9.19 of the Credit Agreement; and

         WHEREAS, as a condition to entering into the Credit Agreement and making and continuing to make any loans or advances thereunder, the Guarantor is required to guarantee to the Secured Parties payment of the Borrower's Obligations in accordance with the terms of this Agreement; and

         WHEREAS, the Guarantor will materially benefit from the loans and advances made under the Credit Agreement, and the Guarantor is willing to enter into this Guaranty to provide an inducement for the Secured Parties to continue to make loans and advances under the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Guarantor hereby agrees as follows:

         1. GUARANTY. The Guarantor hereby unconditionally, absolutely, continually and irrevocably guarantees to the Secured Parties the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the

Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith. The Guarantor's obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of the Guarantor individually with respect to the Guarantors' Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         The Guarantor agrees that it is directly and primarily liable for the Borrower's Liabilities.

         2. PAYMENT. If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any Event of Default under the Credit Agreement that has not been cured or waived, then the Guarantor will, upon demand thereof by the Administrative Agent or its successors or assigns AS OF THE DATE OF SUCH DEMAND, fully pay to the Administrative Agent, for the benefit of the Secured Parties, subject to any restriction set forth in Section 1 hereof, an amount equal to all of Guarantors' Obligations then due and owing.

         3. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Secured Parties and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Secured Parties and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         4. CURRENCY AND FUNDS OF PAYMENT. The Guarantor hereby guarantees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Secured Parties with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

         5. SUITS. The Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent's place of business set forth in the Credit Agreement or such other address as the Administrative Agent shall give notice of to the Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent's election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower's Liabilities.

         6. SET-OFF AND WAIVER. The Guarantor waives any right to assert against the Secured Parties as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against the Borrower or the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor. If at any time hereafter the Secured Party employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Guarantor to the Administrative Agent, for the benefit of the Secured Parties, on demand.

         7. WAIVER; SUBROGATION.

                  (a) The Guarantor hereby waives notice of the following events or occurrences: (i) the Administrative Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Secured Parties or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, default, non-payment, partial payment and protest; (v) any Secured Party heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) or to any certain Guarantor any indulgence or extensions of time of payment of the Borrower's Liabilities or Guarantors' Obligations, respectively; and (vi) any Secured Party heretofore, now or at any time hereafter accepting from the Borrower, any other Guarantor, any other guarantor of the Borrower's Liabilities or any other Person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Administrative Agent settling, subordinating, compromising, discharging or releasing the same. The Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from the Guarantors' Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

                  (b) The Guarantor hereby agrees that payment or performance by the Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Lenders upon demand by the Administrative Agent to the Guarantor without the Administrative Agent being required, the Guarantor expressly waiving any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent by the Borrower, any other Guarantor or any other Person on account of the Borrower's Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of any Secured Party's failure or delay to do or take any of the acts, actions or things described in this Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 7.

                  (c) The Guarantor further agrees with respect to this Guaranty that such Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities until the Facility Termination Date.

         8. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date hereof and shall continue in full force and effect until the Facility Termination Date. This Guaranty Agreement shall be binding upon and inure to the benefit of the Guarantor, the Administrative Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, except as provided in the Credit Agreement, without the prior written consent of the Administrative Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by any Secured Party by written notice directed to the Guarantor.

         9. REPRESENTATIONS AND WARRANTIES. The Guarantor warrants and represents to the Administrative Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that the Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any material agreement to which the Guarantor is a party, or any applicable laws, orders, regulations, decrees or awards of any applicable governmental authority or arbitral body.

         10. EXPENSES. The Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Administrative Agent in connection with the enforcement of this Guaranty Agreement.

         11. REINSTATEMENT. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Administrative Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason or as repaid in good faith settlement of a pending or threatened avoidance claim.

         12. ATTORNEY-IN-FACT. The Guarantor hereby appoints the Administrative Agent as the Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

         13. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties, and all obligations of the Guarantor hereunder, shall be absolute and unconditional irrespective of:

                  (1) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Guarantors' Obligations;

                  (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantors' Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Guarantors' Obligations;

                  (3) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guarantors' Obligations; or

                  (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guarantors' Obligations or of this Agreement.

         14. RELIANCE. The Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) the Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs and has full and complete access to Borrower's books and records; (b) the Guarantor is not relying on any Secured Party, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) the Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) the Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) the Guarantor has not depended or relied on any Secured Party, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to the Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that neither the Administrative Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning Borrower or Borrower's financial condition and affairs, other than as expressly provided herein, and that, if the Guarantor receives any such information from the Administrative Agent or any Lender, its or their employees, agents or other representatives, the Guarantor will independently verify the information and will not rely on the Administrative Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

         15. DEFINITIONS. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Florida, and such definitions are hereby incorporated herein by reference and made a part hereof.

         16. ENTIRE AGREEMENT. This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

         17. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Guarantor shall be permitted to assign this Agreement or any interest herein, except as permitted in the Credit Agreement. All references herein to the Administrative Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Guarantors' Obligations.

         18. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

         19. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         20. INDEMNIFICATION. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Guarantor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other reasonable out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Guaranty Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Guarantor has incurred any Guarantors' Obligations (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Guarantor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Administrative Agent or any Lender. The agreements in this subsection shall survive repayment of all Guarantors' Obligations, termination or expiration of this Guaranty Agreement and occurrence of the Facility Termination Date.

         21. TERMINATION. This Guaranty Agreement and all Guarantors' Obligations hereunder shall terminate on the Facility Termination Date.

         22. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement and the extension of the Revolving Credit Facility and the Term Loan Facility to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor's guaranty of the Guarantors' Obligations pursuant to the terms hereof.

         23. NOTICES. Any notice required or permitted hereunder shall be given,
(a) with respect to the Guarantor, at the address of the Borrower indicated in
Section 13.2 of the Credit Agreement and (b) with respect to the Administrative Agent or a Lender, at the Administrative Agent's address indicated in Section
13.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 13.2 of the Credit Agreement.

         24. GOVERNING LAW.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

                  (b) THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) AND IN ACCORDANCE WITH SECTION 13.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE THE GUARANTOR OR ANY OF THE GUARANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE GUARANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN SUCH ACTION OR PROCEEDING.

                            [Signature Page Follows.]

         IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement on the day and year first written above.

                                  [     [insert name of Guarantor              ]
                                  ______________________________________________

WITNESS:

_____________________               By:
                                    Name:_______________________________________
_____________________               Title:______________________________________



                                    ACCEPTED BY:

                                    ADMINISTRATIVE AGENT:

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent for the Lenders

WITNESS:

_____________________               By:
                                    Name:_______________________________________
_____________________               Title:______________________________________

                                    EXHIBIT J

                           Form of Security Agreement

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of _______________, ____ by THE UNDERSIGNED (the "Grantor") in favor of
(i) the Lenders and the Issuing Banks (as defined in the Credit Agreement referred to below), (ii) BANK OF AMERICA, N.A.,, a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent (the "Administrative Agent") and (iii) THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, in its capacity as collateral agent and documentation agent for the Lenders (in such capacity the "Collateral Agent" and collectively with the Administrative Agent, the "Agents") (the Agents, the Lenders and the Issuing Banks hereinafter each a "Secured Party" and collectively the "Secured Parties"). Terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

                              W I T N E S S E T H :

         WHEREAS, the Secured Parties have provided AMERISTEEL CORPORATION (the "Borrower") a term loan and revolving credit facility pursuant to the Second Amended and Restated Credit Agreement dated as of September 13, 2000 (as from time to time amended, modified, supplemented or restated, the "Credit Agreement") among the Borrower, the Agents and the Lenders;

         WHEREAS, the Grantor is a new Subsidiary of the Borrower and as required by Section 9.19 of the Credit Agreement has guaranteed the full payment and performance of the Borrower's Obligations under the Credit Agreement pursuant to the Guaranty Agreement dated as of the date hereof between the Grantor and the Administrative Agent (the "Guaranty"); and

         WHEREAS, the Grantor is also required to enter into this Security Agreement pursuant to Section 9.19 of the Credit Agreement; and

         WHEREAS, the Grantor will materially benefit from the Loans and Advances to be made under the Credit Agreement and the Grantor is a party to that certain Guaranty Agreement (the "Guaranty") dated as of the date hereof pursuant to which the Grantor guaranteed the Obligations of the Borrower; and

         WHEREAS, as collateral security for payment and performance of its obligations under the Guaranty, the Grantor is willing to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in certain of its personal property and assets;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to extend credit and the Issuing Banks to issue Letters of Credit under the Credit Agreement, the Grantor hereby agrees with the Secured Parties and with the Collateral Agent for its benefit and the benefit of the other Secured Parties as follows:

         SECTION 1. CREATION OF SECURITY INTEREST. The Grantor hereby sells, assigns and transfers unto the Collateral Agent, and does hereby grant to the Secured Parties and to the Collateral Agent, as Collateral Agent for, and for the benefit of, itself and the other Secured Parties, a continuing security interest of first priority in, to and under all of the Grantor's right, title and interest in and to the collateral described in section 2 hereof (the "Collateral") in order to secure the payment and performance when due of all Obligations (as hereinafter defined).

         SECTION 2. COLLATERAL. The Collateral is:

                  (a) ACCOUNTS. All of the Grantor's accounts, whether now existing or existing in the future, including, without limitation, (i) all accounts receivable (whether or not specifically listed on schedules furnished to the Collateral Agent), including, without limitation, all accounts created by or arising from all of the Grantor's sales of goods or rendition of services made under any of the Grantor's trade names, or through any of its divisions,
(ii) all unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (iii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (iv) all reserves and credit balances held by the Grantor with respect to any such accounts receivable or account debtors and (v) all guarantees or collateral, including letters of credit, for any of the foregoing (all of the foregoing property and similar property included as Collateral under Section 2(d) below being hereinafter referred to as "Accounts");

                  (b) INVENTORY. All of the Grantor's inventory including, without limitation, (i) all raw materials, work-in-process, parts, components, assemblies, supplies and materials used or consumed in the Grantor's business, wherever located and whether in the possession of the Grantor or any other Person; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, wherever located and whether in the possession of the Grantor or any other Person and (iii) all goods returned to or repossessed by the Grantor (all of the foregoing property and similar property included as Collateral under
Section 2(d) below being hereinafter referred to as "Inventory");

                  (c) BANK ACCOUNTS. All of the Grantor's rights, title and interest in all bank accounts in which the Grantor has or may have an interest; and

                  (d) AFTER-ACQUIRED COLLATERAL AND PROCEEDS. The Collateral includes all items described in this Section 2, whether now owned or hereafter at any time acquired by the Grantor and wherever located, and includes all replacements, additions, accessions, substitutions, repairs, proceeds and products relating thereto or therefrom, and all documents, ledger sheets and files of the Grantor relating thereto. Proceeds hereunder include (i) whatever is now or hereafter received by the Grantor upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities (including, without limitation, United States of America Treasury Bills), credits, claims, demands, documents, letters of credit and letter of credit proceeds, chattel paper, documents of title, certificates of title, certificates of deposit, warehouse receipts, bills of lading, leases, deposit accounts, money, tax refund claims, contract rights, goods or equipment and (ii) any such items which are now or hereafter acquired by the Grantor with any proceeds of Collateral hereunder.

         SECTION 2A. OBLIGATIONS SECURED. The Collateral and the security interest created hereunder shall secure payment in full when due of (a) all obligations of the Grantor under the Guaranty and (b) the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, the Borrower or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, any reimbursement obligation or indemnity of the Borrower on account of Letters of Credit or any accommodation extended with respect to applications for Letters of Credit, including all Reimbursement Obligations, and (c) all other obligations and liabilities of the Grantor and the Borrower or any Subsidiary to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Security Agreement, the Credit Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or the other Secured Parties), of the Grantor or any Subsidiary to the Secured Parties, pursuant to the terms of the Credit Agreement, this Security Agreement or any of the other Loan Documents (collectively, the "Obligations").

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Security Agreement, as follows:

                  (a) The Grantor is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and has full power and authority to execute, deliver and perform this Security Agreement, to carry on its business as now being or proposed to be conducted and to own all of its property.

                  (b) The Chief Executive office of the Grantor is located at the address specified in Annex A hereto. The Grantor has no places of business other than its chief executive office and those set forth in Annex A. All Inventory, if any (except for Inventory in transit), held on the date hereof by the Grantor is located at one or more of the locations shown on Annex A. The originals of all documents evidencing all Accounts of the Grantor and the only original books of account and records of the Grantor relating thereto are, and will continue to be, kept at such chief executive office or at the locations shown on Annex A, or at such new locations as the Grantor may establish in accordance with Section 4(b). The Grantor's business is being conducted solely under the name "_________________________", and its business is being conducted solely under that name.

                  (c) All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Grantor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Security Agreement in and to the Collateral constitutes a valid and enforceable perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens (except that the Collateral may be subject to Liens permitted under Section 10.4(b), (c), (d) and (e) (the "Permitted Liens") of the Credit Agreement) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

                  (d) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral which names the Grantor as the debtor thereunder, and so long as the Revolving Credit Facility has not been terminated or any of the Obligations remain unpaid, the Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Grantor.

                  (e) This Security Agreement is made with full recourse to the Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Grantor contained herein, in the Credit Agreement and otherwise in writing in connection herewith or therewith.

                  (f) The Grantor is, and as to Collateral acquired by it from time to time after the date hereof will be, the owner of all Collateral free from any Lien or other right, title or interest of any Person (other than Liens created hereby and other Permitted Liens).

                  (g) Except as permitted in the Credit Agreement, none of the Collateral is subject to contractual obligations or other restrictions that may restrict or inhibit the Agent's rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

                  (h) The execution, delivery and performance by the Grantor of this Security Agreement (i) have been duly authorized by all requisite corporate action of the Grantor, (ii) do not require the approval of the stockholder(s) of the Grantor and (iii) will not (1) violate any law or regulation applicable to the Grantor or the certificate or articles of incorporation or by-laws of the Grantor, (2) violate or constitute (with due notice or lapse of time or both) a default under any contract or agreement to which the Grantor is a party or by which it or any of its properties are bound or affected, (3) violate any order of any court, tribunal or governmental agency binding upon the Grantor or its properties or (4) result in the creation or imposition of any Lien of any nature whatsoever upon any properties or asset of the Grantor (other than the security interest created by the Grantor in favor of the Lenders and the Agent hereunder).

                  (i) No approval or consent of, or filing or registration with, any federal, state or local regulatory authority is required in connection with the Grantor's execution, delivery and performance of this Security Agreement.

                  (j) This Security Agreement constitutes the Grantor's legal, valid and binding obligation, enforceable against the Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors' rights generally or equitable principles at the time in effect.

         SECTION 4. COVENANTS OF THE GRANTOR. (a) The Grantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein (other than Permitted Liens and the security interest created hereby) unless the Collateral Agent agrees otherwise in writing. The Grantor will not permit any Lien notices with respect to the Collateral or any portion thereof to exist or be on file in any public office, except with respect to Liens created hereunder or Permitted Liens.

                  (b) The Grantor will not (i) change the location of its chief executive office or establish any place of business other than those set forth in Annex A, (ii) move or permit movement of the Collateral from the locations specified in Annex A or (iii) voluntarily or involuntarily change its identity or corporate structure, unless in each case the Grantor shall have given the Collateral Agent 30 days' prior written notice thereof and shall have in advance executed and caused to be filed and/or delivered to the Collateral Agent any financing statements or other documents reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect in accordance with Section 4(c) hereof all in form and substance satisfactory to the Collateral Agent.

                  (c) The Grantor will, promptly upon request by the Collateral Agent, execute and deliver or use its best efforts to procure any document (including, without limitation, warehouseman or processor disclaimers, landlord waivers, disclaimers or subordination agreements with respect to any and all inventory that is a part of the Collateral), give any notices, execute and file any financing statements, mortgages or other documents, all in form and substance satisfactory to the Collateral Agent, mark any chattel paper, deliver any chattel paper or instruments to the Collateral Agent and take any other actions that are necessary or, in the opinion of the Collateral Agent, desirable to perfect or continue the perfection and (except to the extent provided in the Credit Agreement with respect to certain Permitted Liens) the first priority of the Collateral Agent's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of third persons other than holders of Permitted Liens or tot effect the purposes of this Security Agreement. To the extent required in the Credit Agreement, the Grantor will pay all costs incurred in connection with any of the foregoing. The Grantor authorizes the Collateral Agent to file any such financing statements without the signature of the Grantor.

                  (d) Without the prior written consent of the Collateral Agent, the Grantor will not in any way hypothecate or create or permit to exist any Lien, security interest, charge or encumbrance on or other interest in the Collateral, except for Permitted Liens and the Lien created by this Security Agreement, and the Grantor will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Collateral, except as permitted in the Credit Agreement. If the proceeds of any such sale are notes, instruments, documents of title, letters of credit or chattel paper, such proceeds shall be promptly delivered to the Collateral Agent to be held as Collateral hereunder. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Collateral Agent shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and the Grantor will hold the proceeds thereof in a separate account for the benefit of the Collateral Agent and the other Secured Parties. Following such a sale, the Grantor will transfer such proceeds to the Collateral Agent in kind.

                  (e) The Grantor will not enter into any agreement or understanding which may restrict or inhibit the Collateral Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

                  (f) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to make any payments and do any other acts the Collateral Agent may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or Lien which, in the reasonable judgment of the Collateral Agent, appears to be prior to or superior to the security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, and/or the value of, the Collateral.

                  (g) The Grantor shall promptly (but in no event later than one
(1) Business Day) after its receipt thereof, deliver to the Collateral Agent any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case came into the possession of the Grantor, or shall cause the issuer thereof to deliver any of the same directly to the Collateral Agent, in each case with any necessary endorsements in favor of the Collateral Agent. Such documents, certificates of title, promissory notes, letters of credit or instruments shall in each case be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

                  (h) In furtherance of the continuing assignment and security interest in the Accounts of the Grantor granted pursuant to this Security Agreement, upon the creation of Accounts, the Grantor will keep and maintain, at its own cost and expense, satisfactory and complete records of its Accounts, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and will execute and deliver to the

Collateral Agent in such form and manner as the Collateral Agent may require, solely for its convenience in maintaining records of Collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Collateral Agent may require. In addition, upon the Collateral Agent's request, the Grantor shall provide the Collateral Agent with copies of agreements with, or purchase orders from, the customers of the Grantor and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as the Collateral Agent may require, at the Grantor's own cost and expense. Failure to provide the Collateral Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Grantor hereby authorizes the Collateral Agent to regard the Grantor's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by the Grantor's authorized officers or agents.

                  (i) Unless an Event of Default has occurred, and is continuing, the Grantor may and will enforce, collect and receive all amounts owing on the Accounts, for the benefit of and on behalf of the Secured Parties such privilege shall terminate automatically, however, upon the occurrence of an Event of Default, or which has not otherwise been waived by the Lenders as provided in the Credit Agreement. Any checks, cash, notes or other instruments or property received by the Grantor with respect to any Accounts shall be held by the Grantor in trust for the benefit of the Secured Parties, separate from the Grantor's own property and funds, and immediately turned over to the Collateral Agent with proper assignments or endorsements. No checks, drafts or other instruments received by the Collateral Agent shall constitute-final payment unless and until such instruments have actually been collected.

                  (j) The Grantor agrees to notify the Collateral Agent promptly of any matters materially affecting the value, enforceability or collectability of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods; provided, however, that such notice shall only be required as to any such matter that affects Accounts outstanding at one time from any account debtor having a value greater than $100,000. The Grantor agrees to issue credit memos promptly (with duplicates to the Collateral Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default that has not been waived by the Collateral Agent. After the occurrence and during the continuance of an Event of Default, the Grantor agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Grantor, marked with the Secured Parties' names and (i) held by the Grantor for the Secured Parties' account as owners and assignees or (ii) if the Collateral Agent directs, sold by the Grantor in the ordinary course of business.

                  (k) The Grantor will do nothing to impair the rights of the Secured Parties and the Collateral Agent in the Collateral. The Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Grantor to pay its obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Grantor.

                  (l) The Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         SECTION 5. REMEDIES; WAIVER OF CLAIMS; APPLICATION OF PROCEEDS.

                  (a) Upon the occurrence and during the continuance of any Event of Default which has not been waived by the Agents at the direction of the Required Lenders, the Collateral Agent may exercise, at the cost and expense of the Grantor, all rights of a secured party under the applicable Uniform Commercial Code with respect to the Collateral and may take any action permitted under the Credit Agreement. Without limiting the generality of the foregoing the Collateral Agent may, personally or by agents or attorneys: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts, or the Collateral Agent may use (at the expense of the Grantor) such of the supplies or space of the Grantor at the Grantor's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (ii) bring suit, in the name of the Grantor, the Collateral Agent or the Lenders, to enforce the Accounts and generally exercise all other rights of an owner of the Accounts, including, without limitation, the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Grantor or the Lenders; (iii) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Collateral Agent's sole option and discretion, and any Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Grantor; (iv) foreclose the security interests in the Accounts created pursuant to the Loan Documents by any available judicial procedure; (v) take possession of any or all of the Inventory without judicial process and enter any premises where any Inventory maybe located for the purpose of taking possession of or removing the same; (vi) without notice of advertisement, sell, lease, or otherwise dispose of all or any part of the Inventory, whether in its then condition or after further, preparation or processing, in the name of the Grantor or the Lenders, or in the name of such other party as the Collateral Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Collateral Agent in its sole discretion may deem advisable, and the Collateral Agent or any other Lender shall have the right to purchase at any such sale; and/or (vii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts) constituting the Collateral to make any payment required by the terms of such agreement or instrument directly to the Collateral Agent. Unless expressly prohibited by the licensor thereof, if any, the Collateral Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Grantor in connection with its businesses or in connection with the Collateral.

                  (b) If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Collateral Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Collateral Agent shall deem appropriate. The Grantor agrees, at the request of the Collateral Agent, to assemble the Inventory and to make it available to the Collateral Agent at places which the Collateral Agent shall select, whether at the premises of the Grantor or elsewhere, and to make available to the Collateral Agent the premises and facilities of the Grantor for the purpose of the Collateral Agent's taking possession of, removing or putting the Inventory in saleable form and to deliver possession of the Inventory or any part thereof to the Collateral Agent.

                  (c) If notice of intended disposition of any Collateral is required by law, the Grantor agrees that five (5) Business Days notice shall constitute reasonable notification.

                  (d) The net cash proceeds resulting from the Collateral Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys fees) shall be applied by the Collateral Agent to the payment of the Grantor's Obligations to the Collateral Agent and the other Secured Parties, whether due or to become due, in accordance with Section 5(i). The Grantor shall remain liable to the Collateral Agent and the other Secured Parties for any deficiencies, and the Collateral Agent and the other Secured Parties in turn agree to remit to the Grantor or its successors or assigns, any surplus resulting therefrom.

                  (e) The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release the Grantor from the obligations or its obligations hereunder or under the other Credit Documents.

                  (f) In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Collateral Agent's or any other Secured Party's right to demand payment of any obligation upon its maturity or upon the occurrence of an Event of Default.

                  (g) The Grantor's obligation to deliver the Collateral to the Collateral Agent pursuant to this Section 5 is of the essence of this Security Agreement and, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Grantor of such obligation.

                  (h) Except as otherwise provided in this Security Agreement, THE GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Grantor hereby further waives, to the extent permitted by law:

                  (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

         The proceeds of any Collateral obtained or disposed of pursuant to this
Section 5 shall be applied as follows:

                  (i) to the payment of any and all expenses and fees (including reasonable attorneys' fees) incurred by the Collateral Agent in obtaining, taking possession of removing, insuring, repairing, storing and disposing of Collateral and any and all amounts incurred by the Collateral Agent in connection therewith; and

                  (ii) next, any surplus then remaining to the payment of the obligations in such order and priority as set forth in Section 11.5 of the Credit Agreement;

it being understood that the Grantor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of this section 5(i) with respect to the Grantor.

                  (j) In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantor, the Collateral Agent and each holder of any of the obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Security Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

         SECTION 6. MISCELLANEOUS PROVISIONS.

         SECTION 6.1. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner set forth in Section

13.2 of the Credit Agreement, and delivered (a) with respect to the Grantor, at the Borrower's address indicated in Section 13.2 of the Credit Agreement, and (b) with respect to the Agents or a Lender, at the Agents' addresses indicated in Section 13.2 of the Credit Agreement.

         SECTION 6.2. HEADINGS. The headings in this Security Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Security Agreement.

         SECTION 6.3. SEVERABILITY. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect, in that jurisdiction only, such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this security Agreement in any jurisdiction.

         SECTION 6.4. AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by the Grantor from any provision of this Security Agreement shall be effective only if made or given in compliance with Section 13.6 of the Credit Agreement.

         SECTION 6.5. INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Security Agreement of which time is an element. All terms not defined herein or in the Credit Agreement shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Security Agreement conflicts with the Credit Agreement and is not dealt with herein with more specificity, the Credit Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         SECTION 6.6. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect (notwithstanding the occurrence of the Facility Termination Date) until payment in full (including after the Facility Termination Date) of the Obligations and termination of the Credit Agreement and the other Loan Documents, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, for the benefit of the Agents, the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (iii) above, any Lender may, except as limited by the express terms of the Credit Agreement, assign or otherwise transfer any Note held by it to any other Person, and such other Person shall thereupon become vested with all the rights, benefits and security interests hereunder existing in respect thereof.

         SECTION 6.7. REINSTATEMENT. To the extent permitted by law, this Security Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent or any other Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party or as repaid in good faith settlement of a pending or threatened avoidance claim upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         SECTION 6.8. SURVIVAL OF PROVISIONS. All representations, warranties and covenants of the Grantor contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the full and final payment and performance by the Grantor of the obligations secured hereby and termination of the Credit Agreement and the other Loan Documents.

         SECTION 6.9. SETOFF. The Secured Parties shall have the rights of setoff set forth in Section 13.3 of the Credit Agreement.

         SECTION 6.10. POWER OF ATTORNEY. (a) The Grantor hereby irrevocably authorizes and appoints the Collateral Agent, or any Person or agent the Collateral Agent may designate, as the Grantor's attorney-in-fact, at the Grantor's cost and expense, to exercise, subject to the limitations set forth below, all of the following powers in addition to the powers granted by law or otherwise set forth in this Security Agreement, which being coupled with an interest, shall be irrevocable until all of the Obligations have been paid and satisfied in full and the Credit Agreement is terminated:

                  (1) To receive, take, endorse, sign, assign and deliver, all in the name of the Collateral Agent or any other Secured Party any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                  (2) To request, at any time from customers indebted on Accounts verification of information concerning the Accounts and the amounts owing thereon;

                  (3) Upon the occurrence and during the continuance of a Default, to receive, open and dispose of all mail addressed to the Grantor and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate;

                  (4) Upon the occurrence and during the continuance of a Default, to give customers indebted on Accounts notice of the Secured Parties' interest therein, and/or to instruct such customers to make payment directly to the Collateral Agent for the Grantor's account; and

                  (5) Upon the occurrence and during the continuance of a Default, to take or bring, in the name of the Collateral Agent, any other Secured Party or the' Grantor, all steps, actions, suits or proceedings deemed by the Collateral Agent necessary or desirable to enforce or effect collection of the Accounts.

                  (b) In addition to all of the powers granted to the Collateral Agent pursuant to (a) above, the Grantor hereby appoints and constitutes the Collateral Agent and its designee as the Grantor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default (i) collection of Accounts or proceeds of any Collateral, (ii) conveyance of any item of Collateral to any purchaser thereof, (iii) giving of any notices or recording any Liens under Section 4(c) hereof, and (iv) making of any payments or taking any acts under Section 4(d) hereof. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Grantor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral, send verifications of Accounts to any customer, sign the Grantor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect ` the security interest in the Collateral and to file the same, prepare, file and sign the Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Account and prepare, file and sign the Grantor's name on a proof of claim in bankruptcy or similar document against any customer of the Grantor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Security Agreement. This power of attorney is coupled with an interest and is irrevocable by the Grantor.

         SECTION 6.11. AUTHORITY OF THE COLLATERAL AGENT. The Collateral Agent shall have and be entitled to exercise all powers hereunder which are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Collateral Agent be responsible for the validity, effectiveness or sufficiency of this Security Agreement or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled- to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

         SECTION 6.12. RELEASE; TERMINATION OF AGREEMENT. Subject to the provisions of Section 6.7 hereof, this Security Agreement shall terminate upon full and final payment and performance of all the Obligations and the occurrence of the Facility Termination Date. At such time, the Collateral Agent shall, at the request of the Grantor, reassign and redeliver to the Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Grantor.

         SECTION 6.13. COUNTERPARTS. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

         SECTION 6.14. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

                  (b) THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE GRANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE GRANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE GRANTOR OR ANY OF THE GRANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE GRANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY

IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         SECTION 6.15. DELAYS; PARTIAL EXERCISE OF REMEDIES. NO DELAY OR OMISSION OF THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY TO EXERCISE ANY RIGHT OR REMEDY HEREUNDER, WHETHER BEFORE OR AFTER THE HAPPENING OF ANY EVENT OF DEFAULT, SHALL IMPAIR ANY SUCH RIGHT OR SHALL OPERATE AS A WAIVER THEREOF OR AS A WAIVER OF ANY SUCH EVENT OF DEFAULT. NO SINGLE OR PARTIAL EXERCISE BY THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY OF ANY RIGHT OR REMEDY SHALL PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF, OR PRECLUDE ANY OTHER RIGHT OR REMEDY.

         SECTION 6.16. INDEMNITY. (a) The Grantor shall and hereby agrees to indemnify, defend and hold harmless the Collateral Agent and-its directors, officers, agents, employees and counsel (each herein called an "Indemnitee") from and against (i) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses (collectively, "Losses") incurred by any of them (except, in the case of any Indemnitee, to the extent that any such Loss is finally judicially determined to have resulted from such Indemnitee's own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (A) this Security Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) the Collateral Agent entering into this Security Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(ii) any Losses, claims, damages, liabilities or deficiencies incurred in connection with any remedial or other action taken by the Grantor or any Secured Party in connection with compliance by the Grantor or any of its properties, with any Environmental Laws. if and to the extent that the obligations of the Grantor hereunder are unenforceable for any reason, the Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Grantor's obligations hereunder shall survive any termination of this Security Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Security Agreement.

                  (b) The Grantor shall also, upon demand, (i) pay to the Collateral Agent all costs or expenses (including reasonable fees and disbursements of counsel) incurred by the Collateral Agent in connection with the preparation of this Security Agreement and the other Loan Documents and (ii) pay to the Collateral Agent and each Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Collateral Agent or such Lender in (A) enforcing or-defending its rights under or in respect of this Security Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) in collecting the Loans, (C) in foreclosing or otherwise collecting upon the Collateral or any part thereof and
(D)
obtaining any legal, accounting or other advice in connection with any of the foregoing.

                  (c) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Grantor contained in this
Section 6.16 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof.

         SECTION 6.17. OBLIGATIONS ABSOLUTE. The obligations of the Grantor under this Security Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any of the Loan Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Security Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document; (iii) any furnishing of any additional security to the Collateral Agent or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Collateral Agent; or (iv) any invalidity, irregularity or unenforceability of all or any part of the obligations or of any security therefor.

         SECTION 6.18. GRANTOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of or in connection with this Security Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or with respect to any Collateral.

                  IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                                     GRANTOR:

                                    [      insert name of Grantor              ]
                                    --------------------------------------------
WITNESS:


_____________________               By:
                                    Name:
_____________________               Title:


                                    AGENTS:

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent for the Lenders

WITNESS:


_____________________               By:_________________________________________
                                    Name:_______________________________________
_____________________               Title:______________________________________



                                    THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                    NEW YORK BRANCH, as Collateral Agent for the
                                    Lenders

WITNESS:


_____________________               By:_________________________________________
                                    Name:_______________________________________
_____________________               Title:______________________________________

                                    EXHIBIT K

                            Form of Pledge Agreement

         THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made and entered into as of this 12th day of September, 2000 by and among AMERISTEEL CORPORATION, a Florida corporation (the "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent (the "Administrative Agent") for each of the financial institutions (the "Lenders") now or hereafter party to the Credit Agreement (as defined below), and THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH in its capacity as collateral agent and documentation agent for the Lenders (in such capacity, the "Collateral Agent" and, together with the Lenders, the "Secured Parties"). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Lenders have provided to AmeriSteel Corporation (the "Borrower") a term loan and revolving credit facility pursuant to the Second Amended and Restated Credit Agreement dated as of September 12, 2000 among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders (as from time to time amended, revised, modified, or supplemented, the "Credit Agreement"); and

         WHEREAS, as collateral security for the payment and performance of all of the Borrower's Obligations, the Borrower is willing to pledge and grant to the Collateral Agent for the benefit of the Lenders a security interest in all of the issued and outstanding shares of capital stock, whether now in existence or hereafter issued, of each of its Domestic Subsidiaries, and at least 65% of the issued and outstanding shares of capital stock or equivalent indicia of ownership under the law or practice of any foreign jurisdiction, whether now in existence or hereafter issued, of each of its Foreign Subsidiaries, all of which are required to be subject to a Pledge Agreement pursuant to the Credit Agreement (the "Pledged Stock"), including without limitation the Pledged Stock in such Subsidiaries more particularly described on Schedule I hereto (such Subsidiaries, and together with other Subsidiaries whose capital stock may be required to be subject to a Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"), as well as the Partnership Interests listed on Schedule II hereto together with all other Partnership Interests that may be required to be subject to a Pledge Agreement (the "Partnership Interests" and collectively with the Pledged Stock, the "Pledged Securities"); and

         WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Borrower enters into this Agreement;

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. PLEDGE OF STOCK AND PARTNERSHIP INTERESTS; OTHER COLLATERAL.

         (a) As collateral security for the payment and performance of all Obligations of the Borrower under the Credit Agreement (the "Secured Obligations"), the Borrower hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Lenders, and grants to the Collateral Agent for the benefit of the Lenders a first priority lien and security interest in, the Pledged Securities and all of the following:

                  (i) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Securities, other than cash dividends permitted to be retained by the Borrower under Section 9 hereof;

                  (ii) all other property hereafter delivered to the Collateral Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Securities; and

                  (iii) all proceeds of any of the foregoing.

All such Pledged Securities, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this SECTION 1, other than cash dividends issued in respect of such Pledged Securities that are permitted to be retained by the Borrower under Section 9 hereof, are herein collectively referred to as the "Collateral." All of the Pledged Securities described on SCHEDULES I AND II in effect from time to time are currently owned by the Borrower and represented by the stock certificates listed on SCHEDULES I AND II hereto. Certificates evidencing all the Pledged Securities, together with stock powers or powers of assignment duly executed in blank by the Borrower, have been delivered to the Collateral Agent.

         (b) The Borrower agrees to deliver all the Collateral to the Collateral Agent at such location or locations as the Collateral Agent shall from time to time designate by written notice pursuant to SECTION 25 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Collateral Agent.

         (c) The Borrower agrees to deliver all share certificates, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Collateral Agent may reasonably request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted thereby to the Collateral Agent for the benefit of the Lenders and further agrees to do and cause to be done all things determined by the Collateral Agent to be reasonably necessary to perfect and keep in full force the Lien in the Collateral hereunder granted thereby in favor of the Collateral Agent for the benefit of the Lenders, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted thereby in favor of the Collateral Agent for the benefit of the Lenders. The Borrower agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the Lien in the Collateral hereunder granted thereby to the Collateral Agent for the benefit of the Lenders hereunder.

         (d) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Agents or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Administrative Agent for the benefit of the Lenders by the Borrower immediately upon demand therefor, with interest thereon until paid in full at the interest set forth in the Credit Agreement so long as there is no Default or Event of Default and if there is a Default or Event of Default at the Default Rate for Base Rate Loans.

         2. STATUS OF PLEDGED STOCK. The Borrower hereby represents and warrants to the Collateral Agent for the benefit of the Lenders that (i) all of the Partnership Interests are validly issued and outstanding and constitute all of the equity interests or securities of the Partnership now owned, beneficially or of record, by the Borrower, (ii) all of the shares of Pledged Stock are validly issued and outstanding, fully paid and nonassessable and constitute all the authorized, issued and outstanding shares of common stock of each of the Pledged Subsidiaries which are Domestic Subsidiaries and at least 65% of the authorized, issued and outstanding shares of common stock of each of the Pledged Subsidiaries which are Foreign Subsidiaries, (iii) the Borrower is the registered and record and beneficial owner of its Pledged Securities, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the Liens created under the Loan Documents and restrictions imposed by applicable law), (iv) the Borrower has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer such Pledged Securities in the manner and form hereof, and
(v) the pledge, assignment and delivery of such Pledged Securities by the Borrower to the Collateral Agent for the benefit of the Lenders pursuant to this Agreement creates, together with the delivery of the certificates evidencing the Pledged Securities, which delivery has heretofore been accomplished, a valid and perfected first priority security interest in such Pledged Securities in favor of the Collateral Agent for the benefit of the Lenders, securing the payment of the Secured Obligations. Except as permitted under SECTIONS 10.6 OR 10.8 of the Credit Agreement, none of the Pledged Securities (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein, without the Administrative Agent's prior written consent, which may be withheld for any reason. The Borrower covenants with the Collateral Agent for the benefit of the Lenders that it shall at all times cause the Pledged Stock to be represented by the certificates now and hereafter delivered to the Collateral Agent in accordance with Section 1 hereof and that it shall not cause, suffer or permit any of the Pledged Subsidiaries to issue any capital stock, or securities convertible into, or exercisable or exchangeable for, capital stock, at any time during the term of this Agreement other than to the Borrower and subject to this Agreement pursuant to SECTION 23 hereof. The Borrower covenants with Collateral Agent that it shall at all times cause the Partnership Interests to be and remain uncertificated and the Lien created hereunder to be registered on the books and records of each Partnership maintained to record the ownership and transfer of ownership of Partnership Interests, and in the event, notwithstanding the foregoing, the Partnership Interests or any of them are certificated, to deliver such certificates promptly to the Collateral Agent together with such instruments of assignment and transfer duly executed in blank by the Borrower as the

Collateral Agent shall request. The Borrower covenants with the Collateral Agent for the benefit of the Lenders that if at any time the Pledged Securities shall not be represented by the certificates being delivered to the Collateral Agent simultaneously herewith or pursuant to the immediately preceding sentence, the Borrower shall immediately cause to be delivered to the Collateral Agent replacement certificates representing the Pledged Securities in accordance with
Section 1 hereof.

         3. PRESERVATION AND PROTECTION OF COLLATERAL.

         (a) The Collateral Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, other than the obligation to deal with the Collateral while in its possession in the same manner as the Collateral Agent deals with similar securities or property for its own account.

         (b) The Borrower agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the reasonable satisfaction of the Collateral Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of any Borrower to so pay or contest such taxes, charges, Liens or assessments, the Collateral Agent at its option may pay or contest any of them (the Collateral Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

         4. DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is given full power and authority to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Collateral Agent may elect; and any such sale may be made either at public or private sale at the Collateral Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Collateral Agent may reasonably deem fair; and the Collateral Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Borrower or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law and the Borrower acknowledges that the Collateral is not of a type customarily sold on a recognized market. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Collateral Agent. The Borrower recognizes that the Collateral Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Collateral Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or
(iii) to limit the amount of Collateral sold to any Person or group. The Borrower agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Borrower than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Collateral Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Pledged Securities, even if such issuer would agree to register or otherwise qualify for public sale under the Securities Act or applicable state law. The Borrower agrees that private sales made under the foregoing circumstances will not, for that reason, be deemed to have been made in a manner which is not commercially reasonable. The Borrower hereby acknowledges that a ready market may not exist for the Pledged Securities since it is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Securities may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Lenders may exercise such other rights and remedies as may be available under the Loan Documents, at law or in equity.

         5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Collateral Agent in connection with any holding, sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as is provided in SECTION 11.5 of the Credit Agreement. The Collateral Agent shall, upon satisfaction in full of all such Secured Obligations, pay any balance to the Borrower or otherwise as may be required by applicable law.

         6. PRESENTMENTS, DEMANDS AND NOTICES. The Collateral Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

         7. ATTORNEY-IN-FACT. The Borrower hereby appoints the Collateral Agent as the Borrower's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; PROVIDED, that the Collateral Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Borrower representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same.

         8. WAIVER BY BORROWER. The Borrower waives (to the extent permitted by applicable law) any right to require any Secured Party or any other obligee of the Secured Obligations to (a) proceed against any other Person, including without limitation the Borrower or any Guarantor, (b) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Person, including without limitation the Borrower or any Guarantor, or by reason of the cessation from any cause whatsoever of the liability of any other Person, including without limitation, the Borrower or any Guarantor. The Collateral Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Borrower and the receipt thereof by the Borrower shall be a complete and full acquittance for the Collateral so delivered, and the Collateral Agent shall thereafter be discharged from any liability or responsibility therefor.

         9. DIVIDENDS AND VOTING RIGHTS.

                  (a) All dividends and other distributions with respect to the Pledged Securities shall be subject to the pledge hereunder, except for cash dividends which are, to the extent permitted to be made under the Credit Agreement, permitted to be retained by the Borrower so long as no Event of Default shall have occurred and be continuing, and any such dividends may be retained by the Borrower free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, all such cash and other dividends shall be promptly delivered to the Collateral Agent (together, if the Collateral Agent shall request, with stock powers or instruments of assignment duly executed in blank affixed to any stock certificate or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Collateral Agent, to be applied to the Secured Obligations as they become due.

         (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of the Borrower shall not be changed and the Borrower shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

         (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Collateral Agent, all rights of the Borrower to receive and retain dividends and other distributions upon the Collateral shall cease and shall thereupon be vested in the Collateral Agent for the benefit of the Lenders.

         (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Collateral Agent, all rights of the Borrower to exercise the voting or consensual rights and powers which it is authorized to exercise with respect to the Collateral pursuant to subsection (b) above shall cease and thereupon the Collateral Agent may, with the consent of all Lenders,
(i) cause such Collateral to be registered in the name of the Collateral Agent or its nominee or agent for the benefit of the Lenders, and (i) exercise such voting or consensual rights and powers as appertain to ownership of such Collateral. To that end the Borrower hereby appoints the Collateral Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to the Pledged Securities hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement as set forth in SECTION 22 hereof, and the Borrower hereby agrees to provide such further proxies as the Collateral Agent may request; PROVIDED, HOWEVER, that the Collateral Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

         10. POWER OF SALE. Until the Facility Termination Date, the power of sale and other rights, powers and remedies granted to the Collateral Agent for the benefit of the Lenders hereunder shall continue to exist and may be exercised by the Collateral Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of the Borrower may have ceased.

         11. OTHER RIGHTS. The rights, powers and remedies given to the Collateral Agent for the benefit of the Lenders by this Agreement shall be in addition to all rights, powers and remedies given to any Lenders by virtue of any statute or rule of law. Any forbearance or failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Lenders shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

         12. ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Collateral Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Borrower from its liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Collateral Agent, for the benefit of the Secured Parties, the Collateral Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Collateral Agent, for the benefit of the Secured Parties, in the manner provided in SECTION 11.5 of the Credit Agreement. The Borrower hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         13. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Secured Obligations or of this Agreement.

         14. DEFINITIONS. All terms used herein unless otherwise defined in the Credit Agreement shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Florida, and such definitions are hereby incorporated herein by reference and made a part hereof.

         15. ENTIRE AGREEMENT. This Agreement, together with the Credit Agreement, the Guaranty and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

         16. FURTHER ASSURANCES. The Borrower agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights, powers and remedies for the benefit of the Lenders hereunder. The Borrower hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Collateral Agent, on behalf of the Lenders, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Borrower or any other Person to any of such issuers or obligors.

         17. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that, except as provided in the Credit Agreement, the Borrower shall not assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Agreement. All references herein to the Collateral Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

         18. SWAP AGREEMENTS. All obligations of the Borrower under Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

         19. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         21. INDEMNIFICATION. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Borrower hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other reasonable out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Borrower has incurred any Secured Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Collateral Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Facility Termination Date.

         22. TERMINATION. This Agreement and all obligations of the Borrower hereunder shall terminate on the Facility Termination Date, at which time the Liens and rights granted to the Collateral Agent for the benefit of the Lenders hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Collateral Agent shall, at the sole expense of the Borrower, deliver to the Borrower the certificates evidencing the Pledged Securities (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Securities then in its custody), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Collateral Agent.

         23. ADDITIONAL SHARES. If the Borrower shall acquire or hold (a) any additional shares of capital stock of any Pledged Subsidiary or (b) any shares of capital stock of any Subsidiary not listed on Schedule I hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Article IV, Section 9.19 or any other provision of the Credit Agreement or (c) any additional Partnership Interests not listed on Schedule II hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Section
9.19 or any other provision of the Credit Agreement (any such shares or partnership interests described in clauses (a), (b) or (c) above being referred to herein as the "Additional Securities"), the Borrower shall deliver to the Collateral Agent for the benefit of the Lenders (i) a revised Schedule I and
Schedule II hereto reflecting the ownership and pledge of such Additional Securities and (ii) a Stock Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Securities duly completed and signed by the Borrower. The Borrower shall comply with the requirements of this Section 23 concurrently with the acquisition of any such Additional Securities in the case of shares described in clause (a) above, and within the time period specified in
Article IV or elsewhere in the Credit Agreement with respect to shares described in clauses (b) and (c) above.

         24. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agents provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Borrower's pledge of the Pledged Securities pursuant to the terms hereof.

         25. NOTICES. Any notice required or permitted hereunder shall be given,
(a) with respect to the Borrower, at the Borrower's address indicated in Section
13.2 of the Credit Agreement and (b) with respect to the Agents or a Lender, at the Agents' addresses indicated in Section 13.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 13.2 of the Credit Agreement.

         26. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

                  (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF

         HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                            [SIGNATURE PAGE FOLLOWS.]

                             STOCK PLEDGE AGREEMENT

         IN WITNESS WHEREOF, the parties have duly executed this Stock Pledge Agreement on the day and year first written above.

                                    BORROWER:

                                    AMERISTEEL CORPORATION

WITNESS:


_____________________               By:
                                    Name:
_____________________               Title:


                                    AGENTS:

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent for the Lenders

WITNESS:


_____________________               By:
                                    Name:
_____________________               Title:


                                    THE BANK OF TOKYO-MITSUBISHI, LTD,
                                    NEW YORK BRANCH, as Collateral Agent for the Lenders

                                    By:
                                    Name:
                                    Title:

------------------------------------------------------------------------------------------------------------------------------------
                                                            SCHEDULE I
------------------------ ------------------- ------------- --------------- --------------------- ------------------ ----------------
                                                 NO. OF                       NO. OF SHARES          NO. OF        CERTIFICATE NOS.
      NAME OF ISSUER       CLASS OF STOCK        SHARES     NO. OF SHARES      OUTSTANDING       SHARES PLEDGED      FOR PLEDGED
                                               AUTHORIZED      ISSUED                                                  SHARES
------------------------ ------------------- ------------- --------------- --------------------- ------------------ ----------------

------------------------ ------------------- ------------- --------------- --------------------- ------------------ ----------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                 SCHEDULE II

------------------------------------------- -------------------------------------- ----------------------------------- ----------
Name of Partnership                         Class or Type of Partnership           Partnership Interests    Partnership Interests
-------------------                         -----------------------------          ---------------------    ---------------------
                                            Interests                              Outstanding              Pledged
                                            ---------
------------------------------------------- -------------------------------------- ----------------------------------- ----------

------------------------------------------- -------------------------------------- ----------------------------------- ----------

                                    EXHIBIT A

                        STOCK PLEDGE AGREEMENT SUPPLEMENT

         THIS STOCK PLEDGE AGREEMENT SUPPLEMENT (this " Supplement"), dated as of ______________, ____ is made by and between AMERISTEEL CORPORATION (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as Administrative Agent (the "Administrative Agent") for each of the financial institutions (the "Lenders") now or hereafter party to the Amended and Restated Credit Agreement dated as of September 13, 2000 among such Lenders, the Administrative Agent, THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as Collateral Agent for the Lenders (the "Collateral Agent" and, together with the Administrative Agent, the "Agents") and the Borrower. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Stock Pledge Agreement (as defined below).

         WHEREAS, the Borrower is a party to that certain Stock Pledge Agreement dated as of September 12, 2000 by the Borrower in favor of the Collateral Agent for the benefit of the Lenders (the "Stock Pledge Agreement"); and

         WHEREAS, the Borrower is required under the terms of the Credit Agreement and the Stock Pledge Agreement to cause certain shares of capital stock and certain partnership interests held by it and listed on ANNEX A to this Supplement (the "Additional Securities") to become subject to the Stock Pledge Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agents and the Lenders was the obligation of the Borrower to pledge to the Collateral Agent for the benefit of the Lenders the Additional Securities, whether then owned and not required to be subject to a pledge or subsequently acquired or created; and

         WHEREAS, the Agents and the Lenders have required the Borrower to pledge to the Collateral Agent for the benefit of the Lenders all of the Additional Securities in accordance with the terms of the Credit Agreement and the Stock Pledge Agreement;

         NOW, THEREFORE, the Borrower hereby agrees as follows with the Agents, for the benefit of the Lenders:

         1. The Borrower hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Securities contained in the Stock Pledge Agreement and pledges and collaterally assigns to the Collateral Agent for the benefit of the Lenders, and grants to the Collateral Agent for the benefit of the Lenders a first priority lien and security interest in, the Additional Securities and all of the following:

                  (a) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Securities, other than cash dividends permitted to be retained by the Borrower under Section 9 of the Pledge Agreement;

                  (b) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Securities; and

                  (c) all proceeds of any of the foregoing.

The Borrower hereby acknowledges, agrees and confirms that, by its execution of this Supplement, the Additional Securities constitute "Pledged Securities" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Securities contained in the Pledge Agreement is hereby made by the Borrower with respect to the Additional Securities. A revised SCHEDULE I and SCHEDULE II to the Pledge Agreement reflecting the Additional Securities and all other Pledged Securities, together with stock certificates representing the Additional Securities with stock powers or powers of assignment duly executed in blank by the Borrower, have been delivered herewith to the Collateral Agent.

         IN WITNESS WHEREOF, the Borrower has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.

                                         AMERISTEEL CORPORATION

                                         By:
                                         Name:
                                         Title:



Acknowledged and accepted:

THE BANK OF TOKYO-MITSUBISHI, LTD.,
NEW YORK BRANCH, as Collateral Agent for the Lenders

By:____________________________________
Name:__________________________________
Title:___________________________________

                                     ANNEX A

                              Additional Securities

          Name of                   Class of Stock or           Total Number of        Certificate Numbers
          -------                   -----------------           ---------------        -------------------
    Issuer or Partnership         Partnership Interests            Shares or
    ---------------------         ---------------------            ---------
                                                              Partnership Interests
                                                              ---------------------
                                                                     Pledged
                                                                     -------

                                    EXHIBIT L

                                Form of Mortgage

                                  See attached.

Drawn By and Return To:
Smith Helms Mulliss & Moore, L.L.P. (RMM)
201 North Tryon Street
Charlotte, North Carolina 28202


STATE OF NORTH CAROLINA                                        DEED OF TRUST
                                                                    AND
COUNTY OF MECKLENBURG                                        SECURITY AGREEMENT


                       COLLATERAL IS OR INCLUDES FIXTURES

         THIS DEED OF TRUST AND SECURITY AGREEMENT (the "Deed of Trust") is made and entered into as of the 13th day of September, 2000, but not deemed delivered or effective until recorded, by and among

         AMERISTEEL CORPORATION, a Florida corporation (the "Borrower"); and

         TIM, INC., a North Carolina corporation with offices in Charlotte, North Carolina (the "Trustee"); and

         BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, having its principal place of business in Charlotte, North Carolina (the "Administrative Agent"), as administrative agent for the lenders (the "Lenders") party to a Second Amended and Restated Credit Agreement dated September 13, 2000, as amended, (the "Credit Agreement") among the Borrower, the Administrative Agent, The Bank of Tokyo-Mitsubishi, Ltd., New York branch, as Collateral Agent, and the Lenders..

                              W I T N E S S E T H:

         The Borrower, in consideration of the indebtedness and other obligations herein and in the Credit Agreement recited (the "Obligations"), irrevocably grants and conveys to the Trustee and the Trustee's successors and assigns, for the benefit of the Lenders all of the following described land, real property interests, buildings, improvements, fixtures, furniture and appliances and other personal property:

         (a) All that tract or parcel of land and other real property interests in the City of Charlotte, Mecklenburg County, North Carolina more particularly described in EXHIBIT A attached hereto and made a part hereof (the "Land"); and

         (b) All buildings and improvements of every kind and description now or hereafter erected or placed on the aforesaid Land (the "Improvements") and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises hereby conveyed immediately upon the delivery thereof to the aforesaid Land, and all of the Borrower's right, title and interest in all fixtures and articles of personal property now or hereafter owned by the Borrower and attached to or contained in and used in connection with the aforesaid Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment, telephone systems, televisions and television systems, computer systems and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the "Tangible Personalty") and all proceeds of the Tangible Personalty, excluding, however, property described on Exhibit 2 to the Security Agreement (as defined in the Credit Agreement).

         TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Trustee and the Trustee's successors and assigns to secure the Obligations and upon this special trust: that should the Obligations secured hereby be paid according to the tenor and effect thereof when the same shall be due and payable and should the Borrower timely and fully discharge its obligations hereunder, then the Land, Improvements and Tangible Personalty (hereinafter collectively referred to as the "Premises") shall be reconveyed to the Borrower or the title thereto shall be revested according to the provisions of law;

         And, as additional security for said Obligations, the Borrower hereby conditionally assigns to the Administrative Agent all the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the "Rents and Profits"), reserving only the right to the Borrower to collect the same as long as there shall exist no Event of Default (as defined in Article
III).

         As additional collateral and further security for the Obligations, the Borrower does hereby assign to the Administrative Agent, for the benefit of itself and the Lenders, and grants to the Administrative Agent, for the benefit of itself and the Lenders, a security interest in all of the right, title and the interest of the Borrower in and to any and all leases (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects' contracts, technical services agreements, licenses and permits now or hereafter affecting the Premises (the "Intangible Personalty") or any part thereof, and the Borrower agrees to execute and deliver to the Administrative Agent, for the benefit of itself and the Lenders, such additional instruments, in form and substance satisfactory to the Administrative Agent, as may hereafter be requested by the Administrative Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Administrative Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Administrative Agent any obligation with respect thereto.

         All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. As to the balance of the Tangible Personalty which is not a fixture and the Intangible Personalty, this Deed of Trust shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Administrative Agent and the Lenders. In that regard, the Borrower grants to the Administrative Agent, for the benefit of itself and the Lenders, all of the rights and remedies of a secured party under the North Carolina Uniform Commercial Code.

         The Borrower, the Trustee and the Administrative Agent covenant, represent and agree as follows:


                                        I

                                    THE LOAN

         1.1 LOAN. The Obligations secured by this Deed of Trust is the result of loans (the "Loans") made from time to time by the Lenders pursuant to the Credit Agreement. All terms used herein shall have the meaning set forth in the Credit Agreement unless otherwise defined herein.

         1.2 NOTE SECURED. The Loans are evidenced by promissory notes executed by the Borrower, payable to the order of the Lenders (such promissory notes and all amendments, modifications, renewals or replacements thereof being hereinafter referred to as the "Notes").

         1.3 PAYMENT OF NOTE. Payment by the Borrower of principal and interest on the Loans will be in accordance with the Credit Agreement.

         1.4 AMOUNT SECURED. This Deed of Trust secures all present and future loan disbursements made by the Lenders under the Credit Agreement together with all other Obligations, and all other sums from time to time owing to the Administrative Agent and the Lenders by the Borrower under the Loan Documents (as defined in the Credit Agreement). The amount of the present disbursement secured hereby is One Hundred Twenty Million Dollars ($120,000,000), and the maximum principal amount which may be secured hereby at any one time is Two Hundred Seventy-five Million Dollars ($275,000,000). The time period within which such future disbursements are to be made is the period between the date hereof and the date five (5) years from the date hereof. Disbursements secured hereby shall not be required to be evidenced by a "written instrument or notation" as described in Section 45-68(2) of the North Carolina General Statutes, it being the intent of the parties that the requirements of Section 45-68(2) for a "written instrument or notation" for each advance shall not be applicable to disbursements made under the Credit Agreement and Notes.

                                       II

              BORROWER'S COVENANTS, REPRESENTATIONS AND AGREEMENTS

         2.1 TITLE TO PROPERTY. The Borrower represents and warrants that it is seized of the Land and Improvements (and any fixtures) in fee (and has title to any appurtenant easements) and has the right to convey the same, that title to such property is free and clear of all encumbrances except for the matters shown on EXHIBIT B attached hereto (the "Permitted Encumbrances"), and that it will warrant and defend the title to such property except for the Permitted Encumbrances against the claims of all persons or parties. As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Borrower represents and warrants that it has title to such property, that it has the right to convey such property and that it will warrant and defend such property against the claims of all persons or parties.

         2.2 PAYMENT OF LOAN. The Borrower will punctually pay the Obligations secured hereby at the time and place and in the manner specified in the Credit Agreement, this Deed of Trust or the other Loan Documents.

         2.3 TAXES AND FEES. The Borrower will pay as they become due all taxes, general and special assessments, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents against it or the Premises, and the Borrower, upon request of the Administrative Agent, will submit to the Administrative Agent receipts evidencing said payments; subject, however, to the Borrower's right to contest the same as provided in the Credit Agreement.

         2.4 REIMBURSEMENT. Subject to the Borrower's rights set forth in the Credit Agreement, the Borrower agrees that if it shall fail to pay when due any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.3 or 2.7, then the Administrative Agent, at its option, may pay or procure the same. The Borrower will reimburse the Administrative Agent upon demand for any reasonable sums of money paid by the Administrative Agent pursuant to this Section, together with interest on each such payment at the rate set forth in the Notes and all such sums and interest thereon shall be secured hereby.

         2.5 ADDITIONAL DOCUMENTS. The Borrower agrees to execute and deliver to the Administrative Agent, concurrently with the execution of this Deed of Trust and upon the request of the Administrative Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Borrower hereby irrevocably (as long as the Obligations remain unpaid) makes, constitutes and appoints the Administrative Agent as the true and lawful attorney of the Borrower to sign the name of the Borrower (after the Borrower has failed or refused to timely execute such documents upon request of the Administrative Agent) on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests.

         2.6 SALE OR ENCUMBRANCE. The Borrower will not sell, encumber or otherwise dispose of any of the Tangible Personalty except as otherwise permitted by the terms of the Credit Agreement, and agrees to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. Provided, however, in the event the Borrower sells or otherwise disposes of any of the Tangible Personalty, the Administrative Agent's security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Deed of Trust.

         2.7 FEES AND EXPENSES. The Borrower will pay or reimburse the Administrative Agent, the Lenders and the Trustee for all reasonable attorneys' fees, costs and expenses incurred by the Administrative Agent, the Lenders or the Trustee in any action, legal proceeding or dispute of any kind which affects the Obligations, the interest created herein, the Premises, the Rents and Profits or the Intangible Personalty, including but not limited to, any foreclosure of this Deed of Trust, enforcement of payment of the Obligations, any condemnation action involving the Premises or any action to protect the security hereof. Any such amounts paid by the Administrative Agent or the Lenders shall be due and payable upon demand and shall be secured hereby.

         2.8 LEASES AND OTHER AGREEMENTS. Without first obtaining on each occasion the written approval of the Administrative Agent, the Borrower shall not, except as permitted by the Credit Agreement and except in the ordinary course of business, enter into, cancel, surrender or modify or permit the cancellation of any lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit now or hereafter affecting the Premises, or modify any of said instruments, or accept or permit to be made, any prepayment of any installment of rent or fees thereunder except to the extent permitted in Section 2.9 hereof. Certified copies of each such approved Lease or other agreement shall be submitted to the Administrative Agent as soon as possible. The Borrower shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions, and agreements contained in each of said instruments, now or hereafter existing, on the part of the Borrower to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times do all things necessary and appropriate to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder.

         2.9 PREPAYMENT OF RENT. The Borrower will not accept any prepayment of rent or installments of rent for more than two months in advance without the prior written consent of the Administrative Agent.

         2.10 MAINTENANCE OF PREMISES. The Borrower will abstain from and will not permit the commission of waste in or about the Premises and will maintain the Premises in good condition and repair, reasonable wear and tear excepted.

         2.11 IDENTITY OF BORROWER. The Borrower hereby acknowledges to the Administrative Agent that (i) the identity of the Borrower and the expertise available to the

Borrower were and continue to be material circumstances upon which the Lenders have relied in connection with, and which constitute valuable consideration to the Lenders for, the extending to the Borrower of the indebtedness evidenced by the Notes and (ii) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Obligations granted to the Lenders by this Deed of Trust. The Borrower therefore covenants and agrees with the Administrative Agent and the Lenders that the Borrower shall not sell, transfer, convey, mortgage, encumber or otherwise dispose of the Premises, the Rents and Profits or the Intangible Personalty or any part thereof or any interest therein or engage in subordinate financing with respect thereto during the term of this Deed of Trust unless the Administrative Agent and the Lenders, in their sole discretion, have given their prior written consent thereto.

         2.12 COMPLIANCE WITH LAW. The Borrower will do, or cause to be done, all such things as may be required by law in order fully to protect the security and all rights of the Administrative Agent and the Lenders under this Deed of Trust. The Borrower shall not cause or permit the lien of this Deed of Trust to be impaired in any way.

         2.13 INSPECTION. The Borrower will permit the Administrative Agent, the Lenders or their agents, at all reasonable times and upon reasonable notice to enter and pass through or over the Premises for the purpose of appraising, inspecting or evaluating same (including any hazardous substances thereon).

         2.14 RELEASES AND WAIVERS. The Borrower agrees that no release by the Administrative Agent or the Lenders of any of the Borrower's successors in title from liability for the Obligations, no release by the Administrative Agent or the Lenders of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Administrative Agent or the Lenders to collect on the Obligations, or any part thereof, no waiver of any right granted or remedy available to the Administrative Agent or the Lenders and no action taken or not taken by the Administrative Agent or the Lenders shall in any way diminish the Borrower's obligation to the Administrative Agent or the Lenders or have the effect of releasing the Borrower, or any successor to the Borrower, from full responsibility to the Administrative Agent or the Lenders for the complete discharge of each and every of the Borrower's obligations hereunder or under the Notes, the Credit Agreement or any other Loan Document.

         2.15         INSURANCE.

         (a) LIABILITY: The Borrower covenants to maintain or cause to be maintained, by the Borrower, general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Premises. The policies must be from companies and in amounts satisfactory to the Administrative Agent. The Borrower's policy must name the Administrative Agent as an additional insured.

         (b) PERMANENT: In addition to, but without duplication of any insurance requirements set forth in any of the other Loan Document, the Borrower covenants to maintain or cause to be maintained an "all-risk" permanent insurance policy. The policy must be from a company satisfactory to the Administrative Agent, must be in an amount satisfactory to the Administrative

Agent, must eliminate all co-insurance provisions and replace such provisions with a Replacement Cost Endorsement satisfactory to the Administrative Agent, must include provisions for a minimum 30-day advance written notice to the Administrative Agent of any intended policy cancellation or non-renewal, and must designate the Administrative Agent as mortgagee and loss payee in a standard mortgagee endorsement, as its interest may appear.

         (c) BUSINESS INTERRUPTION: The Borrower shall, at its own cost, maintain business interruption insurance as to the buildings now or hereafter comprising a part of the Premises. The policy must be from a company and in an amount satisfactory to the Administrative Agent and must include provisions for a minimum 30-day advance written notice to the Administrative Agent of any intended policy cancellation or non-renewal.

         (d) FLOOD: If any part of the Improvements is located in an area having "special flood hazards" as defined in the Federal Flood Disaster Protection Act of 1973, a flood insurance policy naming the Administrative Agent as mortgagee must be submitted to the Administrative Agent. The policy must be from a company and in an amount satisfactory to the Administrative Agent and must include provisions for a minimum 30-day advance written notice to the Administrative Agent of any intended policy cancellation or non-renewal.

         (e) DELIVERY OF POLICIES AND RENEWALS: The Borrower agrees to deliver to the Administrative Agent, as additional security hereto, the original policies or other evidence acceptable to the Administrative Agent of such insurance as is required by the Administrative Agent pursuant to subsections
(a), (b) and (c) hereof and of any additional insurance which shall be taken out upon the Premises while any part of the Obligations shall remain unpaid. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. In the event the Borrower fails to maintain insurance as required hereunder the Administrative Agent has the right to procure such insurance whether or not the Borrower's failure to maintain such insurance constitutes an Event of Default (as defined in Article III) or an event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default. Any amounts paid by the Administrative Agent for insurance shall be due and payable to the Administrative Agent upon demand and shall be secured by this Deed of Trust.

         (f) PROOF OF LOSS; CLAIMS SETTLEMENT: In the event of loss, the Borrower shall give prompt notice thereof to the insurance carrier and the Administrative Agent, and the Administrative Agent may make proof of loss if not made promptly by Borrower. The Administrative Agent is hereby authorized, in its reasonable discretion after the occurrence of a Default or an Event of Default, to adjust, compromise and collect the proceeds of any insurance claims.

         (g) USE OF PROCEEDS: The Borrower hereby assigns the proceeds of any such insurance policies to the Administrative Agent and hereby directs and authorizes each insurance company to make payment for such loss directly to the Administrative Agent. The proceeds of any insurance or any part thereof are to be applied by the Administrative Agent to restoration or repair of the property damaged provided all of the following conditions are met:

                  (i) there exists no Event of Default (as defined in Article
         III) or any event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default;

                  (ii) the Borrower presents sufficient evidence to the Administrative Agent that there are sufficient funds from the insurance proceeds and from equity funds, if needed, to completely restore or repair the damaged property;

                  (iii) the Borrower presents sufficient evidence to the Administrative Agent that the damaged property will be restored prior to the maturity date of the Loan;

                  (iv) the Administrative Agent and the Lenders will not incur any liability to any other person as a result of such use or release of insurance proceeds; and

                  (v) the insurance proceeds shall be held by the Administrative Agent and disbursed in accordance with construction disbursement procedures established by the Administrative Agent and in the manner set forth for making Advances under the Credit Agreement as if such proceeds were Loan proceeds as repair or restoration progresses.

         If the conditions of Sections 2.15(g)(i), (ii) and (iii) are not satisfied within ninety (90) days of loss, then the Administrative Agent may, at its option, apply any insurance proceeds to the outstanding balance of the Loan.

         2.16         EMINENT DOMAIN.

         (a) PARTICIPATION IN PROCEEDINGS: Borrower shall promptly notify the Administrative Agent of any actual or threatened initiation of any eminent domain proceeding as to any part of the Premises and shall deliver to the Administrative Agent copies of any and all papers served or received in connection with such proceedings, and the Administrative Agent shall have the right, at its option, to participate in such proceedings at the expense of Borrower (including, without limitation, the Administrative Agent's attorneys' fees) and Borrower will execute such documents and take such other steps as required to permit such participation.

         (b) RIGHT TO SETTLE CLAIMS: The Administrative Agent is hereby authorized after the occurrence of a Default or an Event of Default to adjust, compromise and collect any eminent domain award or settle a claim for damages and to apply the same to the outstanding Obligations, subject to the provisions of subsection (c).

         (c) USE OF PROCEEDS: The Borrower assigns to the Administrative Agent any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Premises or any rights appurtenant thereto. The proceeds of any such condemnation award or proceeds or any part thereof may be applied by the Administrative Agent to the outstanding balance of the Obligations; provided that, subject to the provisions of Section 2.16(d), such proceeds may be applied to restoration of the property taken if the following conditions are met:

                  (i) there exists no Event of Default (as defined in Article
         III) or any event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default;

                  (ii) the Borrower presents sufficient evidence to the Administrative Agent that (A) there are sufficient funds from the condemnation award or proceeds and from equity funds, if needed, to completely restore the Premises to an architectural whole, and (B) the loss of the property taken will not materially diminish the value of the Premises;

                  (iii) the Borrower presents sufficient evidence to the Administrative Agent that the Premises will be restored to an architectural whole prior to the maturity date of the Loan;

                  (iv) the Administrative Agent will not incur any liability to any other person as a result of such use or release of proceeds;

                  (v) the condemnation award or proceeds shall be held by the Administrative Agent and disbursed in accordance with construction disbursement procedures established by the Administrative agent and in the manner set forth for making Advances under the Credit Agreement as if such proceeds were Loan proceeds as restoration progresses.

         (d) FURTHER ASSIGNMENTS; ACCELERATION: The Borrower agrees to execute such further assignments and agreements as may be reasonably required by the Administrative Agent to assure the effectiveness of this Section. In the event any governmental agency or authority shall require or commence any proceedings for the demolition of any buildings or structures comprising a part of the Premises, or shall commence any proceedings to condemn or otherwise take pursuant to the power of eminent domain a material portion of the Premises and such proceedings are not enjoined or otherwise stayed or contested and such demolition or condemnation is effectively delayed, the Administrative Agent may, at its option, declare the Loan to be immediately due and payable in full and apply any condemnation awards or proceeds to the outstanding balance of the Loan.

                                       III

                                   FORECLOSURE

         3.1 ACCELERATION OF LOAN; FORECLOSURE. Upon the occurrence of an Event of Default the entire amount of the Obligations shall, as provided in the Credit Agreement, become immediately due and payable. Upon failure to pay the Obligations in full at any stated or accelerated maturity, the Administrative Agent may foreclose the lien of this Deed of Trust pursuant to the power of sale hereby granted or by judicial proceeding.

         3.2 POWER OF SALE. The Trustee is hereby granted a power of sale and may sell the Premises (together with the Rents and Profits and Intangible Personalty), or such part or parts thereof or interests therein as the Administrative Agent may select after first having given such notice of hearing as to commencement of foreclosure proceedings and obtained such findings or leave of court as then may be required by law and then having given such notice and advertised the time and place of such sale in such manner as then may be provided by law, and upon such sale and any resale and upon compliance with the law then relating to foreclosure proceedings, to convey title to the purchaser.

         3.3 PROCEEDS OF SALE. Following a foreclosure sale, the Trustee shall deliver to the purchaser the Trustee's deed (and bill of sale as to any personalty) conveying the property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the statements made therein. The Trustee shall apply the proceeds of such sale in the following order: (a) to all reasonable costs and expenses of the sale, including but not limited to, reasonable Trustee's fees of not more than one percent (1%) of the gross sales price and costs of title evidence; and thereafter (b) in the manner provided in SECTION 11.5 of the Credit Agreement.

         3.4 TRUSTEE'S FEES. If a foreclosure proceeding is commenced by the Trustee but terminated prior to its completion, the Trustee's fees will be reasonable but not more than one percent (1%) of the outstanding amount of Loans.


                                       IV

           ADDITIONAL RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT

         4.1 RIGHTS UPON MATURITY OR AN EVENT OF DEFAULT. Upon the Facility Termination Date or upon the occurrence of an Event of Default, the Administrative Agent, immediately and without additional notice and without liability therefor to the Borrower, except for gross negligence, may do or cause to be done any or all of the following: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the repair and maintenance of the Improvements thereon; (d) expend Loan funds and any rents, income and profits derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for repair and maintenance of the Improvements, preservation of the lien of this Deed of Trust and satisfaction and fulfillment of any liabilities or obligations of the Borrower arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Deed of Trust; (e) enter into leases demising the Premises or any part thereof; (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, this Deed of Trust, the Credit Agreement, or the other Loan Documents, or to aid the execution of any power herein granted; and (g) generally, supervise, manage, and contract with reference to the Premises as if the Administrative Agent were equitable owner of the Premises. Notwithstanding the occurrence of an Event of Default or acceleration of the Loan, the Administrative Agent shall continue to have the right to pay money, whether or not Loan funds, for the purposes described in Sections 2.3, 2.7 and 2.15 hereof, and all such sums and interest thereon shall be secured hereby. The Borrower also agrees that any of the foregoing rights and remedies of the Administrative Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Administrative Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default of the Borrower are cured with the consent of the Administrative Agent or until foreclosure and the conveyance of the Premises to the high bidder or until the Loan is otherwise satisfied or paid in full.

         4.2 APPOINTMENT OF RECEIVER. Upon the Facility Termination Date or upon the occurrence of an Event of Default, the Administrative Agent shall be entitled, without additional notice and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to seek the appointment of a receiver to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the Loan and secured hereby.

         4.3 WAIVERS. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Administrative Agent stated anywhere in the Notes, this Deed of Trust, the Credit Agreement or any of the other Loan Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Deed of Trust, in the Notes, in the Credit Agreement and in the other Loan Documents are cumulative and may, at the election of the Administrative Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

                                        V

                               GENERAL CONDITIONS

         5.1 SUBSTITUTION OF TRUSTEE. If, for any reason, the Administrative Agent shall elect to substitute for the Trustee herein named (or for any successor to said Trustee), the Administrative Agent shall have the right to appoint successor Trustee(s) by duly acknowledged written instruments, and each new Trustee immediately upon recordation of the instrument so appointing him shall become successor in title to the Premises for the uses and purposes of this Deed of Trust, with all the powers, duties and obligations conferred on the Trustee in the same manner and to the same effect as though he were named herein as the Trustee. If more than one Trustee has been appointed, each of such Trustees and each successor thereto shall be and hereby is empowered to act independently.

         5.2 TERMS. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term "Administrative Agent" shall include any payee of the indebtedness hereby secured or any transferee thereof whether by operation of law or otherwise.

         5.3 NOTICES. All notices required to be given hereunder shall be in the manner set forth in SECTION 13.2 of the Credit Agreement.

         5.4 GREATER ESTATE. In the event that Borrower is the owner of a leasehold estate with respect to any portion of the Premises and, prior to the satisfaction of the indebtedness and the cancellation of this Deed of Trust of record, Borrower obtains a fee estate in such portion of the Premises, then, such fee estate shall automatically, and without further action of any kind on the part of Borrower, be and become subject to the security lien of this Deed of Trust.

         5.5 INVALIDATION OF PROVISIONS. Invalidation of any one or more of the provisions of this Deed of Trust shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

         5.6 HEADINGS. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Deed of Trust nor the intent of any provision hereof.

         5.7 GOVERNING LAW. This Deed of Trust and Security Agreement shall be governed by and construed under the laws of the State of North Carolina.

         IN WITNESS WHEREOF, Borrower has executed this Deed of Trust under seal as of the above written date.

                                         AMERISTEEL CORPORATION


                                         By:_______________________________
                                         Name: Tom J. Landa
                                         Title: Chief Financial Officer

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         Before me, the undersigned, a Notary Public in and for said County and State on this 13th day of September, 2000, personally appeared Tom J. Landa, known to be the Chief Financial Officer of AmeriSteel Corporation (the "Borrower"), who, being by me duly sworn, says he works at 5100 West Lemon Street, Suite 312, Tampa, Florida 33609 and that by authority duly given by, and as the act of, the Borrower, the foregoing Deed of Trust and Security Agreement dated September 13, 2000 by and among the Borrower, the Trustee and the Administrative Agent was signed by him as said Chief Financial Officer on behalf of the Borrower.

         Witness my hand and official seal this 13th day of September, 2000.

                                                    ___________________________
                                                           Notary Public

(SEAL)

My commission expires: ________________

                                    EXHIBIT A

                               [Legal Description]

         Lying and being in Long Creek Township, County of Mecklenburg, State of North Carolina, and being more particularly described as follows:

         BEGINNING at the intersection of the centerline of the Southern Railway track with the centerline of David Cox Road (60-foot right-of-way), said point being the southwest corner of the Nordic Warehouse, Inc. property as described in Deed Book 5732, page 568 of the Mecklenburg County Registry and runs thence with the centerline of David Cox Road N. 78-49-51 W., 134.49 feet to a point in the centerline intersection of Old Statesville Road, David Cox Road and Lakeview Road; thence with the centerline of Lakeview Road (50-foot right-of-way) N. 87-08-54 W., 2101.01 feet to a point, said point being the southeast corner of the property of Mike Land Company as described in Deed Book 6835, page 386 of said Registry; thence with the easterly line of the property of Mike Land Company N. 02-46-16 E., passing an existing iron pin at 25.07 feet, a total distance of 360.68 feet to an existing iron pin; thence N. 87-13-35 W., 475.26 feet to an existing iron pin; thence N. 02-46-49 E. 237.06 feet to a point; thence N. 87-11-19 W. 20.0 feet to a point; thence N. 22-46-13 W. 89.24 feet to a point; thence N. 2-47-0 E. 398.67 feet to a point; thence N. 45-31-48 W.
138.91 feet to a point; thence N. 52-18-16 W. 186.52 feet to a point; thence N. 88-6-6 W. 170.49 feet to a point ;thence N. 17-9-26 E. 52.86 feet to a point; thence S. 88-6-22 E. 472.32 feet to a point; thence N. 2-46-49 E. 845.06 feet to a point; thence S. 64-14-43 E. 1189.26 feet to a point; thence N. 42-45-50 E.
146.94 feet to a point; thence S. 78-46-19 E. 522.73 feet to a point; thence N. 49-12-18 E. 595.05 feet to a point in the centerline of Reames Road; thence with the centerline of Reames Road S. 43-8-53 E. 298.12 feet to a point in the center line of said road; thence S. 50-48-56 E. 243.60 feet to a point in the centerline of the Southern Railway track; thence with the certerline of the Southern Railway track with eight courses and distances as follows: (1) S. 9-1-57 W. 198.26 feet to a point; (2) S. 8-20-23 W. 110.83 feet to a point; (3)
S. 5-52-15 W. 100.24 feet to a point; (4) S. 03-33-08 W., 51.68 feet to a point;
(5) S. 0-34-31 W., 100.00 feet to a point; (6) S. 02-07-49 E., 100.00 feet to a point; (7) S. 03-55-59 E., 100.00 feet to a point; (8) S. 05-11-59 E., passing an existing iron pin on the northerly margin of David Cox Road at 1022.43 feet, a total distance of 1053.70 feet to the point and place of BEGINNING. Containing a total of 112.085 acres or 4,882,381.43 square feet as shown on a map entitled "Survey for Ameristeel Corporation", prepared by R.B. Pharr & Associates, P.A. dated November 3, 1988 and last revised March 26, 1999, references to which map is hereby made for a more particular description. (File #AD-136)

EXHIBIT B

                            [Permitted Encumbrances]

1. Defects, liens, encumbrances, adverse claims or other matters, if any, created first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2.   Taxes for the year 2000 and thereafter which are not yet due and payable.

3. Right of way of Southern Railroad Company over the subject property as recorded in Book 112, Page 367, Mecklenburg County Registry.

4. Easement(s) to Duke Power Company recorded in Book 894, Page 368; Book 938, Page 7; Book 923, Page 485; Book 1719, Page 584; Book 225, Page 375; Book 2241, Page 371; Book 3713, Page 536 and Book 4223, Page 723, Mecklenburg County Registry.

5. Easement(s) to Southern Bell Telephone and Telegraph Company recorded in Book 962, Page 318; Book 969, Page 231; Book 1121, Page 597, Book 1132,
     Page 138; and Book 1451, Page 112, Mecklenburg County Registry.

6. Easement(s) to Plantation Pipe Line Company recorded in Book 1056, Page 593, Mecklenburg County Registry.

7. Lease to Duke Power Company recorded in Book 2241, Page 363, as amended in Book 3713, Page 536 and Book 4223, Page 723, Mecklenburg County Registry.

8. Well Easement between Kenneth E. Hall and wife, Irene S. Hall and Ameristeel Corporation recorded in Book 8750, Page 824, as amended by that Modification of Easement recorded in Book 8789, Page 192, Mecklenburg County Registry.

9. Such state of facts as would be disclosed by an accurate survey and inspection of the premises. NOTE: Upon receipt of satisfactory plat of survey and inspection report, this exception will be eliminated or amended in accordance with the facts disclosed thereby.

                                  Schedule 1.1

                           Existing Letters of Credit
                                    SCHEDULE
                                    --------

                                Letters of Credit

-----------------------------------------------------------------------------------------------------------
Letters of Credit Outstanding as of  August 31, 2000
-----------------------------------------------------------------------------------------------------------
                             DATE       DATE TO                               ORIGINAL
BANK               L/C #     ISSUED     EXPIRE     FOR                        AMOUNT        BALANCE
-----------------------------------------------------------------------------------------------------------
Industrial Development
Bonds:
-----------------------------------------------------------------------------------------------------------
Bank of America    3021486   Jun, 1995  Jun, 2001  Jacksonville IRB         $   946,198      $   946,198
-----------------------------------------------------------------------------------------------------------
Bank of America    3021321   Jun, 1995  Jun, 2001  Hillsborough County IRB  $ 2,342,480      $ 2,342,480
-----------------------------------------------------------------------------------------------------------
Bank of America    3705148   Jun, 1995  Jun, 2001  Mecklenburg County IRB   $ 6,321,626      $ 6,321,626
-----------------------------------------------------------------------------------------------------------
Bank of America    3021322   Jun, 1995  Jun, 2001  Jackson IRB              $20,230,137      $20,230,137
-----------------------------------------------------------------------------------------------------------
Bank of America    921057    Jun, 1995  Jun, 2001  Jackson IRB              $ 5,057,535      $ 3,843,727
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Insurance:
-----------------------------------------------------------------------------------------------------------
Bank of America    3705147   Jan, 1999  Jan, 2001  Hartford Insurance       $ 1,800,000      $ 1,050,000
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                            $36,697,976      $35,734,168
-----------------------------------------------------------------------------------------------------------

                                  Schedule 5.3

                        Information Regarding Collateral

Grantor:

AmeriSteel Corporation , a Florida corporation
(fka Florida Steel Corporation prior to April 1, 1996)
5100 West Lemon Street
Suite 312
Tampa, Florida  33609

Grantor's former executive office location prior to May 1995:

1715 Cleveland Street
Tampa, FL 33606

Grantor's former subsidiary:

AmeriSteel Finance, Inc.
Delaware Trust Building
900 Market Street, Suite 200
Wilmington, DE 19801

Trade names used by Grantor:

AmeriSteel Corporation, f.k.a. Florida Steel Corporation
AmeriSteel Finance, Inc., a former subsidiary
Rail Products Division, f.k.a. Stafford Rail Products, Inc., a former subsidiary Atlas Steel & Wire, f.k.a. Atlas Steel & Wire Corporation, a former subsidiary AmeriSteel - Brocker Northeast Division (for dba in Delaware & Pennsylvania) E-Z-Link, a registered trademark

Transferors of Inventory:

Brocker Rebar Company, Inc., a Pennsylvania corporation
1200 Country Club Rd.
York, PA 17403

Milton Rebar Coating Co., Inc., a Pennsylvania corporation
1200 Country Club Rd.
York, PA 17403

Brougher LLC, a Maryland limited liability corporation
1200 Country Club Rd.
York, PA 17403

                         SCHEDULE OF INVENTORY LOCATIONS

          ADDRESS OF LOCATION                     INVENTORY        COUNTY
          -------------------                     ---------        ------
          FLORIDA

          2025 Tigertail                          Yes              Broward
          Dania, FL 33004

          Hwy 217, Yellow Water Road              Yes              Duval
          Baldwin, FL 32234

          9625 Florida Mining Blvd.               Yes              Duval
          Jacksonville, FL 32257

          1818 Atlanta Ave.                       Yes              Orange
          Orlando, FL 32806

          4006 Paul Buchman Hwy                   Yes              Hillsborough
          Plant City, FL

          5100 W. Lemon St., Suite 312            No               Hillsborough          Leased thru 8/05:
          Tampa, FL 33609                                                                USAA Real Estate
                                                                                         Company

          5100 NW 9th Street                      Yes              Broward               Warehoused
          Ft. Lauderdale, FL 33309                                                       material handling
                                                                                         for service fee

          750 W. McNabb Road                      Yes              Broward               Warehoused
          Ft. Lauderdale, FL 33309                                                       material handling
                                                                                         for service fee

          GEORGIA

          3811 Bank Street                        Yes              Gwinnett
          Duluth, GA 30136-4151

          KENTUCKY

          12612 Avoca Road                        Yes              Jefferson
          Louisville, KY 40223

                                  SCHEDULE 5.3

                         SCHEDULE OF INVENTORY LOCATIONS

          ADDRESS OF LOCATION                     INVENTORY        COUNTY
          -------------------                     ---------        ------
          LOUISIANA

          325 Hord Street                         Yes              Jefferson             Annual lease:
          New Orleans, LA 70123                                    Parish                Atlas Equities, LLC

          NORTH CAROLINA

          301 Black Satchel Drive                 Yes              Mecklenberg
          Charlotte, NC 28216

          6601 Lakeview Road                      Yes              Mecklenberg           Mortgaged to
          Charlotte, NC 28216                                                            Lenders

          2126 Garner Road                        Yes              Wake
          Raleigh, NC 27610

          TENNESSEE

          155 Progress Road                       Yes              Shelby
          Collierville, TN 38017

          U.S. 45 North                           Yes              Madison
          Jackson, TN 38305

          1919 Tennessee Avenue                   Yes              Knox
          Knoxville, TN 37921

          4280 Sidco Dr.                          Yes              Davidson
          Nashville, TN 37204

          SOUTH CAROLINA

          1977 Park Avenue, S.E.                  Yes              Aiken
          Aiken, SC 29801

          1888 Riverside Road                     Yes              Lancaster
          Lancaster, SC 29720

                                  SCHEDULE 5.3

                         SCHEDULE OF INVENTORY LOCATIONS

          ADDRESS OF LOCATION                     INVENTORY        COUNTY
          -------------------                     ---------        ------
          WEST VIRGINIA

          300 Steel Avenue                        Yes              Kanawha                  Leased thru 9/05:
          St. Albans, WV 25177                                                              Dock Leasing Co.

          ARKANSAS

          1301 Jones Road                         Yes              Greene
          Paragould, AR 72450

          MARYLAND

          6900 Quad Avenue                        Yes              Baltimore                Leased thru 7/04:
          Baltimore, MD 21237                                                               W. Dale Brougher

          NEW JERSEY

          301 Hartle Street                       Yes              Middlesex                Leased thru 7/04:
          Sayreville, NJ 08872                                                              Refab, LLC

          PENNSYLVANIA

          1700 7th Avenue                         Yes              York                     Leased thru 7/04:
          York, PA 17403                                                                    Coastal Steel Co.

          20 Industrial Park Road                 Yes              Northumberland
          Milton, PA 17847

          DELAWARE

          407 Old Airport Road                    Yes              New Castle               Leased thru 7/04:
          New Castle, DE 19720                                                              W. Dale Brougher

                                  SCHEDULE 5.3

                         SCHEDULE OF INVENTORY LOCATIONS
                         -------------------------------

          ADDRESS OF LOCATION                     INVENTORY        COUNTY
          -------------------                     ---------        ------
          MILL STORAGE

          43 County Road 370                      Yes              Tishomingo               Warehoused
          Hwy 25 North                                                                      material handling
          Iuka, MS 38852                                                                    for service fee

          162 East 26th Street                    Yes              Cook                     Warehoused
          Chicago Heights, IL 60411                                                         material handling
                                                                                            for service fee

                                  Schedule 8.4

                  Subsidiaries and Investments in Other Persons

None.

                          INVESTMENTS IN OTHER PERSONS

1.       518,200 shares of Birmingham Steel Corporation common stock.

                                  SCHEDULE 8.6
                                  ------------

                                  Indebtedness

Trust Indenture, dated as of November 1, 1988, between the Mecklenburg County Industrial Facilities and Pollution Control Financing Authority and Connecticut National Bank as Trustee, and related notes, relating to $6,180,000 Industrial Revenue Refunding Bonds (Florida Steel Corporation Project).

Trust Indenture, dated as of November 1, 1988, between the Hillsborough County Industrial Development Authority and Connecticut National Bank, as Trustee, and related notes, relating to $2,290,000 Industrial Development Revenue Refunding Bonds (Florida Steel Corporation Project).

Trust Indenture, dated as of December 1, 1988, between City of Jacksonville and Connecticut National Bank, as Trustee, and related notes, relating to $925,000 Industrial Development Revenue Refunding Bonds (Florida Steel Corporation Project).

Trust Indenture, dated as of October 1, 1995, between the Industrial Development Board of the City of Jackson and Norwest Bank Minnesota, as Trustee, and related notes, relating to $20,000,000 Solid Waste Facility Bonds (Florida Steel Corporation Project).

Trust Indenture, dated as of September 1, 1997, between the Industrial Development Board of the City of Jackson and Norwest Bank Minnesota, as Trustee, and related notes, relating to $3,800,000 Solid Waste Facility Bonds (AmeriSteel Corporation Project).

Indenture dated as of April 3, 1998, between the Company and State Street Bank and Trust Company, as Trustee, and related notes, relating to 8-3/4% Senior Notes due 2008 ($1,000,000 currently outstanding.)

Promissory Note dated June 10, 1999 between the Company and Tennessee Valley Authority in the original principal amount of $1,500,000.

Indebtedness arising from a capital lease dated November 1999 between the Company and Caterpillar Financial Services relating to the Knoxville Mill scrap crane.

Surety bonds relating to workers' compensation collateral requirements in the amount of $2,836,000.

                                  SCHEDULE 8.7
                                  ------------

                                      Liens

Lien on certain rolling mill equipment at the Knoxville Steel Mill in conjunction with the June 10, 1999 Promissory Note and Security Agreement between AmeriSteel Corporation and Tennessee Valley Authority.

Lien on scrap crane at the Knoxville mill in conjunction with the November 1999 capital lease.

Various protective filings on forms UCC-1 regarding leased equipment.

                                  SCHEDULE 8.8
                                  ------------

                                   Tax Matters

None, however we include the following for informational purposes.

Claims or disputes concerning any tax liability of GUSA, FLS Holdings or AmeriSteel

1      IRS- claim for refund of income taxes paid:
       In October 1998, FLS Holdings, Inc. and Subsidiaries filed a claim for refund of $930,718 with the Internal Revenue Service. The claim was filed under Section 172 of the Code, which provides an election for a 10-year carryback of certain "specified liability" losses. These losses were included in unutilized net operating losses for the tax years ending 9/30/91 and 9/30/93. This claim is currently under review by the IRS.

2      Mississippi Department of Revenue- income tax audit:
       The State of Mississippi has audited the income tax returns for the tax periods 3/31/97 through 3/31/99. There has been a preliminary assessment of approximately $25,400.

Tax returns for the tax period ended 9/27/99 & 12/31/99 for which extensions have been filed


       FLS Holdings, Inc. and Subsidiaries - federal return        Extended to 9/15/2000
             U.S. Corporation Income Tax Return



       Gerdau USA Inc. and Subsidiaries - federal return           Extended to 9/15/2000
             U.S. Corporation Income Tax Return


       AmeriSteel Corporation- state returns for                   Extended to 9/15/2000
       the tax periods 9/27/99 and 12/31/99
             ALABAMA
             ARKANSAS
             DELAWARE
             DISTRICT OF COLUMBIA
             FLORIDA
             GEORGIA
             ILLINOIS
             INDIANA
             KENTUCKY
             LOUISIANA
             MARYLAND
             MISSISSIPPI
             MISSOURI
             NEW JERSEY
             NO. CAROLINA
             OHIO
             PENNSYLVANIA
             SO. CAROLINA
             TENNESSEE
             VIRGINIA
             WEST VIRGINIA

       AmeriSteel Finance, Inc.- state return                      Extended to 10/1/2000
             DELAWARE

                                  SCHEDULE 8.10
                                  -------------

                                   Litigation

Backcharges/Claims with Atkinson/Dillingham on Fabricated Steel Project

Civil Action Summons from condominium project in Miami Beach, Florida

Associated Environmental Services Inc. performance bond suit

Suit against Polyflex for faulty pond liner installation. Polyflex has counter sued for costs.

Stoller CERCLA 113 claim filed by Stoller Jericho Working Group

Stoller CERCLA 107 claim filed by State of South Carolina

Kenneth Minshew vs AmeriSteel - 3rd party worker hurt by hot slag/steam

CEBI METAL SANAYI vs TICARET, A.S. vs AmeriSteel and others

Total Technical, Inc. instituted litigation against Company to receive payment for labor, equipment, materials and technical expertise relating to the MRT project in the amount of $50,910.

Arbitration
The Company has been advised by the American Arbitration Association that the Teamsters Union in York, Pennsylvania, who formerly represented employees at a facility recently acquired by AmeriSteel, is attempting to involve the Company in an arbitration. However, AmeriSteel has not agreed to participate in the arbitration and, based upon the advice of legal counsel, the Company does not believe there is a legal obligation to do so.

The Borrower does not believe any of the above actions to be of a material nature.

                                  SCHEDULE 8.18
                                  -------------

                              Environmental Matters

1. Tampa, Florida inactive mill site soil cleanup complete; groundwater cleanup ongoing at southeast corner of property.

2. Jackson, Tennessee mill final disposal of electric arc furnace dust (EC dust) contaminated with Cesium 137 radioactive material at third party site completed; on-site oil and hydraulic fluid spills completed; DPD operating and storage issues closed out.

3. Sogreen sites in Georgia, third party sites where the Borrower is a potentially responsible party (PRP) for the remediation of groundwater contamination.

4. Stoller, in South Carolina, a third party site where the Borrower is a PRP for the completed on-site treatment and storage of contaminated soil and future groundwater remediation. Involves three ongoing potential legal actions.

5. Indiantown, Florida former mill site continuing groundwater remediation; vault maintenance; and soil and groundwater monitoring.

6. Jacksonville, Florida mill soil and groundwater contamination remediation related to buried and surface EC dust; shredder and scrap yard soil remediation; shredder fluff leachate groundwater monitoring, extraction & reuse as cooling water.

7. Charlotte, North Carolina mill landfill final report and approval of the closed landfill.

8.   Knoxville, Tennessee mill possible radioactive slag on-site.

9.   Atlas plant, New Orleans, Louisiana indoor air particulate control.

10. Tampa, Florida third party sites, Peak Oil and Bay Drum soil and groundwater remediation.

11. Additionally, the Borrower incurs significant costs (which are included in its costs of operations in the ordinary course of business) for the ongoing transport and disposal of EC dust from its mill operations; monitoring air, water, ground and noise levels due to regulatory compliance (OSHA, EPA and state environmental agencies;) and obtaining of various licenses, permits and certificates.

The Borrower does not necessarily consider any of the above remediation efforts to be material in nature but inc ludes them on this schedule to make the lenders aware of those significant environmental issues which the Borrower is aware of and which it is diligently working to resolve and or remediate. The Borrower has reserved as liabilities on its June 30, 2000 balance sheet estimated future costs for the above referenced environmental sites, other than those costs incurred in the ordinary course of business and charged to operations. For a more detailed discussion of environmental matters, please refer to AmeriSteel's March 31, 2000 annual 10-K report filed with the SEC.

                                  Schedule 9.5
                                  ------------

                                    Insurance

----------------------------------------------------------------------------------------------------------------------
     TYPE COVERAGE                 INSURER              POLICY NUMBER             POLICY PERIOD            DEDUCTIBLE
----------------------------------------------------------------------------------------------------------------------
       Property                   Starr Tech               ST260 5992           7/1/2000 - 7/1/2001          Various
----------------------------------------------------------------------------------------------------------------------
   General Liability            Liberty Mutual          EB1651004191040         7/1/2000 - 7/1/2004          Various
----------------------------------------------------------------------------------------------------------------------
   Excess Indemnity             Liberty Mutual        EH1-651-004191-030        7/1/2000 - 7/1/2001       $    500,000
----------------------------------------------------------------------------------------------------------------------
      Automobile                Liberty Mutual        AS2-651-004191-020        7/1/2000 - 7/1/2001           None
----------------------------------------------------------------------------------------------------------------------
       Umbrella                  AIG & Royal         Binders 4763 & 4753        7/1/2000 - 7/1/2001       $  1,000,000
----------------------------------------------------------------------------------------------------------------------
 Workers' Compensation          Liberty Mutual       WA2-65D-004191-010         7/1/2000 - 7/1/2001       $    500,000
----------------------------------------------------------------------------------------------------------------------
       Pollution                     AIG                 PLS 2671409            7/1/2000 - 7/1/2001       $    500,000
----------------------------------------------------------------------------------------------------------------------
       Fiduciary                     AIG                 Binder 4774            7/1/2000 - 7/1/2001       $     25,000
----------------------------------------------------------------------------------------------------------------------
         Crime                       AIG                 Binder 4778            7/1/2000 - 7/1/2001       $     50,000
----------------------------------------------------------------------------------------------------------------------
 Directors & Officers                AIG                  486-90-19             1/1/1998 - 1/1/2001          Various
----------------------------------------------------------------------------------------------------------------------
     Storage Tank                    C&I                 FPL 7510666            7/1/2000 - 7/1/2001       $     10,000
----------------------------------------------------------------------------------------------------------------------
     Group Travel                  Hartford               ETB-12817             7/1/2000 - 7/1/2001           None
----------------------------------------------------------------------------------------------------------------------
 Flood - Atlas Steel & Wire        Bankers            17 0007647711 04          3/17/2000- 3/17/2001      $      1,000
----------------------------------------------------------------------------------------------------------------------
Flood - Ft. Lauderdale Fab         Bankers            09 0007360817 05          9/2/2000 - 9/2/2001       $      1,000
----------------------------------------------------------------------------------------------------------------------
  Employee Health and           Aetna, CIGNA               Various                    Various             Self-insured
     Dental Plans               & Prudential                                                              except Life
----------------------------------------------------------------------------------------------------------------------
    Kidnap & Ransom                 Chubb                8180-44-63             2/17/2000 - 2/17/2001          None
----------------------------------------------------------------------------------------------------------------------